UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12
BlackBerry Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

BLACKBERRY LIMITED
Notice of Annual and Special Meeting of the Shareholders
    NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting of the shareholders (the “Meeting”) of BlackBerry Limited (the “Company”) will be held on June 25, 2026 at 10:00 a.m. (Eastern Time) for the following purposes:
1.    TO RECEIVE and consider the consolidated financial statements of the Company for the fiscal year ended February 28, 2026 and the auditor’s report thereon;
2.    TO ELECT the directors of the Company;
3.    TO RE-APPOINT the auditors of the Company and to authorize the board of directors to fix the auditors’ remuneration;
4.    TO CONSIDER an ordinary resolution to approve unallocated entitlements under the Company’s deferred share unit plan for directors;
5.    TO CONSIDER an ordinary resolution to approve amendments to the Company’s employee share purchase plan relating to an increase in the number of Common Shares issuable thereunder and to a change in the definition of “Purchase Price” thereunder;
6.    TO CONSIDER an advisory (non-binding) resolution on executive compensation;
7.    TO CONSIDER an advisory (non-binding) resolution on how frequently the Company should hold an advisory (non-binding) vote on executive compensation;
8.    TO CONSIDER the shareholder proposal set out in Schedule C to the accompanying management proxy circular in connection with the Meeting; and
9.    TO TRANSACT such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The meeting will be held in a virtual-only format via a live audio webcast. Registered shareholders and duly appointed proxyholders will be able to attend, participate in and vote at the meeting in real time through an online platform at meetnow.global/MJSLNAS.
Please refer to the accompanying management proxy circular for further information regarding the items of business at the meeting, who can vote and how to vote, including how to be represented by proxy. The management proxy circular is deemed to form part of this notice.
DATED at Waterloo, Ontario this 1st day of May, 2026.
BY ORDER OF THE BOARD

(signed) Richard Lynch, Chair

BLACKBERRY LIMITED

Management Proxy Circular

for the

Annual and Special Meeting of Shareholders Thursday, June 25, 2026

TABLE OF CONTENTS

CURRENCY	1
QUESTIONS AND ANSWERS ON VOTING RIGHTS AND SOLICITATION OF PROXIES	2
BUSINESS TO BE TRANSACTED AT THE MEETING	8
1. Presentation of Financial Statements	8
2. Election of Directors	8
3. Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration	17
4. Approval of Unallocated Entitlements under the DSU Plan	18
5. Approval of Amendments to Employee Share Purchase Plan	19
6. Advisory Vote on Executive Compensation	21
7. Advisory Vote on Frequency of Say on Pay Votes	22
8. Shareholder Proposal	22
EXECUTIVE COMPENSATION	23
PAY FOR PERFORMANCE	44
DIRECTOR COMPENSATION	47
INDEBTEDNESS OF DIRECTORS AND OFFICERS	49
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE	49
INDEMNIFICATION	49
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	50
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	50
CORPORATE GOVERNANCE	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	74
ADDITIONAL INFORMATION	75
APPROVAL	75
Schedule A – Employee Share Purchase Plan	A-1
Schedule B – Mandate of the Board of Directors	B-1
Schedule C – Shareholder Proposal	C-1

CURRENCY
In this Management Proxy Circular, unless otherwise specified herein, all references to dollar amounts are to U.S. dollars. Unless otherwise noted, all Canadian dollar amounts have been converted into U.S. dollars at the following Bank of Canada average exchange rates:
Fiscal 2026: U.S. $1.00 = CDN $1.3874
Fiscal 2025: U.S. $1.00 = CDN $1.3845
Fiscal 2024: U.S. $1.00 = CDN $1.3500

Any amounts in Canadian dollars have been highlighted by the inclusion of the prefix “CDN” before a specified dollar amount.

This management proxy circular (the “Management Proxy Circular”) is furnished in connection with the solicitation of proxies by management of BlackBerry Limited (the “Company” or “BlackBerry”) for use at the annual and special meeting of the shareholders of the Company to be held on Thursday, June 25, 2026 at 10:00 a.m. Eastern Time (the “Meeting”) in a virtual-only format which will be conducted via live audio webcast at meetnow.global/MJSLNAS and at any adjournment thereof for the purposes set forth in the enclosed notice of meeting (the “Notice of Meeting”). A form of proxy or voting instruction form accompanies this Management Proxy Circular. Unless otherwise indicated, the information in this Management Proxy Circular is given as at May 1, 2026. This Management Proxy Circular includes information that the Company is required to provide under the requirements of the U.S. Securities and Exchange Commission (the “SEC”) and applicable disclosure requirements in Canada. Shareholders in the United States should be aware that the applicable disclosure requirements in Canada are different from those of the United States applicable to proxy statements under the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).
QUESTIONS AND ANSWERS ON VOTING RIGHTS AND
SOLICITATION OF PROXIES
1.    Who is soliciting my proxy?
Proxies are being solicited by management of the Company for use at the Meeting. Proxies will be solicited primarily by mail but employees and agents of the Company may also use electronic means. Management may also retain one or more proxy solicitation firms to solicit proxies on its behalf by telephone, electronic mail or by facsimile. Management expects that the costs of retaining a proxy solicitation firm or firms would not exceed $75,000. The costs of solicitation by management will be borne by the Company.
The Company may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of common shares of the Company (“Common Shares”) such as brokers, dealers, other registrants under applicable securities laws, nominees or custodians, in sending or delivering copies of this Management Proxy Circular, the Notice of Meeting and form of proxy or voting instruction form to the beneficial owners of Common Shares. The Company will provide, without cost to such persons, upon request to the Corporate Secretary of the Company, additional copies of these documents required for this purpose.
2.     How can I receive information about the Meeting?
The Company is using the “notice and access” system adopted by the Canadian Securities Administrators and the SEC for the delivery of proxy materials to registered and beneficial shareholders through the following website: www.envisionreports.com/BlackBerry2026. On or about May 15, 2026, the Company will mail to shareholders a Notice of Internet Availability of Proxy Materials (the “proxy notice”), containing instructions on how to access this Management Proxy Circular for the Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026 (collectively, the “proxy materials”), which was filed with the SEC and Canadian Securities Administrators on April 9, 2026. The proxy notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The proxy materials and a form of proxy or voting instruction form are being mailed to those shareholders with existing instructions on their account to receive paper material.
Shareholders with questions about notice and access can call Computershare Investor Services Inc. (“Computershare”) toll free at 1-866-964-0492 or by going to: www.computershare.com/noticeandaccess.
The Company is not sending proxy-related materials directly to non-objecting beneficial owners of Common Shares but will make delivery through intermediaries. The Company will pay for intermediaries to deliver proxy-related materials to both non-objecting and objecting beneficial owners of Common Shares.
3.    How is the Meeting being held?
This year, as in recent years, the Company will hold the Meeting in a virtual-only format via a live audio webcast. The Meeting will not take place in a physical location and shareholders will therefore not be able to attend the

Meeting in person. All shareholders and duly appointed proxyholders, regardless of their geographic location, will have an equal opportunity to participate in the Meeting and ask questions.
4.    What items will be voted on?
The following seven items will be voted on at the Meeting:
(1)    the election of seven directors to the Company’s board of directors (the “Board”);
(2)    the re-appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors and the authorization of the Board to fix the auditors’ remuneration;
(3)    an ordinary resolution to approve the unallocated entitlements under the Company’s amended and restated deferred share unit plan for directors (the “DSU Plan”);
(4)    an ordinary resolution to approve amendments to the Company’s employee share purchase plan (the “ESPP”) relating to an increase in the number of Common Shares issuable thereunder and to the purchase price provision thereunder;
(5)    a non-binding advisory vote on the Company’s approach to executive compensation as described in this Management Proxy Circular (the “Say on Pay Vote”); and
(6)    a non-binding advisory vote on how frequently the Company should hold the Say on Pay Vote (the “Say on Pay Frequency Vote”); and
(7)    the shareholder proposal set out in Schedule C to this Management Proxy Circular.
5.    Who is eligible to vote?
Holders of Common Shares registered on the books of the Company at the close of business on May 1, 2026 (the “Record Date”) and their duly appointed representatives are eligible to vote at the Meeting. A shareholder is a registered shareholder if shown as a shareholder on the Record Date on the shareholder list kept by Computershare, as registrar and transfer agent of the Company for the Common Shares, in which case a share certificate or statement from a direct registration system will have been issued to the shareholder which indicates the shareholder’s name and the number of Common Shares owned by the shareholder. Registered holders of Common Shares will receive with this Management Proxy Circular a form of proxy from Computershare representing the Common Shares held by the registered shareholder.
If your Common Shares are registered in the name of an intermediary, such as a bank, trust company, securities broker, trustee, custodian, or other nominee who holds your Common Shares on your behalf (an “Intermediary”), or in the name of a clearing agency in which your Intermediary is a participant, then you are a non-registered or beneficial shareholder. As such, you are not identified on the share register maintained by Computershare as being a shareholder. Instead, the Company’s share register shows the shareholder of your Common Shares as being the Intermediary or depository through which you own your Common Shares. Please see the answer to the question “How do I vote if my Common Shares are held in the name of an Intermediary?”
6.    How can I participate in the Meeting?
Registered shareholders and duly appointed proxyholders, including non-registered holders who have duly appointed themselves as their proxy, who participate in the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time. If you are a non-registered shareholder and have not duly appointed yourself as proxy, you will be able to listen to the Meeting but not vote, and you should check with your Intermediary to confirm whether it is necessary to appoint yourself as proxy to be able to ask questions. Guests who are not shareholders may also attend the Meeting but will not be able to vote or ask questions at the Meeting. To participate:

Step 1:    Log in online at meetnow.global/MJSLNAS; and
Step 2:    Follow the instructions below:
Registered shareholders:    Select “Shareholder” on the login screen and then enter the 15-digit control number located on your form of proxy, proxy notice or in the e-mail notification you received from Computershare.
Duly appointed proxyholders (including non-registered shareholders who have duly appointed themselves as proxyholder): Select “Invitation” and then enter your invite code. Proxyholders who have been duly appointed and registered with Computershare as described in this Management Proxy Circular will receive an invite code by email from Computershare after 10:00 a.m. (Eastern Time) on June 23, 2026.
Non-registered shareholders who have not duly appointed themselves as proxyholder: Select “Shareholder” and then enter the control number located on your form of proxy, proxy notice or in the e-mail notification you received from your Intermediary.
Be sure to retain this control number if you intend to appoint a person or company to represent you as your proxy or if you intend to attend and ask questions at the Meeting.
Guests: Select “Guest” and then complete the online form.
If you attend the Meeting online, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to stay connected for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures. For additional information about attending the Meeting, refer to the Company’s virtual AGM user guide at investors.blackberry.com or www.envisionreports.com/BlackBerry2026.
7.    How can I vote if I am a registered shareholder?
If your Common Shares are registered in your name and you wish to vote online during the Meeting, log into the Meeting using your control number and, if you accept the terms and conditions, any proxy for the Meeting previously submitted by you will be revoked and you will be provided the opportunity to vote by online ballot. If you do not wish to revoke a previously submitted proxy, you may log in as a guest but will be unable to vote or ask questions at the Meeting.
Alternatively, you may vote online at www.investorvote.com or by telephone at 1-866-732-VOTE (8683) by 10:00 a.m. (Eastern Time) on June 23, 2026 or at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any adjournment or postponement of the Meeting at which the proxy is to be used (the “Proxy Deadline”). See your proxy notice or form of proxy for instructions.
8.    How can someone else vote for me if I am registered shareholder?
If you have received a paper form of proxy, you may sign the form of proxy to give authority to Richard Lynch, Board Chair, or failing him, John J. Giamatteo, Chief Executive Officer of the Company, to vote your Common Shares at the Meeting in accordance with your instructions. A paper form of proxy should be executed by you or your duly authorized attorney or, if the shareholder is a corporation, by its duly authorized officer or attorney.
You have the right to appoint a person or company (who need not be a shareholder of the Company), other than the persons designated in the form of proxy, to represent you at the Meeting. This right may be exercised by inserting the name of such person or company in the blank space provided in the proxy. To submit a paper form of proxy, you must deliver your signed and completed proxy by mail or by hand to Computershare Investor Services Inc., 320 Bay Street, 14th Floor, Toronto, Ontario, M5H 4A6, Attention: Proxy Department, by the Proxy Deadline.
If you are appointing a person or company to represent you at the Meeting other than the persons designated in the form of proxy, you must deliver your form of proxy appointing that person or company AND then register that proxyholder online with Computershare. To register a third-party proxyholder, shareholders must visit www.computershare.com/BlackBerry by the Proxy Deadline and provide Computershare with the required proxyholder contact so that Computershare may provide the proxyholder with an invite code via e-mail. Failure to register the proxyholder AFTER you have submitted your proxy form will result in the proxyholder not receiving an invite code that is required to vote at the Meeting. Without an invite code, a proxyholder will not be able to vote or ask questions at the Meeting but will be able to attend the Meeting as a guest.
9.    How do I vote if my Common Shares are held in the name of an Intermediary?
The information set forth below is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their Common Shares in their own name, and thus are non-registered shareholders. Rules of the New York Stock Exchange (“NYSE”) prohibit discretionary voting by Intermediaries on certain “non-routine” matters. At the Meeting, Intermediaries that have not received instructions from their respective beneficial owners will not be permitted to vote on any resolutions other than the resolution to re-appoint PwC as independent auditors of the Company and to authorize the Board to fix the auditors’ remuneration.
The Company has distributed copies of a notice about the website availability of the proxy materials and a request for voting instructions (the “Notice Package”) to the clearing agencies and Intermediaries for onward distribution to registered and non-registered shareholders. The Company will not send the Notice Package directly to non-registered shareholders. Non-registered shareholders with existing instructions on their account to receive paper material will receive a paper copy of this Management Proxy Circular and the Company’s Annual Report on Form 10-K.
If you are a non-registered shareholder, you may vote your Common Shares in one of the following ways:
Through your Intermediary:
A voting instruction form will be included in the Notice Package sent to you. The voting instruction form, when properly completed and signed by the non-registered shareholder and returned to the Intermediary in accordance with the directions on the form, will instruct your Intermediary on how to vote on your behalf.
Attend the Meeting:
If you wish to vote your Common Shares during the Meeting, you must appoint yourself as a proxyholder by entering your name in the space provided on the voting instruction form and signing and returning it to the Intermediary in accordance with the directions on the form. Do not otherwise complete the form, as you will be voting at the Meeting. In addition, you must also register yourself online with Computershare at www.computershare.com/BlackBerry by the Proxy Deadline so that Computershare may provide you with an invite code via e-mail. If you do not register AFTER you have submitted your voting instruction form, you will not receive an invite code and you will not be able to vote or ask questions at the Meeting but will be able to attend only as a guest.
Designate another person to be appointed as your proxyholder:
You can choose another person (who need not be a shareholder of the Company) to vote for you as a proxyholder. If you appoint someone else, they must attend the Meeting for you. To appoint someone else, you should enter the person’s name in the space provided on the voting instruction form and sign and return it to the Intermediary in accordance with the directions on the form. Do not otherwise complete the form, as your proxyholder will be voting at the Meeting. In addition, you must also register your proxyholder online with Computershare at www.computershare.com/BlackBerry by the Proxy Deadline so that Computershare may provide your proxyholder with an invite code via e-mail. If you do not register your proxyholder AFTER you have submitted your voting instruction form, your proxyholder will not receive an invite code and will not be able to vote or ask questions at the Meeting but will be able to attend only as a guest.
Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered shareholders in order to ensure that their Common Shares are voted at the Meeting.
Important information for U.S. non-registered shareholders:
If you are a non-registered shareholder located in the United States and you wish to attend and vote at the Meeting or, if permitted, appoint a third party as your proxyholder, you must first obtain a legal proxy form from your Intermediary and then register in advance to attend the Meeting. Follow the instructions from your Intermediary included with the Notice Package or contact your Intermediary to request a legal proxy form. To register to attend the Meeting, you must submit a copy of your legal proxy to Computershare by e-mail or courier to uslegalproxy@computershare.com (if by e-mail) or Computershare Investor Services Inc., 320 Bay Street, 14th Floor, Toronto, Ontario, M5H 4A6 (if by courier). Your request for registration must be labeled as “legal proxy” and be received by no later than 10:00 a.m. (Eastern Time) on June 23, 2026.
10.    How will my shares be voted if I give my proxy?
The Common Shares represented by proxies in favour of persons named therein will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Common Shares represented by proxy will be voted accordingly. If a specification is not made with respect to any matter, the form of proxy confers discretionary authority and will be voted as follows:
(1)    FOR the election as directors of each of the individuals listed herein as proposed nominees;
(2)    FOR the re-appointment of PwC as independent auditors of the Company and the authorization of the Board to fix the auditors’ remuneration;
(3)    FOR the resolution approving the unallocated entitlements under the DSU Plan, as described in this Management Proxy Circular;
(4)    FOR the resolution amending the ESPP, as described in this Management Proxy Circular;
(5)    FOR the non-binding advisory resolution to accept the Company’s approach to executive compensation, as described in this Management Proxy Circular;
(6)    FOR the non-binding advisory resolution that the Company should hold the Say on Pay vote every year; and
(7)    AGAINST the shareholder proposal set out in Schedule C to this Management Proxy Circular.
11.    If I change my mind, can I revoke my proxy once I have given it?
In addition to any other manner permitted by law, if you are a registered shareholder you may revoke a proxy before it is exercised by: (i) an instrument in writing executed in the same manner as a proxy and delivered to the attention of the Corporate Secretary of the Company at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof, or (ii) completing and signing a proxy form bearing a later date than the proxy form you previously returned and delivering it to Computershare it in accordance with the instructions on the form of proxy before the Proxy Deadline. If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy. If you are a non-registered holder, contact your Intermediary to find out how to change or revoke your voting instructions and the timing requirements.
12.    What if amendments are made to the matters identified in the Notice of Meeting or other business comes before the Meeting?
The form of proxy confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Meeting in such manner as the persons named therein in their judgment may determine. At the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.
13.    What constitutes a quorum at the Meeting?
The presence of two or more shareholders or proxyholders entitled to cast votes representing at least 25% of the outstanding Common Shares will constitute a quorum at the Meeting or any adjournment of the Meeting. The Company’s list of shareholders as of the Record Date has been used to deliver to shareholders the Notice of Meeting and this Management Proxy Circular as well as to determine who is eligible to vote at the Meeting. Abstentions, withhold votes and broker non-votes will be considered present for the purposes of determining a quorum.
14.    How many shares are entitled to vote?

The authorized share capital of the Company consists of an unlimited number of Common Shares, Class A Shares and Preferred Shares. As of the Record Date, 586,061,407 Common Shares are issued and outstanding, each of which carries the right to one vote on all matters that may come before the Meeting. No Class A Shares or Preferred Shares are currently issued and outstanding.
15.    What is the required vote for each resolution?
For a director nominee to be elected at the Meeting, the number of votes cast for the nominee must exceed the number of votes withheld. In addition, a majority of the votes cast at the Meeting is required for the approval of each of the resolution to re-appoint PwC as independent auditors of the Company and to authorize the Board to fix the auditors’ remuneration, the ordinary resolution to approve the unallocated entitlements under the DSU Plan, the ordinary resolution to approve the amendments to the ESPP, the Say on Pay Vote, the Say on Pay Frequency Vote, and the shareholder proposal set out in Schedule C to this Management Proxy Circular.
Broker non-votes occur when beneficial owners do not provide voting instructions and their respective Intermediary nominees do not have discretion to vote. Abstentions and broker non-votes are not considered votes cast. Because the results of each resolution are based on the number of votes cast at the Meeting, abstentions and broker non-votes will have no effect on the outcome of any resolution.

16.    Is my vote confidential?
Under normal conditions, confidentiality of voting is maintained by virtue of the fact that Computershare tabulates proxies and votes. However, such confidentiality may be lost as to any proxy or ballot if a question arises as to its validity or revocation or any other like matter. Loss of confidentiality may also occur if the Board decides that disclosure is in the interest of the Company or its shareholders.
17.    What are the procedures related to questions for the Meeting?
Registered shareholders with a control number may submit questions for the Meeting in advance through www.investorvote.com. During the Meeting, shareholders and duly appointed proxyholders, but not guests, may submit questions to the Company during the Meeting by selecting the messaging icon. So that as many questions as possible are answered, shareholders and proxyholders are asked to be brief and concise and to address only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. All shareholder questions are welcome; however, the Company does not intend to address questions that:
•    are irrelevant to the business of the meeting or to the Company’s operations;
•    are in furtherance of a shareholder’s personal or business interest or related to personal grievances;
•    are related to non-public information about the Company;
•    constitute derogatory references to individuals or that are otherwise offensive to third parties; or
•    are out of order or not otherwise appropriate as determined by the chair or secretary of the Meeting in their reasonable judgment.
To ensure the Meeting is conducted in a manner that is orderly and fair to all shareholders, the chair of the Meeting may exercise broad discretion with respect to, for example, the order in which questions are asked and the amount of time devoted to any one question.
18.    What if I need more information about the Meeting?
If you have a question regarding the Meeting, please contact Computershare at 320 Bay Street, 14th Floor, Toronto, Ontario, M5H 4A6, or at www.investorcentre.com, or by telephone at 1-800-564-6253.
BlackBerry Limited
2200 University Avenue East
Waterloo, Ontario, Canada, N2K 0A7

BUSINESS TO BE TRANSACTED AT THE MEETING
1.    Presentation of Financial Statements
The audited consolidated financial statements of the Company for the fiscal year ended February 28, 2026 (“Fiscal 2026”), and the report of the auditors thereon, will be placed before the Meeting. These audited comparative consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K, were mailed to the Company’s registered and beneficial shareholders who requested them. The Company’s Annual Report on Form 10-K is available on the Company’s website at www.blackberry.com, on the System for Electronic Data Analysis and Retrieval + (SEDAR+) in Canada at www.sedarplus.ca and on the U.S. Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) system at www.sec.gov.

2.    Election of Directors
The Company’s articles of amalgamation provide for the Board to consist of a minimum of one and a maximum of fifteen directors. The number of directors to be elected at the Meeting has been fixed by the Board at seven.
Barry Mainz is standing for election as a director of the Company for the first time. During Fiscal 2026, the Nomination and Governance Committee of the Board worked with a leading global search firm to identify Mr. Mainz as nominee, and he was appointed as a director in late August 2025.
The Nomination and Governance Committee continues to search for one or more suitable candidates to serve on the Board, taking into consideration incumbent director tenure, applicable stock exchange requirements, the candidate’s skills, qualifications and external commitments, and the Company’s strategic vision.
The matrix below summarizes the key qualifications, skills and attributes possessed by the director nominees to be elected at the Meeting that are of particular relevance to the Company’s business and objectives:

	Bahash	Brace	Disbrow	Giamatteo	Lynch	Mainz	O’Neill	Wouters
Cybersecurity			✓	✓		✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Finance and Accounting			✓	✓			✓	✓
Government/Regulatory			✓					✓
International Business	✓	✓		✓		✓		✓
Public Company Governance	✓	✓	✓		✓		✓	✓
Risk Management			✓				✓	✓
Technology and Innovation	✓	✓	✓	✓	✓	✓	✓
Gender Identity	F	M	F	M	M	M	F	M

The following pages set out the names of the proposed nominees for election as directors together with, as applicable, their independence or non-independence under applicable securities laws and stock exchange rules, province or state and country of residence, age, year first elected or appointed as a director of the Company, present principal occupation, current membership on standing committees of the Board, record of attendance at meetings of the Board and its standing committees in Fiscal 2026, directorships of other publicly-traded companies during the preceding five years, public company board interlocks and key experience and qualifications. Also indicated for each person proposed as a director are the number and value on the Record Date of Common Shares beneficially owned, directly or indirectly, or over which control was exercised and the number of deferred share units (“DSUs”) credited to the person under the DSU Plan. The value of Common Shares/DSUs as of the Record Date was calculated using the closing price of the Common Shares on the NYSE on the Record Date, which was $5.42 per Common Share.

On April 1, 2025, to better facilitate the discharge of its duties, the Board divided its former Compensation, Nomination and Governance Committee (the “CNG Committee”) into two separate committees: the Compensation Committee, and the Nomination and Governance Committee. Prior to the separation, the CNG Committee met once during Fiscal 2026. Following the separation, the Compensation Committee met four times and the Nomination and Governance Committee met three times during Fiscal 2026.

Lisa Bahash, Utah, United States (Independent Director)

Ms. Bahash, 59, has served as a director of the Company since September 2024 and has been Chair of the Compensation Committee since April 2025. Ms. Bahash has over 30 years of experience in the automotive OEM, Tier 1 supplier and aftermarket sectors. She served as Senior Vice President, Automotive and Transportation with Jabil Inc., targeting opportunities in connectivity, electrification and ADAS. Prior to Jabil, Ms. Bahash was Group Vice President and General Manager of Johnson Control’s Power Solutions business, leading the OEM and technology strategies including advanced energy storage and lithium-ion technologies. She was also President and CEO of Ride Control, LLC (Gabriel), prior to which she held leadership positions at Ford Motor Company. Most recently, Ms. Bahash served as Principal and Operating Partner at Architect Equity LLC. She is a member of the Board of Directors at Syrah Resources Ltd., where she serves as Chair of the Remuneration, Nomination and Governance Committee and as a member of the Sustainability Committee. Ms. Bahash is also a former director of Mattr Corp. She holds a Master of Engineering Management degree from Wayne State University and a Bachelor of Science degree in Mechanical Engineering from the University of Michigan. In 2015, Ms. Bahash was recognized as one of Automotive News Top 100 Leading Women in the North American Auto Industry.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Syrah Resources Ltd. Other Boards in Past 5 Years Mattr Corp. Board Interlock None	2018 - current 2020 - 2021
Compensation Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	134,573	134,573	$729,386
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	282,771,497	98.62	3,958,571	1.38%

Philip Brace, California, United States (Independent Director)

Mr. Brace, 55, has served as a director of the Company since February 2024 and as Chair of the Nomination and Governance Committee since April 2025, prior to which he served as Chair of the Compensation, Nomination and Governance Committee. Mr. Brace is the Chief Executive Officer of Skyworks Solutions Inc., and previously served as President and Chief Executive Officer of Sierra Wireless Inc. until its acquisition by Semtech Corporation in 2023. Prior to this, Mr. Brace served as Executive Vice President at Veritas Technologies, President of Seagate Technology’s Cloud Systems and Electronic Solutions, Executive Vice President at LSI Corporation, and General Manager at Intel Corporation. Mr. Brace has also served as Executive Chairman of Inseego Inc. and as a director of Lantronix Corp. Mr. Brace holds a Bachelor of Applied Science degree in Computer Engineering from the University of Waterloo and a Master’s degree in Electrical Engineering from California State University, Sacramento. He has also participated in the Stanford University Directors’ Consortium.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Skyworks Solutions Inc. Other Boards in Past 5 Years Inseego Corp. Lantronix Inc. Sierra Wireless Inc. Board Interlock None	2024 - current 2023 - 2025 2023 - 2025 2021 - 2023
Compensation, Nomination and Governance Committee	1/1	100%
Nomination and Governance Committee	3/3	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	35,000	181,842	216,842	$1,175,284
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	280,461,668	97.81%	6,268,400	2.19%

Lisa Disbrow, Virginia, United States (Independent Director)

Ms. Disbrow, 63, has served as a director of the Company since August 2019 and as Chair of the Audit and Risk Management Committee since September 2021. She is Chair of CACI International Inc., a director of Mercury Systems, Inc. and a director and past chair of the NobleReach Foundation. In addition, Ms. Disbrow is a Senior Fellow at the Johns Hopkins University Applied Physics Lab and the Chair of the National Defense Industrial Association. Previously, Ms. Disbrow served as the Senate-confirmed Under Secretary of the United States Air Force. She also served as Acting Secretary of the Air Force and was the Senate-confirmed chief financial officer of the Air Force, as the Assistant Secretary for Financial Management and Comptroller. Throughout her national security career, Ms. Disbrow held senior civilian positions on the Joint Chiefs of Staff, the National Reconnaissance Office, and the National Security Council. She retired from the Air Force in 2008 as a colonel after 23 years of active and reserve duty. Ms. Disbrow has a BA from the University of Virginia, an MA from The George Washington University in International Relations and an MS from The National War College in National Strategy.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Mercury Systems, Inc. CACI International Inc Other Boards in Past 5 Years Perspecta Inc. Board Interlock None	2017 - present 2021 - present 2018 - 2021
Audit and Risk Management Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	339,817	339,817	$1,841,808
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	273,335,782	95.33%	13,394,286	4.67%

John J. Giamatteo, Texas, United States (Non-Independent Director)

Mr. Giamatteo, 59, has served as a director of the Company and as Chief Executive Officer since December 2023. He has also been President of the Company’s Secure Communications division (and its predecessor, the Cybersecurity division) since October 2021, prior to which he served as President and Chief Revenue Officer at McAfee Corp. Previously, Mr. Giamatteo served as Chief Operating Officer at AVG Technologies and held senior leadership positions with Solera Holdings, RealNetworks, Inc. and Nortel Corporation. He holds a bachelor’s degree in accounting and an MBA from St. John’s University.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards None Other Boards in Past 5 Years None Board Interlock None
Overall attendance	5/5	100%
Securities Held
Common Shares (#)		DSUs (#)[1]	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	899,146	-	899,146	$4,873,371
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	273,552,579	95.40%	13,177,488	4.60%
1 Directors who are also officers of the Company are not compensated for Board service and do not receive DSUs. Mr. Giamatteo is the only director who is also an officer of the Company. This table does not reflect restricted share unit information for Mr. Giamatteo, which is reported under “Executive Compensation – F. Executive Compensation Tables” in this Management Proxy Circular.

Richard Lynch, Massachusetts, United States (Independent Director)

Mr. Lynch, 77, has served as a director of the Company since February 2013 and as Chair of the Board since November 2023. He is also a member of the Compensation Committee and was a member of the Nomination and Governance Committee until December 2025. Previously, Mr. Lynch served as Executive Vice-President & Chief Technology Officer of Verizon Communications and Verizon Wireless. He is a director of Cohere Technologies, Inc. and has served as Chairman of Ribbon Communications and as a director of Ruckus Wireless Inc. and several private companies, including iconectiv and Aeronet Global Communications Holdings Limited. Mr. Lynch is a Life Fellow of The Institute of Electrical and Electronic Engineers and has served on a number of professional organizations including the GSM Association, the CDMA Development Group, the Federal Communications Commission Technical Advisory Committee and the Communications Security Reliability and Interoperability Council. He has been honored with the President’s Award by the Cellular Telecommunications and Internet Association and has also been inducted into the Wireless History Foundation’s Hall of Fame. Mr. Lynch has bachelor’s and master’s degrees in electrical engineering from Lowell Technological Institute (University of Massachusetts) and post-graduate executive education from the Wharton School at the University of Pennsylvania and the Johnson School of Management at Cornell University.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards None Other Boards in Past 5 Years VectoIQ Acquisition Corp. II Board Interlock None	2020 - 2022
Compensation, Nomination and Governance Committee	1/1	100%
Compensation Committee	4/4	100%
Nomination and Governance Committee	3/3	100%
Overall attendance	13/13	100%
Securities Held
Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	495,288	495,288	$2,684,461
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	233,869,866	81.56%	52,860,202	18.44%

Barry Mainz, California, United States (Independent Director)

Mr. Mainz, 60, has served as a director of the Company since August 2025 and as a member of the Nomination and Governance Committee since December 2025. Mr. Mainz is the Chief Executive Officer of Forescout Technologies, Inc. and has previously served as President of Wind River Systems, Inc., Chief Operating Officer of Malwarebytes Inc., and Chief Executive Officer and director of MobileIron, Inc. He has also served as an Operating Partner at Crosspoint Capital and has held leadership roles, as well as advisory and board positions, at public and private companies such as Mercury Interactive Corporation, Makara, Inc. and Sun Microsystems, Inc. Mr. Mainz holds a Bachelor of Arts degree in Communications from San Francisco State University.

Board/Committee Membership	Attendance	Public Board Membership in Past Five Years & Interlock
Name of Issuer	Period of Service
Board[1]	2/2	100%	Current Boards None Other Boards in Past 5 Years None Board Interlock None
Overall attendance	2/2	100%
Securities Held
Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	75,289	75,289	$408,066
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	N/A	N/A	N/A	N/A
1 Mr. Mainz’s attendance reflects his appointment to the Board on August 23, 2025 and his appointment to the Nomination and Governance Committee on December 18, 2025, after which there were two meetings of the Board and no meetings of the Nomination and Governance Committee in Fiscal 2026.

Lori O’Neill, Ontario, Canada (Independent Director)

Ms. O’Neill, 60, has served as a director of the Company and as a member of the Audit and Risk Management Committee since June 2024. She is a FCPA, FCA, corporate director and independent financial consultant and currently serves on the boards of Topicus.com Inc. and Calian Group Ltd. Ms. O’Neill has served as a director of numerous public and private technology companies, including Constellation Software Inc., and of Crown corporations and non-profit organizations. Previously, she was a leader in the Canadian national technology, media and communications audit practice at Deloitte LLP, where she served for 24 years. Ms. O’Neill has an honours Bachelor of Commerce degree from Carleton University and is a holder of the CPA, CA designation, the U.S. CPA designation and the ICD.D designation from the Institute of Corporate Directors.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Topicus.com Inc. Calian Group Ltd. Other Boards in Past 5 Years Constellation Software Sierra Wireless Inc. Flow Beverage Corp. Board Interlock None	2025 - present 2023 - present 2018 - 2025 2019 - 2022 2021 - 2022
Audit and Risk Management Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	159,487	159,487	$864,420
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	282,808,166	98.63%	3,921,902	1.37%

Wayne Wouters, British Columbia, Canada (Independent Director)

The Hon. Wayne Wouters, PC, OC, 75, has served as a director of the Company and as a member of the Audit and Risk Management Committee since October 2015. He is a Strategic and Policy Advisor to McCarthy Tétrault LLP, a director of Canadian Utilities Limited and Foran Mining Corporation, and a former director of Champion Iron Limited. From 2009 to 2014, Mr. Wouters was the Clerk of the Privy Council of Canada and, in that capacity, held the roles of Deputy Minister to the Prime Minister, Secretary to the Cabinet and Head of the Public Service. Prior to his tenure as Clerk, Mr. Wouters was Secretary of the Treasury Board of Canada and served in deputy ministerial and other senior positions in the Canadian public service. Mr. Wouters has received numerous awards, including Honorary Doctorates of Laws from the Universities of Saskatchewan and Manitoba, the Queen’s Diamond Jubilee Medal and the André Mailhot Award for lifetime achievement from the United Way Canada. He was inducted by the Prime Minister as a member of the Privy Council in 2014 and was invested into the Order of Canada as an officer in 2017. Mr. Wouters has an honours Bachelor of Commerce degree from the University of Saskatchewan and a master’s degree in economics from Queen’s University.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock
			Name of Issuer	Period of Service
Board	5/5	100%	Current Boards Canadian Utilities Limited Foran Mining Corporation Other Boards in Past 5 Years Champion Iron Limited Board Interlock None	2019 - current 2021 - current 2016-2023
Audit and Risk Management Committee	4/4	100%
Overall attendance	9/9	100%
Securities Held
Common Shares (#)	DSUs (#)		Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	397,751	397,751	$2,154,564
Annual Meeting Voting Results
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2025	273,256,600	95.30%	13,473,470	4.70%

Advance Notice By-Law and Shareholder Proposals for 2026 Annual Meeting

In 2014, shareholders confirmed Amended and Restated By-Law No. A4, a by-law relating generally to the nomination of persons for election of directors of the Company (the “Advance Notice By-Law”), which establishes procedural requirements for advance notice of shareholder nominations of persons for election to the Board, whether for inclusion in the Company’s management proxy circular or not. In the case of an annual meeting of shareholders, notice to the Company pursuant to the Advance Notice By-Law must be given not less than 30 nor more than 65 days prior to the date of the annual meeting. In the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following the notice date. As at the date of this Management Proxy Circular, the Company has not received any additional director nominations from shareholders for the Meeting.

To be eligible for inclusion in the Company’s 2026 proxy statement pursuant to Rule 14a-8 under the U.S. Exchange Act, shareholder proposals must be sent to the Corporate Secretary of the Company at the principal executive offices of the Company at 2200 University Avenue East, Waterloo, Ontario, Canada, N2K 0A7, and must be received no later than January 12, 2027 and any shareholder proposal received after this date shall be considered untimely. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the U.S. Exchange Act.

Proceedings

Ms. O’Neill was a director of DragonWave Inc. (“DragonWave”) from June 2013 until July 2017. Following her resignation on July 31, 2017, the Ontario Superior Court of Justice appointed a receiver over the business and assets of DragonWave, following an application on behalf of its senior lenders.

Unless the shareholder directs that his or her Common Shares be otherwise voted or withheld from voting in connection with the election of any particular director or directors, the persons named in the form of proxy will vote FOR the election of each of the seven nominees whose biographies are provided above. For a nominee to be elected at the Meeting, the number of votes cast for the nominee must exceed the number of votes withheld. All of the nominees are currently directors of the Company and each nominee has agreed to serve if elected. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the form of proxy will have the right to vote for another nominee in their discretion. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed.
3.    Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration
At the Meeting, shareholders will be asked to vote on the re-appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration. PwC has been the auditors of the Company since the beginning of the fiscal year ended February 28, 2021.

For Fiscal 2026 and the fiscal year ended February 28, 2025 (“Fiscal 2025”), the Company incurred the following fees for the services of PwC:

	Fiscal 2026	Fiscal 2025
Audit Fees	$2,431,757	$2,856,803
Tax Fees	$31,441	–
All Other Fees	$2,000	$336,212
Total Fees	$2,465,198	$3,193,015

The nature of each category of fees is described below.

Audit Fees

Audit fees were paid for professional services rendered by PwC for the audit of the Company’s annual financial statements and review of documents to be filed with the SEC.

Tax Fees

Tax fees were paid for professional services rendered by PwC for tax advisory services.

All Other Fees

Other fees paid for Fiscal 2026 were for a disclosure checklist.

The Board recommends a vote “FOR” the re-appointment of PwC as independent auditors of the Company for the fiscal year ending February 28, 2027 (“Fiscal 2027”) and authorizing the Board to fix the auditors’ remuneration. If shareholders do not ratify the selection of PwC as the independent public accounting firm for the Company for Fiscal 2027, the Board will reconsider whether to re-engage PwC but may ultimately determine to engage PwC or another audit firm without resubmitting the matter to shareholders.

Unless a shareholder directs that his or her Common Shares are to be withheld from voting in connection with the appointment of auditors, the persons named in the form of proxy will vote FOR the re-appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration.

Audit and Risk Management Committee Pre-Approval Policy

All audit and permissible non-audit services to be provided by the Company’s external auditors are pre-approved by the Audit and Risk Management Committee. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit and Risk Management Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services provided that each individual engagement is not more than $100,000 and that the aggregate for all engagements does not exceed $250,000 in any year. All audit and non-audit services performed by PwC during Fiscal 2026 were approved in accordance with this policy.

4.    Approval of Unallocated Entitlements Under the DSU Plan
The DSU Plan is briefly described in this section and is described in detail in this Management Proxy Circular under the heading “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan”.

Toronto Stock Exchange rules provide that every three years after the institution of a security-based compensation arrangement, all unallocated options, rights or other entitlements under such an arrangement that does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the listed company’s directors and by a majority of its shareholders. An “evergreen plan” (being a plan that provides for the replenishment of the number of securities reserved when awards are exercised) does not, by definition, have a fixed maximum number of securities issuable thereunder, and is therefore subject to the requirement that shareholders approve unallocated entitlements every three years. Awards are considered to be “allocated” under a plan when they are granted to a participant and awards that remain available for grant under a plan are referred to as “unallocated”.

The DSU Plan is considered to be an “evergreen” plan because the maximum number of Common Shares issuable from treasury upon redemption of DSUs is expressed as a percentage, being 1%, of the number of Common Shares issued and outstanding from time to time. The DSU Plan was initially approved by the Board on May 9, 2014 and subsequently confirmed by the shareholders of the Company at the annual and special meeting held on June 19, 2014. On September 27, 2016, the Board approved administrative amendments to the DSU Plan and other amendments necessary for the DSU Plan to comply with certain tax laws, which amendments did not require shareholder approval in accordance with the amendment provisions of the DSU Plan. On May 2, 2018, the Board approved amendments to the DSU Plan to change references to the Nasdaq Stock Market to the NYSE, which amendments did not require shareholder approval in accordance with the amendment provisions of the DSU Plan. The shareholders of the Company previously approved unallocated entitlements under the DSU Plan at the annual and special meetings of the Company held on June 21, 2017, June 23, 2020 and June 27, 2023.

As of the Record Date, 1,784,047 DSUs are outstanding under the DSU Plan, which represents approximately 0.30% of the Company’s total outstanding Common Shares. Accordingly, as of the Record Date, 4,076,567 Common Shares, representing approximately 0.70% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), are available for issuance under the DSU Plan (the “Unallocated Awards”). As of the Record Date, 368,817 Common Shares have been issued pursuant to the settlement of DSUs since June 19, 2014 (the effective date of the DSU Plan), which represents approximately 0.06% of the Company’s total outstanding Common Shares.

At the Meeting, shareholders of the Company will be asked to consider and, if thought appropriate, pass the following ordinary resolution approving the Unallocated Awards:
Resolved that:

(a)    all unallocated awards under the DSU Plan are hereby authorized and approved;

(b)    the Company shall have the ability to continue granting awards under the DSU Plan until June 25, 2029, being the date that is three years from the date hereof; and

(c)    any one or more directors or officers of the Company are hereby authorized, for and on behalf of the Company, to take, or cause to be taken, any and all such acts and things and to execute and deliver, under the corporate seal of the Company or otherwise, all such deeds, instruments, notices, consents, acknowledgments, certificates, assurances and other documents (including any documents required under applicable laws or regulatory policies) as any such director or officer in his or her sole discretion may determine to be necessary or desirable to give effect to the foregoing resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such deed, instrument, notice, consent, acknowledgement, certificate, assurance or other document.

The Board recommends that shareholders vote “FOR” the foregoing resolution. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the form of proxy will vote FOR the foregoing resolution. This resolution must be approved by the holders of a majority of the Common Shares voting at the Meeting.

If the foregoing resolution is not approved by shareholders at the Meeting, then currently outstanding DSU awards will continue in full force and be unaffected.  However, no new grants of DSU awards will be made, and the currently outstanding DSU awards that are subsequently cancelled, terminated or expire will not be available to be re-granted by the Company until shareholder approval is obtained.
5.    Approval of Amendments to the Employee Share Purchase Plan
The ESPP is briefly described in this section and is described in detail in this Management Proxy Circular under the heading “Securities Authorized for Issuance Under Equity Compensation Plans – Employee Share Purchase Plan”. These descriptions are qualified in their entirety by the complete text of the ESPP, which is attached to this Management Proxy Circular as Schedule A.

Background

At the Meeting, shareholders will be asked to consider, and if thought advisable, to approve amendments to the ESPP to: (i) increase the number of Common Shares available for issuance thereunder by 3,000,000 Common Shares to 13,000,000 Common Shares, and (ii) allow employees to purchase Common Shares at 85% of the lesser of the fair market value at the start of an offering period and the fair market value at the date of the purchase, for offering periods beginning on or after October 1, 2026. The Board approved these amendments, subject to shareholder approval, on April 8, 2026, together with certain other clarifying changes which did not require shareholder approval in accordance with the amendment provisions of the ESPP.
The ESPP was originally approved by the Board on May 6, 2015 and was confirmed by the shareholders of the Company at the annual and special meeting held on July 23, 2015. A subsequent amendment to the ESPP increasing the maximum number of Common Shares authorized for issuance thereunder was approved by the Board and confirmed by the shareholders of the Company in 2020. The Common Share reserve under the ESPP has not been increased in the six years since 2020.
The Board believes that the ESPP is an integral part of the Company’s total rewards program for all levels of employees and is particularly important for non-executive employees. The ESPP enables eligible employees to acquire Common Shares in a convenient and systematic manner through payroll deductions, so as to encourage a proprietary interest in the operation, growth and development of the Company. As of the Record Date, approximately 97.5% of the Company’s employees (including the Company’s executive officers) were eligible to participate in the ESPP.
The Board believes that the continued availability of an adequate number of Common Shares in the reserve of the ESPP is an important factor in attracting, motivating and retaining qualified employees essential to the Company’s success. The Board also believes that the proposed amendment to the purchase price provision will better align the ESPP with the economic terms of the employee share purchase plans offered by a majority of technology companies against which the Company competes for talent.
Participation, Contributions and Purchases

Participation in the ESPP is voluntary. To participate in the ESPP, an eligible employee may make contributions through payroll deductions of up to $30,000 in any calendar year and such contributions are used to purchase Common Shares twice per year, at the end of six-month offering periods. The purchase price for Common Shares purchased under the ESPP is currently 85% of the closing price of the Common Shares on the TSX (for participants paid in Canadian dollars) or NYSE (for participants paid in U.S. dollars) on the last trading day of each offering period. As an alternative to permitting participants to purchase Common Shares at a discount, with the approval of the Board, the Company or any of its designated affiliates may provide a participant with cash contributions to purchase Common Shares in an amount not exceeding 15% of the participant’s accumulated payroll deductions during each offering period. Common Shares purchased under the ESPP may be issued from treasury or acquired on the open market.

Because benefits under the ESPP will depend on employee elections and the closing price of the Common Shares on future dates, it is not possible to determine the benefits that will be received by eligible employees if the amendments to the ESPP are approved by shareholders.

Shares Available for Issuance

The total number of Common Shares available for issuance under the ESPP is currently 10,000,000, representing approximately 1.71% of the issued and outstanding Common Shares as at the Record Date. As of the Record Date, 8,797,415 Common Shares have been issued under the ESPP, representing approximately 1.50% of the issued and outstanding Common Shares. As of the Record Date, 1,202,585 Common Shares remain available for future issuance under the ESPP, representing approximately 0.21% of the issued and outstanding Common Shares.

Resolution to Approve Amendments

Pursuant to the terms of the ESPP, the proposed amendments must be approved by the holders of a majority of the Common Shares voting at the Meeting. The resolution to approve the amendments is as follows:

Resolved that:

(a)    the amendment to the ESPP to increase the number of Common Shares issuable thereunder by 3,000,000 Common Shares from 10,000,000 Common Shares to 13,000,000 Common Shares, is hereby approved and confirmed;

(b)    the amendment to the ESPP to allow employees to purchase Common Shares at 85% of the lesser of the fair market value at the start of an offering period and the fair market value at the date of the purchase, for offering periods beginning on or after October 1, 2026, is hereby approved; and

(c)    any one or more directors or officers of the Company are hereby authorized, for and on behalf of the Company, to take, or cause to be taken, any and all such acts and things and to execute and deliver, under the corporate seal of the Company or otherwise, all such deeds, instruments, notices, consents, acknowledgments, certificates, assurances and other documents (including any documents required under applicable laws or regulatory policies) as any such director or officer in his or her sole discretion may determine to be necessary or desirable to give effect to the foregoing resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such deed, instrument, notice, consent, acknowledgement, certificate, assurance or other document.

The Board recommends that shareholders vote “FOR” the resolution approving the amendments to the ESPP. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the form of proxy will vote FOR the resolution to approve the amendment to the ESPP.

If the foregoing resolution is not approved by shareholders at the Meeting, the ESPP will remain in place with the current maximum number of Common Shares authorized for issuance (and the Company will be permitted to grant awards under the ESPP subject to such maximum) and with the current purchase price provision, which allows employees to purchase Common Shares at 85% of the fair market value at the date of purchase.

6.    Advisory Vote on Executive Compensation
In March 2012, the Board approved an advisory say-on-pay policy (the “Say on Pay Policy”). The Say on Pay Policy establishes a framework for the Company to conduct an annual non-binding advisory vote (the “Say on Pay Vote”) on executive compensation by shareholders. Consistent with the Say on Pay Policy, this is an advisory vote only and is not binding on the Board, which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for the Meeting. The details of how a negative advisory vote will be addressed are set out in the Say on Pay Policy.

In Fiscal 2025 and the first quarter of Fiscal 2026, the CNG Committee, together with its external compensation consultant, undertook a comprehensive evaluation of Chief Executive Officer compensation and long-term incentive plan design. The CNG Committee deferred the granting of annual equity awards from January 2025 to April 2025 to allow for the completion of this review and to align the setting of the targets for performance-based awards with the approval of the Company’s annual operating plan in the first quarter of each fiscal year. At the conclusion of the review, and taking into account feedback from investors and from Institutional Shareholder Services, the CNG Committee and the Board approved a new design for the Company’s long-term incentive program as well as equity awards for the Chief Executive Officer and the other current NEOs. This process and the resulting executive compensation decisions were described in the management proxy circular for the Company’s 2025 annual and special meeting of shareholders, which also provided enhanced transparency regarding performance targets, results and measurement periods.

Later in Fiscal 2026, the Company solicited input from its ten largest actively-managed institutional shareholders on the Company’s executive compensation programs and practices. This group represented all of the actively-managed shareholders holding more than 2% of the Company’s outstanding Common Shares and collectively they represented approximately 35% of the public float. Three of these top shareholders accepted the invitation for engagement and each met with Ms. Bahash in her capacity as Chair of the Compensation Committee and with the Company’s Chief Financial Officer and Chief People Officer. These shareholders noted their support for the Company’s approach to executive compensation and that the Company had addressed shareholder feedback provided in the prior year. There were no material compensation changes suggested by the shareholders.

For additional details, see also “Executive Compensation – B. Key Fiscal 2026 Compensation Decisions” and “Executive Compensation – D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Long-Term Incentive Compensation” in this Management Proxy Circular.

The form of resolution (the “Say on Pay Resolution”) is as follows:

Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the Company’s management proxy circular delivered in advance of the 2026 annual meeting of shareholders.

The Board recommends that shareholders vote “FOR” the Say on Pay Resolution. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution or abstains from voting on this resolution, the persons named in the form of proxy will vote FOR the resolution to accept the Company’s approach to executive compensation disclosed in this Management Proxy Circular.

7.    Advisory Vote on Frequency of Say on Pay Votes
As described above, the Say on Pay Policy provides shareholders of the Company with the opportunity to cast a non-binding advisory vote on the Say on Pay Resolution. As required pursuant to Section 14A of the U.S. Exchange Act, every six years the shareholders of the Company also have the opportunity to cast a non-binding advisory vote on how often the Company should hold a Say on Pay Vote (a “Say on Pay Frequency Resolution”).

The Say on Pay Frequency Resolution provides that shareholders may vote to have the Say on Pay Resolution included in the Company’s proxy materials every year, every two years, or every three years. Since 2012, the Say on Pay Policy has provided that shareholders have an opportunity to vote on the Say on Pay Resolution every year, and the Company continues to believe that shareholders should be able to express their views on our executive compensation program on an annual basis. The Company’s shareholders voted on a similar proposal at the Company’s 2020 annual and special meeting of shareholder and approximately 99% of the votes cast were in favour of holding a Say on Pay Vote every year.

The form of the Say on Pay Frequency Resolution is as follows:

Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders wish the Company to include an advisory vote on the Company’s approach to executive compensation every (i) year, (ii) two years, or (iii) three years.

This is an advisory vote only and is not binding on the Board; however, the Board will take the results of the vote into account, as appropriate, when making future decisions regarding the frequency of conducting a Say on Pay Vote. The Company will also disclose the results of this vote as part of its report on voting results for the Meeting.

The Board recommends that shareholders vote “FOR” the resolution to include the Say on Pay Resolution in its proxy materials every year. Unless a shareholder directs that his or her Common Shares are to be voted for the inclusion of a say on pay vote every two years or every three years, or abstains from voting on this resolution, the persons named in the form of proxy will vote FOR the resolution to include a Say on Pay vote every year.

The Company expects to propose the next Say on Pay Frequency Resolution at its 2032 annual meeting of shareholders.

8.    Shareholder Proposal

The Business Corporations Act (Ontario) permits certain eligible shareholders to submit shareholder proposals to the Company, which may be included in a management proxy circular relating to an annual meeting of shareholders, subject to meeting certain requirements. The Company received one proposal that was submitted in accordance with the applicable requirements (the “Proposal”). The Proposal seeks to amend By-Law No. A3 of the Company and represents the views of the shareholder that submitted it. A copy of By-Law No. A3 is available on the Company’s website at https://investors.blackberry.com/governance-documents.

At the Meeting, shareholders will be asked to consider the Proposal. A substantially similar proposal was submitted by the same proponent and considered by shareholders at the Company’s annual and special meeting held on June 25, 2025. That proposal received the support of 6.30% of the votes cast. After considering the outcome of that vote and the Company’s current by-laws and practices, the Board does not believe that adoption of the Proposal is necessary and therefore recommends that you vote AGAINST the Proposal. The Proposal, along with the reasons for the Board’s recommendation, is set out in Schedule C to this Management Proxy Circular. The shareholder has not provided a supporting statement for inclusion with the Proposal. Unless a shareholder directs that his or her Common Shares are to be voted for this resolution or abstains from voting on this resolution, the persons named in the form of proxy will vote AGAINST the shareholder proposal.

EXECUTIVE COMPENSATION
This Compensation Discussion and Analysis (“CD&A”) describes and explains the Company’s executive compensation strategy and philosophy and how compensation decisions were made by the Company during Fiscal 2026. It also provides details on decisions made with respect to the compensation paid, and to be paid, to the Company’s Chief Executive Officer (Mr. Giamatteo) and Chief Financial Officer (Tim Foote), and to Mattias Eriksson, Phil Kurtz and Jennifer Armstrong-Owen, the three next most highly compensated current and former executive officers of the Company (collectively, the “NEOs”), and explains the elements that are part of each NEO’s compensation. Mr. Eriksson served as the President of QNX until November 2025.

This CD&A is comprised of the following sections:

Section	Title	Purpose	Page
A	BlackBerry Fiscal 2026 Achievements	Describes the Company’s key achievements in Fiscal 2026.	24
B	Key Fiscal 2026 Compensation Decisions	Describes the Company’s significant executive compensation decisions in Fiscal 2026.	24
C	Executive Compensation Philosophy and Elements of NEO Compensation	Describes the strategic objectives and principles underlying the Company’s compensation philosophy and outlines the elements of executive compensation, including why the Company chooses to pay each element.	25
D	Executive Compensation Decision-Making	Describes the Company’s executive compensation decision-making process and the comparator group considered to assess the competitiveness of the Company’s executive compensation and to support executive compensation decisions. Describes details of incentive and equity-based compensation for the NEOs.	26
E	Compensation Risk Management	Describes how the Company’s compensation practices take risk into account.	35
F	Executive Compensation Tables	Describes in tabular and narrative format the compensation awarded to and earned by each of the NEOs, as well as information relating to outstanding incentive compensation awards.	37
G	Employment Arrangements, Termination and Change of Control Benefits	Summarizes provisions in employment contracts and long-term incentive plans that would trigger payments to the NEOs upon termination, a change of control or retirement.	41
H	CEO Pay Ratio	Describes the ratio of total compensation of the Company’s Chief Executive Officer to the total compensation of the Company’s median employee, and the method used to calculate the ratio.	43

A.     BlackBerry Fiscal 2026 Achievements

In Fiscal 2026, the Company completed the transition that propelled it through Fiscal 2025, delivering a year of strong fundamentals with revenue growth and significant improvements in profitability and cash flow. The QNX division achieved a “Rule of 40” year, with the sum of its GAAP revenue growth percentage and its non-GAAP adjusted EBITDA margin percentage exceeding 40, while growing its automotive royalty backlog and accelerating its momentum in physical AI and other general embedded markets. The Secure Communications division, driven by increased demand for digital sovereignty solutions, increased its annual recurring revenue and finished Fiscal 2026 with its first quarter of revenue growth in almost two years. Both divisions continued to innovate and invest in their product portfolios, with QNX advancing its Alloy Kore™ platform with Vector and Secure Communications winning new certifications and government authorizations. Even with these investments, the Company as a whole grew its non-GAAP adjusted EBITDA by 27% year-over-year and finished Fiscal 2026 with its eighth consecutive quarter of GAAP net income improvement. The Company’s strong margin profile enabled it to continue building its cash position even after buying back approximately $60 million of its Common Shares. Supported by these operating achievements, the market price of the Company’s Common Shares on the NYSE outperformed the S&P Software & Services Select Industry index by 26% from the start of Fiscal 2026 to the Record Date.
B.     Key Fiscal 2026 Compensation Decisions

In December 2024, the CNG Committee (being the predecessor to the Company’s current Compensation Committee) engaged Mercer to provide independent executive rewards advisory services in connection with Chief Executive Officer compensation and the design of the Company’s long-term incentive program. Working with Mercer, the CNG Committee conducted a comprehensive review of the long-term incentive structure, including the mix of time-based RSUs (“TBRSUs”) and performance-based RSUs (“PBRSUs”), the vesting schedule for TBRSUs, and the performance metrics and measurement periods applicable to PBRSUs. Because this review continued into the first quarter of Fiscal 2026, and to ensure that PBRSU performance goals could be set in alignment with the Company’s annual operating plan, the CNG Committee determined that the annual equity awards that would otherwise have been granted in the fourth quarter of Fiscal 2025 would instead be granted in the first quarter of Fiscal 2026. Due to this one-quarter shift in timing, no annual equity awards were granted to NEOs in Fiscal 2025. As a result, Fiscal 2025 appears as a “gap year” with a long-term incentive award value that is not representative, making year-over-year comparisons against Fiscal 2026 and any earlier fiscal years less meaningful.

In April 2025, following completion of the review of the Company’s long-term incentive structure discussed above, the Compensation Committee and the Board approved the new long-term incentive program design and granted annual awards to the Chief Executive Officer and other NEOs. To provide greater transparency, the Company disclosed the amounts of these awards on an elective and exceptional basis in its 2025 management proxy circular. Going forward, the Company intends to follow a consistent schedule under which annual long-term incentive awards will continue to be granted in the first quarter of each fiscal year. This timing aligns goal-setting for performance-based awards with the annual operating plan and supports sustained alignment with shareholder interests.

In the fourth quarter of Fiscal 2026, the Compensation Committee again engaged Mercer to provide independent executive rewards advisory services in support of its review of NEO compensation. Following this review, to provide appropriate incentives for leadership to grow revenue while improving margins and operating cash flow, the Compensation Committee and the Board reviewed and updated the performance metrics under the Company’s annual Variable Incentive Plan (“VIP”), its principal short-term cash incentive program.

See also “Business to be Transacted at the Meeting – 6. Advisory Vote on Executive Compensation” and “Executive Compensation – D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Long-Term Incentive Compensation” in this Management Proxy Circular.

C.     Executive Compensation Philosophy and Elements of NEO Compensation
1.    Objectives and General Principles

The Company aims to provide appropriate compensation for its NEOs that is internally equitable and externally competitive and that reflects Company performance in order to attract, motivate and retain exceptionally-talented, high-performing, entrepreneurial leaders. The executive compensation strategy supported by the Compensation Committee and the Board in Fiscal 2026 adhered to the following governance principles:

What the Company Does:

•    Links a significant portion of executive pay to performance through annual and long-term incentive plans
•    Compares executive compensation and company performance to relevant peer group companies
•    Targets pay at the median of its peer group for pay benchmarking
•    Allows for above-market performance to create above-market pay outcomes
•    Requires executives to meet minimum stock ownership requirements
•    Maintains an independent compensation committee that engages its own independent advisor
•    Maintains a compensation clawback policy to recapture unearned incentive pay
•    Provides limited perquisites
•    Annually assesses risks in its compensation programs

What the Company Does Not Do:

•    Provide single trigger change of control provisions
•    Provide tax gross-ups
•    Use an aspirational peer group of significantly larger companies
•    Provide discretionary or guaranteed incentive payouts
•    Overemphasize any single performance metric
•    Allow hedging or pledging of equity holdings
2.     Compensation Elements
In Fiscal 2026, NEO compensation was comprised of the following elements: base salary; annual incentive; long-term incentive; retirement savings; and other compensation. The purpose of each of these elements is as follows:

Elements	Purpose of the Compensation Elements
Base Salary (Annual Fixed)
This element provides compensation to secure day-to-day services and reflects the NEO’s role within the Company, personal performance, experience and contribution to the business, the size and stage of development of the Company and competitive benchmarks.

Annual Incentive (Annual Variable)	The VIP and Sales Incentive Plan (the “SIP”) are designed to motivate and reward an NEO for contribution to the achievement of the Company goals for each fiscal year.
Long-Term Incentive (Long-Term Variable)
This is the element by which NEOs receive compensation under the Company’s Equity Incentive Plan.
The Equity Incentive Plan is designed to (a) advance the interests of the Company by encouraging equity participation through the acquisition of Common Shares, (b) enable the Company to attract and retain experienced and qualified executives in a highly competitive marketplace, and (c) align the interests of NEOs with the interests of shareholders by providing incentives which promote the creation and maintenance of shareholder value.

Retirement Savings (Long-Term)
This element is designed to assist NEOs in saving for their retirement.

The NEOs are provided the same retirement savings plans and Company matching program as the Company offers other employees of the Company with no additional pension or other retirement savings programs provided to the NEOs.

Other Compensation and Employee Benefits (Short & Long-Term)
Benefits
These programs are designed to help ensure the health and wellness of employees and to provide coverage in case of death or disability.
Benefits programs include health (including dental and vision care), life insurance and disability coverage.
Employee Share Purchase Plan
All Company employees, including NEOs, are allowed to participate in the ESPP to the extent it is offered in their country of employment. Employees may, each year, contribute between 1% and 15% of their eligible compensation up to not more than $30,000 in any calendar year, with the Company either permitting participants to purchase Common Shares at a discount to the market price or providing a participant with cash contributions to purchase Common Shares.
Perquisites
Perquisites are not a typical element of NEO compensation, but perquisite arrangements are established on a case-by-case basis as considered appropriate in the interests of the Company.

D.     Executive Compensation Decision-Making
1.     Decision Process and Timing
The Compensation Committee and the Board reviewed all elements of the Company’s NEO compensation for Fiscal 2026 and considered input on current trends and best practices in compensation design from the Company’s human resources organization. These trends and best practices included the use of different long-term incentive programs, competitive trends in compensation levels, mix of compensation elements and risk management for executive compensation.
In addition, the Company reviewed the provisions of potential government regulations and updated proxy advisory policies on compensation to understand emerging executive compensation issues and governance practices. The purpose of reviewing market trends and potential regulations is to ensure the Company is abreast of industry practices impacting compensation.

The Company does not place greater or lesser weight on any of these trends or practices but considers the general direction of this information in relation to the effectiveness of the Company’s plans over time. In addition, the Company considers the practices of the Company’s peer companies in addition to the trends and practices of the general marketplace for executive talent to be knowledgeable about the effectiveness of various reward vehicles.
In Fiscal 2026, the independent members of the Board considered and approved Chief Executive Officer compensation, and the Compensation Committee (in conjunction with the Chief Executive Officer) reviewed and approved the compensation packages for the other NEOs. The VIP design and metrics, as well as the annual long-term incentive awards, were approved in April 2025 and base salaries were approved in January 2026.
2.     Comparator Group Development

Peer group data is one of a number of factors considered in determining compensation for the NEOs. Although the Company does not make decisions solely in response to the compensation practices of peer companies, as a general principle the Company targets pay at the median of its peer group for pay benchmarking.
The Company periodically reviews the peer companies used for compensation benchmarking and may make changes based on consolidation within the industry, the relevance of peer companies to the strategic focus of the Company’s principal divisions, the scale of the peer companies, and entities considered to be competing with the Company for talent and capital market support.
In June 2025, the Compensation Committee approved numerous changes to the compensation peer group to improve the representation of companies of comparable size and industry relevance. As part of this realignment, CrowdStrike Holdings, Inc., HubSpot, Inc., Manhattan Associates, Inc., SentinelOne, Inc., Teradata Corporation, and Zscaler, Inc. were removed from the group, while Aptiv PLC, Cerence Inc., Jamf Holding Corporation, Mobileye Global Inc., and Visteon Corporation were added to the group.

The approved comparator group consists of the following companies:

ACI Worldwide, Inc.	Progress Software Corporation
Appian Corporation	PTC Inc.
Aptiv PLC	Qualys, Inc.
Blackbaud, Inc.	Rapid7, Inc.
Cerence Inc.	RingCentral, Inc.
Commvault Systems, Inc.	Tenable Holdings, Inc.
Dolby Laboratories, Inc	Varonis Systems, Inc.
Jamf Holding Corporation	Verint Systems Inc.
Mobileye Global Inc.	Visteon Corporation
Pegasystems Inc.

3.     Compensation Elements and Company Goals
Base Salary
The base salary for each NEO is generally reviewed annually. Base salaries are determined after considering: experience, expertise, expected future contributions, criticality to the Company, individual performance, salary history prior to joining the Company, and the need to be competitive in the labour market. In January 2026, Mr. Foote received a base salary increase of 12.5%, Mr. Kurtz received a base salary increase of 5.71% and Ms. Armstrong-Owen received a base salary increase of 0.73%. Mr. Giamatteo’s base salary remained unchanged for Fiscal 2026.

Annual Incentives

VIP Annual Incentive Plan

The VIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO with the Company’s annual performance objectives by encouraging the NEOs to focus on exceeding established goals. For employees in centralized corporate functions, such as finance, legal and human resources, the VIP is based solely on the achievement of performance objectives for the Company as a whole. For employees in the Company’s two principal divisions, the VIP is primarily based on objectives tailored to divisional results. The paragraphs that follow describe how the VIP is determined for each NEO.
Determining VIP Target Award Levels. Each NEO has a target level of annual VIP incentive award that is set as a percentage of the NEO’s base salary. The VIP target as a percentage of base salary for each NEO in Fiscal 2026 was as follows:

Name	Fiscal 2026 VIP Target
John Giamatteo	100%
Tim Foote	75%
Mattias Eriksson	40%
Phil Kurtz	75%
Jennifer Armstrong-Owen	65% (March to December) 75% (January to February)

Ms. Armstrong-Owen’s VIP target was increased as of January 1, 2026 to better align with her NEO peers. No other NEO has received a target percentage increase since the end of Fiscal 2025. As described below, Mr. Eriksson also participated in the SIP, with a target percentage for Fiscal 2026 of 40% of base salary, which was unchanged from Fiscal 2025.

Design of the VIP Formula. Under the VIP, an NEO can earn annual incentive compensation that is calculated by multiplying the NEO’s base salary by the annual target percentage. This amount is further adjusted by a Performance Factor, which varies depending on the role of the NEO, the performance of the Company and the performance of the NEO’s applicable business unit, as follows:

NEO Base Salary	X	Annual Incentive Target (% of Base Salary)	X	VIP Performance Factor
Design of VIP Performance Factor Metrics, Weightings and Targets. The VIP performance factor is a function of certain metrics that were approved by the Compensation Committee and the Board during the first quarter of Fiscal 2026. The performance metrics in the VIP formula were structured to align NEOs’ compensation with the Company’s most critical business objectives for the year for each NEO. The total Company performance metrics applicable to Messrs. Giamatteo, Foote and Kurtz and Ms. Armstrong-Owen for Fiscal 2026 were:

Performance Metric	Weighting	Target
Software and Services Revenue	35%	$509 million
Adjusted EBITDA	35%	$84 million
Corporate Operating Cash Flow	30%	$37 million

The Software and Services revenue metric consisted of revenue from the Company’s QNX and Secure Communications divisions, collectively. The Adjusted EBITDA metric refers to adjusted EBITDA as reported by the Company.

The performance metrics applicable to Mr. Eriksson for Fiscal 2026 were:

Performance Metric	Weighting	Target
QNX Revenue	35%	$266 million
QNX Adjusted EBITDA	35%	$58 million
QNX Royalty Backlog from New Design Wins	30%	$280 million

The VIP metrics for Mr. Eriksson were weighted toward QNX performance given his former role as President of the QNX division. In contrast, the VIP metrics for the other NEOs were not focused on the performance of any one division as the principal responsibilities of those NEOs relate to all of the Company’s divisions and operations.

The QNX adjusted EBITDA metric refers to segment adjusted EBITDA for the QNX division as reported by the Company. QNX royalty backlog from new design wins refers to estimated future revenue from variable forecasted royalties on design wins achieved by QNX during the year. The Company reports its overall QNX royalty backlog on an annual basis and tracks its QNX royalty backlog from new design wins internally.

Determine Performance Achievement Multiple. Each performance metric was measured against a pre-determined target and a multiple was assigned for each metric based on actual performance relative to the applicable target (with the multiple determined based on linear interpolation for achievement between performance levels above threshold), using the following scales:

Software and Services Revenue, QNX Revenue, Adjusted EBITDA, QNX Adjusted EBITDA, QNX Royalty Backlog from New Design Wins		Corporate Operating Cash Flow
Performance vs. Target	VIP Multiple	Performance vs. Target	VIP Multiple
Below 80%	0.00	Below 50%	0.00
80%-100%	0.50-1.00	50%-100%	0.50-1.00
100%	1.00	100%	1.00
100%-140%	1.00-1.50	100%-140%	1.00-1.50
Above 140%	1.50	Above 140%	1.50

Performance Metric Results. At the end of Fiscal 2026, the performance metrics were reviewed to determine achievement against their respective targets. Based on the performance of the Company in Fiscal 2026, the following performance percentages and multiples were achieved for each of the components described above:

Performance Metric	Performance Achieved	Performance vs. Target	VIP Multiple Achieved
Software and Services Revenue	$527 million	104%	0.37
Adjusted EBITDA	$107 million	127%	0.47
Corporate Operating Cash Flow	$50 million	136%	0.43
QNX Revenue	$268 million	101%	0.35
QNX Adjusted EBITDA	$71 million	122%	0.45
QNX Royalty Backlog from New Design Wins	$257 million	92%	0.24
For each NEO, the VIP performance factor is the sum of the weighted multiple achieved for each performance metric applicable to the NEO.

The table below shows the amount of the annual VIP awards earned and payable to the NEOs in April 2026 in respect of Fiscal 2026 performance, based on the weighting of, and achievement against, each metric.

Name	VIP Amount	Performance vs. Target
John Giamatteo	$887,723	126.82%
Tim Foote	$388,140	126.82%
Mattias Eriksson[1]	$191,220	103.94%
Phil Kurtz[2]	$366,522	126.82%
Jennifer Armstrong-Owen	$335,921	126.82%
1 Mr. Eriksson’s VIP cash bonus of $191,220 was prorated for his period of active service in Fiscal 2026.
2 Mr. Kurtz’s VIP cash bonus of CDN $508,526 has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2026 of USD $1.00 = CDN $1.3874.

SIP Annual Incentive Plan

The SIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO in a commissioned sales function with the Company’s annual sales-related objectives by encouraging the NEOs to focus on exceeding established targets. For Fiscal 2026, Mr. Eriksson was the only NEO to participate in the SIP and had a target level of annual SIP incentive award equal to 40% of his base salary, such that the total of his SIP target percentage plus his VIP target percentage was 80% of his base salary.

Design of the SIP Formula. Under the SIP, Mr. Eriksson was eligible to earn annual incentive compensation calculated by multiplying his base salary by his annual target percentage. This amount was further adjusted by a SIP performance factor, which was aligned to the performance of the QNX division, as follows:

NEO Base Salary	X	Annual Incentive Target (% of Base Salary)	X	SIP Performance Factor

SIP Performance Factor Metrics and Weighting. The SIP performance factor was a function of the relative weighting of each applicable performance metric and performance against target for each applicable performance metric. For Fiscal 2026, the SIP performance metrics applicable to Mr. Eriksson and their relative weightings were:

Performance Metric	Weighting	Target
QNX Revenue	70%	$266 million
QNX Royalty Backlog from New Design Wins	30%	$280 million

Performance above target for each metric had the potential to drive a multiplier that could amplify the SIP payout. The applicable SIP multiplier for each performance metric, expressed as a percentage of achievement relative to target, was as follows:

QNX Revenue		QNX Royalty Backlog from New Design Wins
Performance vs. Target	SIP Multiplier	Performance vs. Target	SIP Multiplier
0-100%	1.00	0-100%	1.00
Above 100%	3.00	100%-166.67%	3.00
No additional SIP can be earned for performance above 166.67% of target on the QNX royalty backlog from new design wins metric.
Performance Metric Results. Based on the achievement of each SIP performance metric against target in Fiscal 2026, the following performance percentages, SIP multipliers and SIP performance factor were achieved:

Performance Metric	Performance Achieved	Performance vs. Target	SIP Multiplier	SIP Performance Factor
QNX Revenue	$203 million	76.59%	1.0000	0.5361
QNX Royalty Backlog from New Design Wins	$174 million	62.28%	1.0000	0.1868

The total SIP performance factor was 0.7229, being the sum of the individual SIP performance factors in the table above. Based on this total SIP performance factor, the annual SIP award earned and payable to Mr. Eriksson for Fiscal 2026 was 72.29% of target which, prorated for his period of active service, amounted to $158,652.

Long-Term Incentive Compensation
Long-term incentive compensation continues to be a significant element of total compensation for the NEOs in order to align the interests of NEOs with the achievement of the Company’s long-term business objectives and the interests of shareholders. The awards to NEOs are also granted in recognition of the importance of an NEO to the Company’s future, the desire to create retention value with each NEO and the individual performance of each NEO, in each case, at the time the long-term incentive awards were granted. The Company and the Compensation Committee believe that the long-term incentive compensation element of the Company’s compensation program needs to be competitive relative to the Company’s comparator group, and that it is imperative to executing the Company’s strategy in an intensely competitive industry and to attracting and retaining key talent.

Annual Long-Term Incentive Awards
In the four fiscal years prior to Fiscal 2025, the Company’s practice was to grant annual long-term incentive awards in the fourth quarter of each year. In the fourth quarter of Fiscal 2025, however, the CNG Committee began a comprehensive review of the Company’s long‑term incentive program, including an evaluation of award mix, vesting schedules, performance metrics, measurement periods, peer and market practices, and alignment with the Company’s multi‑year operating plan. This review continued into the first quarter of Fiscal 2026, prompting the CNG Committee to defer the granting of annual equity awards by one quarter. This deferral facilitated the completion of the updated program design while also ensuring that the goals for performance-based equity awards could be set in alignment with the Company’s annual operating plan, which is approved by the Board in the first quarter of each year. In April 2025, following completion of this review, the Compensation Committee and the Board approved the new long-term incentive program design and granted annual equity awards to the Chief Executive Officer and other NEOs.

Due to this one-quarter shift in timing, no annual equity awards were granted to NEOs in Fiscal 2025. As a result, a quantitative comparison of Fiscal 2025 and Fiscal 2026, during which annual equity awards were granted in the first quarter, will not provide a meaningful indication of year-over-year changes in the Company’s long-term equity award practices. Going forward, the Company intends to follow a consistent schedule under which annual long-term incentive awards will continue to be granted in the first quarter of each fiscal year, enabling meaningful year-over-year comparisons in future periods.

In Fiscal 2026, long-term incentive awards were granted to all of the NEOs. For the NEOs other than the Chief Executive Officer, 50% of the award was granted in the form of PBRSUs and 50% was granted in the form of TBRSUs. For the award to the Chief Executive Officer, the PBRSU component was 60% and the TBRSU component was 40%. The TBRSU component for all NEOs will vest on a straight-line basis in equal quarterly installments over three years, reflecting an evolution from the Company’s prior practice of annual vesting for TBRSUs. The PBRSU component for all NEOs will vest entirely, partially or not at all on the third anniversary of the grant date depending on (i) the Company’s performance against certain quantifiable and objective operating metrics, as described below, and (ii) the Company’s relative total shareholder return on the NYSE as compared to the performance of the S&P Software & Services Select Industry Index (the “rTSR Metric”).

Operating Metrics

The operating metrics selected for the PBRSUs granted in Fiscal 2026 were: (i) revenue growth percentage for the QNX division, (ii) aggregate revenue growth percentage for the Secure Communications division and the Company’s intellectual property Licensing division, and (iii) adjusted EBITDA margin percentage. The relative weightings assigned to each metric were:

PBRSU Operating Performance Metrics	Weighting
QNX Revenue Growth Percentage	35%
Secure Communications and Licensing Revenue Growth Percentage	15%
Adjusted EBITDA Margin Percentage	50%

Together, the weighting assigned to the two revenue growth metrics is equal to the weighting assigned to the adjusted EBITDA margin metric, which reflects the philosophy of the Compensation Committee and the Board that growth and profitability were of equal importance to the Company in Fiscal 2026 and that neither objective was to be pursued at the expense of the other. The weighting assigned to the QNX revenue growth percentage metric was higher than the weighting assigned to the Secure Communications and Licensing growth percentage metric because the Company believes that QNX revenue growth has a greater impact on the market value of the Company’s Common Shares than does Secure Communications and Licensing revenue growth, which belief also mirrors input received through the Company’s engagement with its top shareholders.

For the PBRSU operating metrics, performance is measured over three successive one-year periods, beginning with Fiscal 2026, each with performance targets established in advance. With this approach, a portion of the PBRSUs may be notionally earned incrementally through performance each year, even though none of the PBRSUs will vest until the end of the third year; also, as discussed further below, the number of PBRSUs actually earned through operating performance is ultimately subject to modification upward or downward based on the rTSR Metric at the end of the third year.

The decision to use successive one-year performance measurement periods instead of a single three-year performance measurement period was based on several strategic considerations:

•    Retention and motivation: The opportunity to earn PBRSUs annually enhances accountability by making performance easier to track and improves engagement by providing a continuous incentive for executives to perform at their best, even through periods of volatility such as the Company has experienced in recent years.
•    Reduced uncertainty: Shorter measurement periods reduce the uncertainty associated with long-term performance forecasting, making it easier to set realistic targets based on cumulative improvement.
•    Alignment with shareholder interests: By rewarding annual achievements that build toward long-term strategic goals, the Company promotes executive actions that are aligned with shareholder interests.

The performance targets for each of the three years were established by the Compensation Committee and the Board prior to the granting of the awards, and the Company does not intend to adjust any of them during the three-year vesting period. For Fiscal 2026, the targets established were consistent with the high end of the guidance ranges for the three operating metrics as disclosed in the Company’s Fiscal 2025 Annual Report on Form 10-K. The Company has not provided public guidance relating to the applicable performance targets for Fiscal 2027 or 2028. The Compensation Committee and the Board believe that the operating targets will be challenging to achieve but attainable with the application of significant diligence and skill by the Company’s executive officers, and that they are aligned with long-term shareholder interests.

The PBRSUs granted in Fiscal 2026 may be earned for each one-year measurement period based on actual attainment against the designated operating performance metrics using the following payout table:

Operating Metric		Threshold	Target	Maximum
QNX Revenue Growth %	Performance	80%	100%	125%
	Payout	17.5%	35%	61.25%
Secure Communications and Licensing Revenue Growth %	Performance	80%	100%	125%
	Payout	7.5%	15%	26.25%
Adjusted EBITDA Margin %	Performance	80%	100%	125%
	Payout	25%	50%	87.4%
Total PBRSU Payout on Operating Metrics		50%	100%	175%

Below the threshold performance level, no PBRSUs will be earned. Between the threshold and target performance levels and between the target and maximum performance levels, respectively, the number of PBRSUs earned will be calculated based on linear interpolation between the payout amounts in the table. For performance above the maximum level, the number of PBRSUs earned is capped at 175% of the target amount. For any performance period, PBRSUs that are not earned are forfeited.

rTSR Metric

As noted above, vesting of the Fiscal 2026 Award PBRSUs depends not only on operating metrics but also on the rTSR Metric. The rTSR Metric has a three-year performance period and is structured as a “wrapper”, or multiplier, that acts to modify the number of PBRSUs earned on the basis of the operating metrics. Performance on the rTSR Metric is determined based on the Company’s total shareholder return, expressed as a percentile ranking, relative to the total shareholder returns of all of the component companies in the S&P Software & Services Select Industry Index. The modifier operates as set out in the following table:

Metric		Threshold	Target	Maximum
Relative Total Shareholder Return	Percentile	25%	55%	85%
	Multiplier	0.5	1.0	1.1429
Total PBRSU Payout after rTSR Multiplier		25%	100%	200%

If the Company’s performance is at or below the threshold percentile level, the rTSR multiplier will be 0.5. Between the threshold and target percentile levels and between the target and maximum percentile levels, respectively, the rTSR multiplier will be calculated based on linear interpolation between the amounts shown in the table. For performance above the maximum percentile level, the multiplier is capped at 1.1429. Notwithstanding the foregoing, if the Company’s absolute total shareholder return is negative over the measurement period, the multiplier is capped at 1.0 even if the Company’s performance is better than the 55th percentile.

The multipliers for the rTSR metric were chosen to produce an overall PBRSU payout of 25% at threshold operating and rTSR performance and an overall PBRSU payout of 200% at maximum operating and rTSR performance. The maximum overall potential payout was increased from 150% of target in prior years to 200% for the Fiscal 2026 Awards to better align the maximum payout level with the Company’s compensation peers and to provide management with a strong incentive to outperform and drive long-term shareholder value. Most of the upside potential from the target payout level to the maximum payout level is driven by the operating performance metrics as opposed to the rTSR Metric, which aligns with feedback received through the Company’s engagement with its top shareholders, who expressed a desire for rewards to be based on factors primarily within management’s control.

Interim Long-Term Incentive Awards
In addition to the annual long-term incentive awards, the Company also makes long-term incentive awards on an interim basis in accordance with the policy on granting equity awards that has been adopted by the Board. Awards are generally made in connection with new hires, promotions, acquisitions and in some cases as special incentives, including in recognition of special contributions or for retention purposes. No interim or special long-term incentive awards were granted to NEOs in Fiscal 2026.

Retirement Savings
The Company offers all Canadian-based and U.S.-based NEOs from time to time the opportunity to participate in the group retirement savings plan that is made available to all other Canadian-based and U.S.-based employees. In Fiscal 2026, the Company matched each Canadian-based employee’s contribution to the group registered retirement savings plan (the “Group RRSP”) and each U.S.-based employee’s contribution to the U.S. 401(k) Plan dollar for dollar up to 5% of the employee’s base salary, subject to the Canada Revenue Agency’s current year contribution limit for Canada and the IRS limit in the case of each U.S. employee. Mr. Kurtz is the only Canadian-based NEO. No additional forms of pension plan are offered to the NEOs.

Other Compensation (Benefits & Perquisites)
The NEOs are offered similar benefits to all other employees.
4.     Clawback of Incentive and Equity-Based Compensation
The Company maintains the BlackBerry Limited Clawback Policy (the “Clawback Policy”) with respect to the reimbursement of incentive and equity-based compensation. Under the Clawback Policy, subject to any available exemptions under applicable law or regulation, the Company shall require reimbursement (on a pre-tax basis) of an NEO’s annual bonus, equity incentive and/or other performance-based compensation in respect of the Company’s most recent three fiscal years if: (i) the Company is required to restate its financial statements to correct a material error due to material non-compliance with applicable financial reporting requirements, and (ii) such compensation exceeded the amount which ought to have been awarded or earned based on the restatement, to the extent of such excess. In such circumstances, wrongdoing on the part of the NEO is not required in order for reimbursement to be triggered. In addition, subject to any available exemptions under applicable law or regulation, the Company shall require reimbursement of an NEO’s annual bonus and/or equity incentive compensation in respect of the immediately preceding one-year period if the Company becomes aware of Misconduct (as defined in the Clawback Policy). The Company did not recover compensation from any NEO pursuant to the Clawback Policy in Fiscal 2026.
5.     NEO Share Ownership Guidelines
In December 2025, the NEO share ownership guidelines were updated to increase the Chief Executive Officer guideline from at least four times base salary to at least five times base salary and, for all NEOs, to exclude unvested performance-based equity from counting toward the ownership requirement. As a result, under the revised guidelines, only time-based equity awards and owned shares are counted toward the ownership requirement. The guideline for the NEOs other than the Chief Executive Officer was left unchanged at no less than two times their base salary. All NEOs have five years from first becoming subject to the guidelines to attain the requisite ownership levels. If the NEOs do not meet the guidelines within that period, they are required to hold at least 50% of the Common Shares they acquire (on an after-tax basis) from the settlement of equity awards until such time as the guidelines are satisfied. All of the NEOs have met the applicable guidelines as of the Record Date.

E.     Compensation Risk Management
The mandate of the Compensation Committee requires the Compensation Committee to review annually the risk management and controls of the Company’s compensation and benefit arrangements, including the administration of the Company’s equity-based plans.
In February 2026, the Company engaged AON Consulting Inc. (“AON”) to assist with a risk assessment of compensation programs and polices related to the NEOs. The compensation risk assessment included interviews with senior management representatives to: (a) identify significant risks, if any; (b) understand the role of compensation in supporting appropriate risk taking; and (c) understand how risk is governed and managed at the Company. AON also reviewed documentation relating to the Company’s existing risk management processes, Board and committee mandates, plan documentation for the Company’s annual and long-term incentive programs, and severance provisions and other contractual arrangements for the NEOs. In addition, AON conducted a compensation risk audit of the Company’s compensation policies and programs using its risk scorecard to identify any risk exposures.
AON’s compensation risk review indicated that the Company’s current compensation programs and practices appear reasonably aligned with its current strategy and are not likely to encourage excessively risky behaviour.
The Company’s compensation programs are designed to align with the Company’s business strategy, product life cycle and risk profile. AON identified the following key risk-mitigating features in the Company’s compensation governance processes and compensation structure:
•Appropriate linkage between pay and business risks. The compensation program is structured to provide both fixed and variable compensation. Base salary provides a steady income so that NEOs do not feel pressured to focus exclusively on short-term goals or stock price, while variable compensation provides the potential for a strong pay-for-performance link. A significant portion of target direct total compensation for NEOs is delivered through variable compensation.
•Linkage with shareholders. Executive compensation is weighted toward variable compensation with a significant performance-based component. Senior management equity awards are split equally between TBRSUs vesting in a straight line over three years, and PBRSUs, which cliff vest at the end of three years, if at all, based on achievement of specified performance goals. The PBRSUs align the interests of the NEOs with those of the shareholders.
•Leveraged upside and downside. Annual incentive payouts and PBRSUs are subject to minimum levels of performance and the potential exists for above-target payouts based on above-target performance up to a specified maximum payout.
•Annual comparison with market peers. On a periodic basis, the Company conducts a complete review of its compensation strategy, including the pay philosophy and program design, in light of business requirements, market practice, proxy advisory guidelines and governance considerations. In Fiscal 2026, the compensation peer group was realigned to better reflect companies of comparable size and industry relevance for the Company’s business units.
•Cash bonus plan maximum payout. For NEOs, the VIP has a maximum payout multiplier of 1.50x target and the SIP (for Mr. Eriksson, the only NEO who participated in the SIP) does not have a maximum payout such that the payout is proportional to divisional performance.
•Balance of performance metrics. In Fiscal 2026, the VIP aligned to financial performance metrics while the SIP for Mr. Eriksson was aligned with the QNX division’s revenue and design wins targets, aligning NEOs with the Company’s annual strategic goals. The metrics and targets in Fiscal 2026 for PBRSUs for new hires and promotions were updated to reflect the Company’s ongoing commitment to aligning executive compensation with shareholder value creation and sustainable business growth.

•Alignment with annual budget. The Company develops the annual compensation programs in alignment with the annual operating plan and regularly tracks the cost of the compensation programs as compared to the plan.
•Targets and definitions for each metric defined at beginning of performance cycle. The performance goals for incentives were approved by the Compensation Committee at the beginning of the performance cycle. Each financial and non-financial metric was clearly defined and communicated to the applicable business leader.
•Audit process for performance results. The Company regularly reviewed, tracked and reported to the Compensation Committee on performance against established metrics and on potential compensation payouts to effectively identify any misalignment and manage any inherent risks.
•Validation of payout calculations. Payout calculations were audited and provided to the Compensation Committee for review.
•Policy for timing of equity grants. The Board has adopted a policy on granting equity awards with guidelines governing the timing of equity grants and has adhered to such policy.
•Independent advisor. The Compensation Committee used an independent advisor on an as-needed basis to provide an external perspective on market changes and best practices related to compensation design, governance and compensation risk management. In Fiscal 2026, the Compensation Committee engaged Mercer to provide executive rewards advisory services and pay benchmarking.
•Clawback policy. The Company’s Clawback Policy covers recoupment of incentive and equity-based compensation in certain circumstances in connection with financial restatements and misconduct.
•Anti-pledging and anti-hedging policy. The Company’s Insider Trading Policy prohibits any officer or director from engaging in any kind of pledging, hedging or equity monetization strategy that could reduce or limit his or her economic risk with respect to his or her holdings, ownership or interest in or to Company securities. The policy specifies that hedging transactions include trades in derivative securities that are designed to hedge or offset a decrease in the market value of Company securities. The Company is not aware of any of its current NEOs or directors engaging in any hedging activities or share pledging.
•Share ownership guidelines. In Fiscal 2026, the Company updated its NEO share ownership guidelines. The Chief Executive Officer is now required to maintain at least five times his base salary in Company equity (at least two times base salary for other NEOs), excluding unvested performance-based awards, to help align his interests with shareholders and the longer-term performance of the Company.
•Non-binding shareholder Advisory Vote on Executive Compensation. The Company has an annual Advisory Vote on Executive Compensation which allows for shareholders to express approval or disapproval of the approach to executive compensation. See “Business to be Transacted at the Meeting – 6. Advisory Vote on Executive Compensation” in this Management Proxy Circular.

F.     Executive Compensation Tables
Summary Compensation Table
The following table provides a summary of the total compensation awarded to, earned by, paid to, or payable to, each NEO of the Company for Fiscal 2026, Fiscal 2025 and Fiscal 2024.

Summary Compensation Table[1]
Name and Principal Position	Year[2]	Salary ($)	Bonus[3,4,5] ($)	Equity Awards[6] ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation[7] ($)	Total ($)
John Giamatteo Chief Executive Officer and President, Secure Communications	2026	700,000	–	6,699,999	887,723	10,023	8,297,745
	2025	700,000	–	–	706,051	11,154	1,417,205
	2024	600,328	–	7,499,993	304,086[8]	12,926	8,417,333
Tim Foote Chief Financial Officer	2026	408,082	100,000	599,996	388,140	18,504	1,514,722
	2025	379,452	150,000	1,149,995	256,623	18,751	1,954,821
	2024	274,669	–	99,998	76,109	28,121[9]	478,897
Mattias Eriksson President, QNX	2026	548,625	–	999,996	349,872[10]	11,114	1,909,607
	2025	529,790	–	–	434,294[11]	18,505	982,588
	2024	525,000	–	799,999	219,492[12]	16,500	1,560,991
Phil Kurtz Chief Legal Officer and Head of Government Affairs	2026	385,354	–	619,972	366,522	11,836	1,383,685
	2025	331,753	148,876	–	250,966	12,673	744,268
	2024	326,951	200,000	395,623	132,931	11,444	1,066,950
Jennifer Armstrong-Owen Chief People Officer	2026	397,569	–	499,998	335,921	17,071	1,250,559
	2025	383,467	129,058	1,249,995	205,571	7,785	1,975,876
	2024	33,224	–	–	–	–	33,224
1 Other than as noted below, all compensation paid in Canadian dollars to Mr. Kurtz was converted to U.S. dollars using the Bank of Canada average rate of $1.00 = CDN $1.3500 for Fiscal 2024, $1.00 = CDN $1.3845 for Fiscal 2025 and $1.00 = CDN $1.3874 for Fiscal 2026.
2 Fiscal 2024 covers the period from March 1, 2023 to February 29, 2024, inclusive, Fiscal 2025 covers the period from March 1, 2024 to February 28, 2025, inclusive, and Fiscal 2026 covers the period from March 1, 2025 to February 28, 2026, inclusive.
3 Amounts in this column include discretionary awards provided to Messrs. Foote and Kurtz and Ms. Armstrong-Owen in recognition for their contributions towards the successful completion of the sale of the assets of the Company’s former Cylance endpoint security business. These awards in the amounts of $150,000, $148,876 and $129,058, respectively, were paid in the last quarter of Fiscal 2025.
4 Amounts in this column include a discretionary award provided to Mr. Kurtz in recognition for his contributions towards the sale of the Company’s legacy patent portfolio in Fiscal 2024. The award in the amount of $200,000 was paid in the first quarter of Fiscal 2025.
5 Amounts in this column include a discretionary special retention award provided to Mr. Foote under a letter originally issued in July 2023. The award, in the amount of $100,000 and subject to a two-year vesting period, was paid in the second quarter of Fiscal 2026.
6 TBRSU awards granted in Fiscal 2026 were valued using the fair market value of Common Shares on the NYSE of $3.39 on April 2, 2025. The calculated fair value of the PBRSUs granted in Fiscal 2026 was assumed to be, and accounted for, at market price at the date of grant. These values were determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. This column reflects the value of the target award granted in respect of the PBRSUs based on the determination that performance at target would be the probable outcome of the performance condition. The grant date fair value calculated based on performance at the maximum award level for the PBRSUs granted in Fiscal 2026 would be $10,699,999 for Mr. Giamatteo, $899,994 for Mr. Foote, $1,499,994 for Mr. Eriksson, $929,959 for Mr. Kurtz and $749,997 for Ms. Armstrong-Owen.
7 Amounts in this column include Company contributions to retirement savings plans for each NEO during Fiscal 2024, Fiscal 2025 and Fiscal 2026 in connection with the NEO’s participation in the Group RRSP or 401(k) Plan, in addition to wellness reimbursements and Bring-Your-Own-Phone (BYOP) device reimbursements, relocation grants and separation pay for each of these respective years.
8 Amount includes both Fiscal 2024 VIP of $60,033 and Fiscal 2024 SIP of $244,053 for Mr. Giamatteo.
9 Amount includes both a relocation grant of $14,515 and Company contributions to retirement savings plan of $13,606 for Mr. Foote.
10 Amount includes both Fiscal 2026 VIP of $191,220 and Fiscal 2026 SIP of $158,652 for Mr. Eriksson.
11 Amount includes both Fiscal 2025 VIP of $218,850 and Fiscal 2025 SIP of $215,444 for Mr. Eriksson.
12 Amount includes both Fiscal 2024 VIP of $42,000 and Fiscal 2024 SIP of $177,492 for Mr. Eriksson.

Grants of Plan-Based Awards Table

The following table provides information on VIP, SIP and equity awards granted in Fiscal 2026 to each NEO who received any such awards:

Name	Grant Date in Fiscal 2026	Approval Date in Fiscal 2026	Description	Estimated Future Payouts under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Giamatteo			FY2026 VIP	105,000	700,000	1,050,000	–	–	–	–	–
	April 2	March 31	TBRSUs	–	–	–	–	–	–	796,460	2,699,999
	April 2	March 31	PBRSUs	–	–	–	44,247	1,179,941	2,359,882	–	4,000,000
Tim Foote			FY2026 VIP	45,909	306,062	459,092	–	–	–	–	–
	April 2	March 31	TBRSUs	–	–	–	–	–	–	88,495	299,998
	April 2	March 31	PBRSUs	–	–	–	3,318	88,495	176,990	–	299,998
Mattias Eriksson			FY2026 VIP[3]	27,597	183,977	275,966	–	–	–	–	–
			FY2026 SIP	0	183,977	N/A4	–	–	–	–	–
	April 2	March 31	TBRSUs	–	–	–	–	–	–	147,492	499,998
	April 2	March 31	PBRSUs	–	–	–	5,530	147,492	294,984	–	499,998
Phil Kurtz			FY2026 VIP	43,352	289,016	433,524	–	–	–	–	–
	April 2	March 31	TBRSUs	–	–	–	–	–	–	88,495	309,986
	April 2	March 31	PBRSUs	–	–	–	3,318	88,495	176,990	–	309,986
Jennifer Armstrong-Owen			FY2026 VIP	39,733	264,885	397,328	–	–	–	–	–
	April 2	March 31	TBRSUs	–	–	–	–	–	–	73,746	249,999
	April 2	March 31	PBRSUs	–	–	–	2,765	73,746	147,492	–	249,999
1 Non-equity incentive plan awards are short-term incentives eligible to be earned under the Fiscal 2026 VIP and SIP.
2 For PBRSUs granted in Fiscal 2026, NEOs may earn 3.75% of the target award upon attainment of minimum threshold performance and up to 200% of the target award upon attainment of maximum performance.
3 Mr. Eriksson’s FY2026 VIP threshold, target and maximum was prorated for his period of active service in Fiscal 2026 during which he was eligible for VIP cash bonus.
4 There was no payout maximum for the Fiscal 2026 SIP for Mr. Eriksson, although the payout was limited by the performance of the Company.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides a summary of the outstanding equity awards for each of the NEOs and the amounts reflected were valued using the NYSE closing price of the Common Shares as of February 28, 2026 of $3.39:

Name	Grant Date	Number of Shares or Units of Shares That Have Not Vested (#)[1]	Market Value of Shares or Units of Shares That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Giamatteo	April 2, 2025	597,344	2,024,996	1,179,941	4,000,000
	January 2, 2024	547,469	1,855,920	769,679	2,609,212
	January 2, 2024	137,675	466,718	174,927	593,003
Tim Foote	April 2, 2025	66,370	224,994	88,495	299,998
	January 2, 2025	100,834	341,827	83,770	283,980
	April 4, 2024	58,513	198,359	48,610	164,788
	January 2, 2024	9,177	31,110	11,662	39,534
Mattias Eriksson	April 2, 2025	110,619	374,998	147,492	499,998
	January 2, 2024	73,425	248,911	93,295	316,270
Phil Kurtz	April 2, 2025	66,370	224,994	88,495	299,998
	January 2, 2024	36,715	124,464	46,646	158,130
Jennifer Armstrong-Owen	April 2, 2025	55,308	187,494	73,746	249,999
	April 4, 2024	208,978	708,435	173,610	588,538
1 The following table provides the vesting schedules, as of February 28, 2026, for TBRSUs and for PBRSUs in respect of which the performance period is complete but the units remain unvested:

Grant Date	Outstanding Vesting Dates
April 2, 2025	TBRSUs vesting in nine equal installments on April 2, July 2, and October 2 in 2026; January 2, April 2, July 2, and October 2 in 2027; January 2 and April 2 in 2028
January 2, 2025	TBRSUs vesting 1/2 on January 2, 2027 and 1/2 on January 2, 2028; PBRSUs vesting on January 2, 2028
April 4, 2024	TBRSUs vesting 1/2 on April 4, 2026 and 1/2 on April 4, 2027; PBRSUs vesting on April 4, 2027
January 2, 2024	TBRSUs vesting on January 2, 2027; PBRSUs vesting on January 2, 2027
2 Unearned PBRSUs are based on target achievement. The following table provides the vesting schedules for unearned PBRSUs with outstanding vesting dates as of February 28, 2026:

Grant Date	Outstanding Vesting Dates
April 2, 2025	Vesting April 2, 2028
January 2, 2025	Vesting January 2, 2028
April 4, 2024	Vesting April 4, 2027
January 2, 2024	Vesting January 2, 2027

PBRSUs Earned in Fiscal 2026

In each of Fiscal 2024 and Fiscal 2025, NEOs received PBRSU awards that were eligible to be earned in part based on the Company’s performance on certain operating metrics in Fiscal 2026.

The performance metrics applicable to the PBRSUs granted to NEOs in Fiscal 2024 (the “2024 PBRSUs”) and Fiscal 2025 (the “2025 PBRSUs” and, together with the 2024 PBRSUs, the “Prior PBRSUs”) are: (i) the Company’s total shareholder return on the NYSE relative to the performance of the S&P Software & Services Select Industry Index and (ii) the Company’s adjusted EBITDA margin percentage. For the total shareholder return metric, the measurement period is three years and the performance target is to match the return on the S&P Software & Services Select Industry Index over that period. For the adjusted EBITDA margin percentage metric, performance is measured against targets approved by the Board in advance for three successive periods, as follows: Fiscal 2025, Fiscal 2026, and the first nine months of Fiscal 2027. Under this approach, a portion of the Prior PBRSUs may be earned incrementally through operating performance in each year.

Each Prior PBRSU grant specified a target award, reflecting the number of PBRSUs that will be earned if 100% of the pre-approved targets are achieved, and a maximum possible award of 150% of the target award. The payout opportunities for the Prior PBRSUs are as set out in the following table:

Prior PBRSU Metric	Weighting		Threshold	Target	Maximum
Total Shareholder Return	70%	Performance	90%	100%	125%
		Payout	52.5%	70%	105%
Adjusted EBITDA Margin %	30%	Performance	90%	100%	125%
		Payout	22.5%	30%	45%
Total Prior PBRSU Payout			75%	100%	150%

Below the threshold performance levels, no Prior PBRSUs will be earned. Between the threshold and target performance levels and between the target and maximum performance levels, respectively, the number of Prior PBRSUs earned will be calculated based on linear interpolation between the payout amounts in the table. For any measurement period, Prior PBRSUs that are not earned are forfeited.

Among the current NEOs, Messrs. Giamatteo, Foote and Kurtz received Prior PBRSUs as annual long-term incentive awards in Fiscal 2024, and Mr. Foote and Ms. Armstrong-Owen received Prior PBRSUs as interim long-term incentive awards in Fiscal 2025. As of the end of Fiscal 2026, the first two annual performance measurement periods for the adjusted EBITDA margin percentage metric have been completed and the payouts applicable to the metric for Fiscal 2025 and Fiscal 2026, respectively, based on achievement are as follows:

Measurement Period	Adjusted EBITDA Margin % Target	Adjusted EBITDA Margin % Achieved	Achievement	Measurement Period Payout
2026	15.8%	19.5%	123.4%	43.9%
2025	1.1%	6.5%	490.9%	45.0%

Based on the payout percentage achieved for each year, the NEOs have earned a portion of their Prior PBRSUs as follows:

Name	Measurement Period	2024 PBRSUs Eligible at Target[1]	2024 PBRSUs Earned	2025 PBRSUs Eligible at Target[1]	2025 PBRSUs Earned
John Giamatteo	2026	118,076	172,756	–	–
	2025	118,075	177,112	–	–
Tim Foote	2026	1,457	2,131	16,548	23,511
	2025	1,458	2,187	16,547	24,820
Phil Kurtz	2026	5,833	8,534	–	–
	2025	5,830	8,745	–	–
Jennifer Armstrong-Owen	2026	–	–	21,701	31,750
	2025	–	–	21,702	32,553
1 The number of PBRSUs eligible to be earned at target for each performance period is the total number of PBRSUs awarded to an NEO in the applicable year at target multiplied by 30% (being the weighting of the adjusted EBITDA margin percentage metric) and divided by three (because the target opportunity represented by the award is spread equally across three annual performance periods).

The number of Prior PBRSUs earned, if any, based on achievement on the total shareholder return metric will be determined, in each case, at the end of the applicable three-year measurement period.
Options Exercised and Stock Vested during Fiscal 2026
The following table provides a summary of the value of RSUs that vested during Fiscal 2026. None of the NEOs held Options during Fiscal 2026.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
John Giamatteo	743,908	2,943,586
Tim Foote	96,409	360,858
Mattias Eriksson	187,488	742,825
Phil Kurtz	155,167	711,048
Jennifer Armstrong-Owen	90,776	296,283
1    RSUs were valued using the fair market value of Common Shares on the vesting date. RSUs held by Messrs. Giamatteo, Foote and Eriksson and Ms. Armstrong-Owen were valued using the fair market value on the NYSE while RSUs held by Mr. Kurtz were valued using the fair market value on the TSX and converted to U.S. dollars using the Bank of Canada closing rate on the day of vest (June 24, 2025 of $1.00 = CDN $1.3712, July 2, 2025 of $1.00 = CDN $1.3622, September 29, 2025 of $1.00 = CDN 1.3921, October 2, 2025 of $1.00 = CDN 1.3963, January 2, 2026 of $1.00 = CDN 1.3737 and January 6, 2026 of $1.00 = CDN $1.3789).
G.     Employment Arrangements, Termination and Change of Control Benefits
This section summarizes details of provisions in employment contracts and long-term incentive plans that would trigger payments by, or confer benefits from, the Company to its current NEOs upon termination, a change of control or retirement. The Company has change of control and severance guidelines that cover the NEOs and certain other senior executives. These guidelines are designed to retain key members of management for the benefit of the Company and its shareholders by providing the executives with base line protection in the event of a termination of their employment without cause or their resignation for good reason, including in connection with a change of control.

1.     Employment Arrangements
Mr. Giamatteo is employed as Chief Executive Officer of BlackBerry Limited and President, Secure Communications under a written employment contract that was entered into on December 8, 2023, as amended on September 10, 2024 and as of April 1, 2025. Mr. Foote is employed as Chief Financial Officer under a written employment contract that was entered into on July 26, 2024, as amended on September 20, 2024. Mr. Kurtz is employed as Chief Legal Officer and Head of Government Affairs under a written employment contract that was entered into on June 27, 2022, as amended on September 6, 2024. Ms. Armstrong-Owen is employed as Chief People Officer under a written employment contract that was entered into on January 9, 2024, as amended on January 10, 2024 and as of September 6, 2024. Mr. Eriksson entered into a separation agreement and release with the Company on November 17, 2025 in connection with the termination of his employment and is no longer subject to an employment agreement.

The Compensation Committee and Board approved amendments to Mr. Giamatteo’s employment agreement, effective as of April 1, 2025, to align his termination entitlements with market peers. Mr. Giamatteo’s employment agreement, as amended, provides for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
•current base salary for 24 months (the “Severance Period”);
•two times VIP payment at then-current target percentage;
•regular contributions to continue all health benefits for the duration of the Severance Period (to the extent permitted);
•all outstanding entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and any vested Options will be exercisable in accordance with the terms of the governing plan or grant agreement; and
•earned VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

The respective employment agreements of Messrs. Foote and Kurtz and Ms. Armstrong-Owen provide for the following:

Termination without Cause or for Good Reason – General
•Company will provide:
•current base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the “Severance Period”);
•regular contributions to continue all health benefits for the duration of the Severance Period (to the extent permitted);
•all outstanding entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and any vested Options will be exercisable in accordance with the terms of the governing plan or grant agreement; and
•earned VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

The respective employment agreements of all of the NEOs further provide for the following:

Termination without Cause or for Good Reason – during negotiation of or within 24 months following a Change of Control
•Company will make a lump sum payment equal to two times base salary.
•Company will continue to make regular contributions to continue all health benefits for 24 months (to the extent permitted).
•In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP target percentage, and then multiplied by two.
•All outstanding equity will immediately and automatically become fully vested at the target award and any vested Options will be exercisable for the applicable period of time under the governing plan or grant agreement.

Voluntary resignation or termination for Cause	•No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

With respect to each NEO, “Good Reason” means any of the following: (i) a material and detrimental alteration of the NEO’s position, duties or responsibilities with the Company, subject to certain limitations in the context of a Change of Control; (ii) a reduction in the NEO’s base salary of at least 10%, except where such reduction is part of a general reduction in the base salary of all members of the executive officers of the Company which does not occur following a change of control and affects the NEO in substantially the same manner as the other executive officers of the Company; (iii) the failure to continue the NEO’s participation in any share option, share purchase, profit sharing, bonus or other incentive compensation plan unless the Company provides replacement arrangements which are comparable in the aggregate; (iv) a material breach of the NEO’s employment contract by the Company which is not cured by the Company within a specified period; and (v) in the case of Mr. Kurtz, the Company relocating his principal office to a location more than 50 miles from its location as of the date of the employment contract.
For all of the NEOs, no entitlements arise solely if a change of control occurs without termination either during negotiation with the eventual acquiror or within 24 months after the change of control.
If the termination provisions under the respective employment contracts of the NEOs had been triggered on the last day of Fiscal 2026, the value of their entitlements would have been as follows:

	Base Salary ($)	Bonus ($)	Benefits ($)	Retirement Savings ($)[1]	Long-Term Incentive Awards ($)[2]	Total ($)
Termination – Without Cause or for Good Reason
John Giamatteo	1,400,000	2,287,723	66,340	–	7,324,851	11,078,914
Tim Foote	900,000	388,140	50,518	–	1,259,595	2,598,253
Phil Kurtz[3]	807,245	366,522	15,659	–	482,590	1,672,017
Jennifer Armstrong-Owen	466,667	335,921	42,267	–	1,401,141	2,245,996

	Base Salary ($)	Bonus ($)	Benefits ($)	Retirement Savings ($)[1]	Long-Term Incentive Awards ($)[2]	Total ($)
Termination – Change of Control[4]
John Giamatteo	1,400,000	1,400,000	66,340	–	11,549,849	14,416,188
Tim Foote	900,000	675,000	50,518	–	1,584,591	3,210,109
Phil Kurtz[3]	807,245	605,434	15,659	–	807,586	2,235,924
Jennifer Armstrong-Owen	800,000	600,000	72,458	–	1,734,466	3,206,924
1    Retirement savings entitlements are based upon the maximum annual employer contributions for 2026 and prorated for each NEO’s respective entitlement period.
2    In the case of a termination without cause or for good reason, absent a change of control for the NEOs, the equity awards do not accelerate and will continue to vest for a period of 24 months after termination in the case of Messrs. Giamatteo, Foote and Kurtz and 14 months after termination in the case of Ms. Armstrong-Owen. This column reflects numbers and values if the PBRSUs were to vest, based on the performance achievement where known and the target awards for all others. In the event of the death of an NEO, all of the NEO’s TBRSUs will automatically vest and all of the NEO’s PBRSUs will automatically vest at the target award amount. Share-based amounts in this column were valued using the NYSE closing price of the Common Shares as of February 28, 2026 of $3.39.
3    All compensation paid in Canadian dollars has been converted to U.S. dollars using the Bank of Canada average rate for Fiscal 2026 of $1.00 = CDN $1.3874.
4    The amounts under the heading “Termination – Change of Control” are in respect of a termination without cause or for good reason within 24 months following a change of control or during negotiations with the eventual acquiror in the change of control.

2.     Long-Term Incentive Plans
The Equity Incentive Plan includes provisions relating to a change of control of the Company and termination of employment. See “Securities Authorized for Issuance Under Equity Compensation Plans – Equity Incentive Plan – Termination Entitlements” in this Management Proxy Circular for more information.

H.    CEO Pay Ratio
For Fiscal 2026, the annual total compensation of the Company’s Chief Executive Officer, Mr. Giamatteo, was $8,297,745 and the total compensation of the Company’s median employee was $125,802 and the ratio of these amounts is approximately 66:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the U.S. Exchange Act. The ratio represents a material increase from the CEO pay ratio of approximately 14:1 that was disclosed the Company’s 2025 management proxy circular due to the deferral of annual long-term incentive awards to NEOs from the last quarter of Fiscal 2025 into the first quarter of Fiscal 2026. Annual long-term incentive awards comprise a substantial majority of Mr. Giamatteo’s compensation. See “Executive Compensation – D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Long-Term Incentive Compensation” in this Management Proxy Circular. The ratio represents a material decrease from the CEO pay ratio of approximately 87:1 that was disclosed in the Company’s 2024 management proxy circular.
To determine median employee compensation, the Company analyzed all of its employees using base salary, bonuses, commissions and the grant date fair value of equity awards in Fiscal 2026. The Company applied this measure to the Company’s global employee population as of February 28, 2026, the last day of Fiscal 2026, and annualized compensation for regular employees that did not work for the full year. After identifying the median employee, the Company calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the Summary Compensation Table on page 37. Compensation amounts were determined from the Company’s human resources and payroll systems of record. Payments not made in U.S. dollars were converted to U.S. dollars using applicable exchange rates as of February 28, 2026.
Compensation Committee Report
The Compensation Committee reviewed and discussed this Compensation Discussion and Analysis with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Management Proxy Circular.
Members of the Compensation Committee
Lisa Bahash (Chair) and Richard Lynch.

PAY FOR PERFORMANCE

Pursuant to SEC rules, the Company is providing the following information about the relationship between compensation actually paid to the Company’s Principal Executive Officers since Fiscal 2022 (each, a “PEO”), Messrs. Giamatteo and Chen, and other Named Executive Officers (collectively, the “non-PEO NEOs”) and certain financial performance metrics of the Company.

Fiscal Year	Summary Compensation Table Total for PEO[1] ($)		Compensation Actually Paid to PEO[2] ($)		Average Summary Compensation Table Total for Non-PEO NEOs[3,4] ($)	Average Compensation Actually Paid to Non PEO NEOs[2,3] ($)	Value of Initial Fixed $100 Investment Based On:		Net Income[7] (MM $)	Company Selected Measure (Revenue)[7] (MM $)
	Giamatteo	Chen	Giamatteo	Chen			Total Shareholder Return[5] ($)	Peer Group Total Shareholder Return[6] ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2026	8,297,745		8,366,174		1,514,643	1,138,772	33.73	93.84	53	549
2025	1,417,205		3,686,845		1,295,625	2,217,180	46.87	109.87	(79)	535
2024	8,417,333	2,041,594	11,774,358	(12,728,406)	1,339,389	699,466	27.66	96.40	(130)	853
2023		3,015,850		(15,424,150)	1,676,613	1,108,219	38.61	74.82	(734)	656
2022		3,017,877		(43,182,123)	3,128,467	3,572,235	68.36	90.09	12	718
1 The dollar amounts reported in columns (b) are the amounts of total compensation reported for Messrs. Giamatteo and Chen in the “Total” column of the summary compensation table (the “SCT”) in the Company’s management proxy circular for each corresponding fiscal year. For Fiscal 2024, Mr. Chen held the position of PEO from March 1, 2023 to and including November 3, 2023; Mr. Lynch held the position of interim PEO from November 4, 2023 to December 11, 2023; and Mr. Giamatteo held the position of PEO from December 11, 2023 to February 29, 2024. Mr. Lynch received a DSU award with a grant date value of $25,000 for his service as interim PEO.
2 The amounts shown in the table below were deducted from or added to the SCT total compensation, as applicable, in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (“CAP”) to the PEO and the average CAP to the non-PEO NEOs.
3 The non-PEO NEOs reflected in columns (d) and (e) include the following individuals: Tim Foote (2025-2026); Jennifer Armstrong-Owen (2025-2026); Steve Rai (2022-2025); John Giamatteo (2022-2023); Mattias Eriksson (2022-2026); Phil Kurtz (2023-2026); Sai Yuen (Billy) Ho (2022); and Marjorie Dickman (2024).
4 The dollar amounts reported in column (d) reflect the average amounts of total compensation reported for non-PEO NEOs for each corresponding fiscal year in the “Total” column of the SCT.
5 Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and at the beginning of the measurement period by the Company’s share price at the beginning of the period. The Company did not pay any dividends during the last four fiscal years.
6 Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group for which the TSR is provided in column (g) is the Standard and Poor’s Software & Services Select Industry Index for Fiscal 2024-2026 and the Standard and Poor’s TSX Capped Composite Index for Fiscal 2022-2023. The Fiscal 2026 TSR for the previous peer group was $190.14.
7 As reported in the Company’s Annual Report on Form 10-K for the respective fiscal year.
Reconciliation of Summary Compensation Table Totals to Compensation Actually Paid

In accordance with SEC rules, the following adjustments were made to the Summary Compensation Table total compensation to determine the Compensation Actually Paid for the PEOs and average non-PEO NEO for each year:

	Giamatteo FY2026 ($)	Giamatteo FY2025 ($)	Giamatteo FY2024 ($)	Chen FY2024 ($)	Chen FY2023 ($)	Chen FY2022 ($)	Non-PEO NEO Average FY2026 ($)	Non-PEO NEO Average FY2025 ($)	Non-PEO NEO Average FY2024 ($)	Non-PEO NEO Average FY2023 ($)	Non-PEO NEO Average FY2022 ($)
Summary Compensation Table Total Compensation	8,297,745	1,417,205	8,417,333	2,041,594	3,015,850	3,017,877	1,514,643	1,295,625	1,339,389	1,676,613	3,128,467
(Minus) total reported fair value of all equity awards granted in year	(6,699,999)	0	(7,499,993)	0	0	0	(679,991)	(479,998)	(546,988)	(1,024,822)	(2,536,926)
Plus fair value as of year-end of equity awards granted in year and outstanding and unvested as of year-end	6,024,996	0	6,078,712	0	0	0	590,619	738,621	445,770	1,029,731	1,910,152
Plus or (Minus) year-over-year change, as of year-end, in fair value of awards granted in prior years and outstanding and unvested as of year-end	1,565,299	2,621,934	4,881,038	(11,640,000)	(15,840,000)	(52,920,000)	(106,548)	779,126	(90,362)	(420,544)	1,074,076
Plus or (Minus) year-over-year change, as of year-end, in fair value of awards that vested in the year	(821,867)	(352,294)	(102,732)	(3,130,000)	(2,600,000)	6,720,000	(179,951)	(116,195)	(448,342)	(152,758)	(3,534)
Total Compensation Actually Paid	8,366,174	3,686,845	11,774,358	(12,728,406)	(15,424,150)	(43,182,123)	1,138,772	2,217,180	699,466	1,108,219	3,572,235

All fair values were determined using the closing price of the Common Shares on the NYSE as of the date of grant or vesting, as applicable.

Most Important Financial Performance Measures

The financial performance metrics used to determine the Fiscal 2026 CAP for Mr. Giamatteo in his capacity as PEO were Software and Services Revenue, Adjusted EBITDA, Corporate Operating Cash Flow, QNX Revenue Growth Percentage, Secure Communications and Licensing Revenue Growth Percentage, Adjusted EBITDA Margin Percentage and Total Shareholder Return.

The financial performance metrics used to determine the Fiscal 2026 CAP for the non-PEO NEOs were Software and Services Revenue, Adjusted EBITDA, Corporate Operating Cash Flow, QNX Revenue, QNX Adjusted EBITDA, QNX Royalty Backlog from New Design Wins, QNX Revenue Growth Percentage, Secure Communications and Licensing Revenue Growth Percentage, Adjusted EBITDA Margin Percentage and Total Shareholder Return.

See “D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Annual Incentives” in the CD&A section of this Management Proxy Circular for information on these metrics.

CAP vs. TSR
The chart below illustrates the relationship between the CAP amounts of the PEO and other NEOs and the Company’s TSR over the past five fiscal years. The TSR trend line represents the value of a $100 investment made on February 28, 2021.

CAP vs. Revenue
The chart below illustrates the relationship between the CAP amounts of the PEO and other NEOs and the Company’s revenue over the past five fiscal years.

CAP vs. Net Income
The chart below illustrates the relationship between the CAP amounts of the PEO and other NEOs and the Company’s net income over the past five fiscal years.

Company TSR vs. Peer Group TSR
The chart below compares the Company’s TSR, the performance of the Standard and Poor’s Software & Services Select Industry Index and the performance of the Standard and Poor’s Capped Composite Index over the past five fiscal years. The graph represents the values of $100 investments made on February 28, 2021.

The peer group was updated from Standard and Poor’s TSX Capped Composite Index used for Fiscal 2022-2023 as the new index is more appropriate based on the market cap and other characteristics of its constituent companies.

DIRECTOR COMPENSATION
The Company’s director compensation program is designed to attract and retain highly qualified non-employee directors. The Company aligns director compensation with compensation offered by peer companies (identified in “Executive Compensation – D. Executive Compensation Decision-Making – 4. Comparator Group Development” in this Management Proxy Circular) that compete with it for talent. The Company’s director compensation program is designed to address the time, effort, expertise and accountability required of active board membership.

In Fiscal 2026, the Compensation Committee reviewed the total compensation of the Company’s non-employee directors and each element of the Company’s non-employee director compensation program. As part of this process, the Compensation Committee evaluated compensation peer and other market data provided by its independent compensation consultant, Mercer. Based on this evaluation, the Compensation Committee recommended to the Board, and the Board approved: (i) increases in the initial retainer and annual retainer for all non-employee directors, (ii) increases in the annual retainer for the Board chair and the chair of each standing committee of the Board, and (iii) the introduction of an annual retainer for other members of each standing committee of the Board. The Compensation Committee also recommended, and the Board also approved, a change in the currency of non-employee director compensation from Canadian dollars to U.S. dollars. This currency change accounted for all of the increase in several of the annual retainer amounts, the nominal values of which were not increased or were reduced. These changes, which took effect as of August 28, 2025, represented the Company’s first increases in non-employee director compensation since Fiscal 2018 and are summarized in the following table:

Compensation	Fiscal 2026	Fiscal 2025[1]
Initial retainer	$125,000	$108,116
Annual Board retainer	$300,000	$194,609
Additional annual retainer for Board Chair	$75,000	$54,058
Additional annual retainer for Audit and Risk Management Committee Chair	$30,000	$18,019
Additional annual retainer for Compensation Committee Chair	$20,000	$14,415
Additional annual retainer for Nomination and Governance Committee Chair	$15,000	$10,812
Additional annual retainer for Audit and Risk Management Committee member	$15,000	–
Additional annual retainer for Compensation Committee member	$10,000	–
Additional annual retainer for Nomination and Governance Committee member	$7,500	–
1 Fiscal 2025 director fees have been converted from Canadian dollars to U.S. dollars using the Bank of Canada average rate of $1 = CDN $1.3874 for Fiscal 2026.

Non-employee directors are also reimbursed for out-of-pocket expenses for attending all Board and committee meetings. Directors who are also employees of the Company receive no additional remuneration for acting as directors. Mr. Giamatteo is the only director who is also an employee of the Company.

Share Ownership Guidelines

In Fiscal 2012, the Board adopted a guideline that each director who is not an employee of the Company should hold Common Shares and/or DSUs with an aggregate value of not less than four times the annual retainer paid to each director (the “Director Ownership Guideline”). Compliance with the Director Ownership Guideline is assessed based on the greater of the purchase price, grant price or market value of the Common Shares and/or DSUs held by each non-employee director. Non-employee directors are expected to satisfy the Director Ownership Guideline within five years of joining the Board. The Director Ownership Guideline has been satisfied by each of the non-employee directors of the Company except for Mss. Bahash and O’Neill and Messrs. Brace and Mainz, each of whom has been a director for less than three years.

Payment of Initial and Annual Retainers

The initial Board retainer is a one-time amount payable to each new non-employee director upon becoming a member of the Board and 100% of this retainer is payable in DSUs. Throughout Fiscal 2026, 100% of all annual retainers earned by non-employee directors were also payable in DSUs. In Fiscal 2026, the Compensation Committee recommended, and the Board approved, a change to allow any non-employee director who has satisfied the Director Ownership Guideline to elect to receive up to 50% of all annual retainer amounts payable to the director in cash, with the balance payable in DSUs. The Company intends to implement this change in Fiscal 2027.

A director is required to retain all DSUs until he or she ceases to be a member of the Board.

Director Compensation Table

Set out below are amounts earned by the non-employee directors in respect of membership on the Board and its committees in Fiscal 2026, 100% of which were paid in DSUs. No other compensation is payable to such directors, other than the reimbursement of expenses.

Name	Total Fees Earned[1]
Lisa Bahash[2]	$265,749
Philip Brace[3]	$262,886
Lisa Disbrow[4]	$273,866
Richard Lynch[5]	$322,210
Barry Mainz[6]	$283,022
Lori O’Neill[7]	$257,422
Wayne Wouters[8]	$257,422
1 Director fees that were earned in Canadian dollars prior to August 28, 2025 have been converted to U.S. dollars using the Bank of Canada average rate of $1 = CDN $1.3874 for Fiscal 2026.
2 Ms. Bahash’s “Total Fees Earned” include $16,154 on account of her position Chair of the Compensation Committee since April 2, 2025.
3 Mr. Brace’s “Total Fees Earned” include $1,175 on account of his position as Chair of the CNG Committee until April 1, 2025 and $12,115 on account of his position as Chair of the Nomination and Governance Committee since April 2, 2025.
4 Ms. Disbrow’s “Total Fees Earned” include $24,270 on account of her position as Chair of the Audit and Risk Management Committee.
5 Mr. Lynch’s “Total Fees Earned” include $64,984 on account of his position as Board Chair, $5,217 on account of his position as a member of the Compensation Committee since April 2, 2025, and $2,413 on account of his position as a member of the Nomination and Governance Committee from April 2, 2025 to December 18, 2025.
6 Mr. Mainz joined the Board on August 23, 2025. His “Total Fees Earned” have been pro-rated accordingly and include his initial retainer and $1,500 on account of his position as a member of the Nomination and Governance Committee since December 19, 2025.
7 Ms. O’Neill’s “Total Fees Earned” include $7,826 on account of her position as a member of the Audit and Risk Management Committee.
8 Mr. Wouters’s “Total Fees Earned” include $7,826 on account of his position as a member of the Audit and Risk Management Committee.

Outstanding DSU Awards

Set out below is a summary of the outstanding DSU awards for each of the non-employee directors of the Company as at February 28, 2026, including DSUs credited to each director before Fiscal 2026.

Name	Number of DSUs Credited	Market Value of DSUs [1,2]
Lisa Bahash	134,573	$456,202
Philip Brace	181,842	$616,444
Lisa Disbrow	339,817	$1,151,980
Richard Lynch	495,288	$1,679,026
Barry Mainz	75,289	$255,230
Lori O’Neill	159,487	$540,661
Wayne Wouters	397,751	$1,348,376
1 DSU awards do not have vesting conditions/requirements and are redeemable by directors upon ceasing to be a member of the Board.
2 DSU awards were valued using the NYSE closing price of Common Shares on February 27, 2026 of $3.39.

See “Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan” in this Management Proxy Circular for an overview and summary of the key provisions of the DSU Plan.

As of February 28, 2026, 1,783,817 DSUs were outstanding under the DSU Plan, representing approximately 0.30% of the Company’s total outstanding Common Shares. Accordingly, as of February 28, 2026, 4,090,494 Common Shares, representing approximately 0.70% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the DSU Plan.

INDEBTEDNESS OF DIRECTORS AND OFFICERS
As at the Record Date, there was no indebtedness owing to the Company or any of its subsidiaries by any directors, executive officers, employees or former directors, executive officers or employees of the Company or any of its subsidiaries. In addition, no director or executive officer, proposed nominee for election as a director of the Company, or any associate of any director, executive officer or proposed nominee was indebted to the Company in Fiscal 2025.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
The Company maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The total amount of insurance coverage as at the end of Fiscal 2026 for the directors and officers as a group is $100 million. The annual premium payable by the Company in respect of such insurance is approximately $1.7 million. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains standard industry exclusions and no claims have been made thereunder to date.

INDEMNIFICATION
Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer of the Company against all costs, charges and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative action where he or she has acted honestly and in good faith with a view to the best interests of the Company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Further, pursuant to the Company’s by-laws, the Company is required to indemnify its directors and officers if they satisfy the above-described conditions.

As is customary for many public corporations, the Company entered into indemnity agreements (the “Indemnity Agreements”) with its directors and executive officers whereby the Company agreed, subject to applicable law, to indemnify those persons against all costs, charges and expenses which they may sustain or incur in third party actions if such director or officer complied with his or her fiduciary duties and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Indemnity Agreements further require the Company to pay interim costs and expenses of the director or officer subject to the requirement that the director or officer must repay such costs and expenses if the outcome of any litigation or proceeding establishes that the director or officer was not entitled to indemnification.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed fiscal year, no proposed nominee for election as a director, nor any associate or any affiliate of any such person or nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Management Proxy Circular. Furthermore, no “informed person” of the Company (as such term is defined under applicable Canadian securities laws), proposed nominee for election as a director of the Company and no associate or affiliate of any such informed person or proposed nominee has or had a material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries or affiliates.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets out, as at February 28, 2026: (i) the number of Common Shares to be issued upon (a) the exercise of Options granted under the Equity Incentive Plan, (b) the vesting and settlement of RSUs granted under the Equity Incentive Plan, and (c) the redemption of outstanding DSUs; (ii) the weighted average exercise price of such Options; and (iii) the number of Common Shares remaining available for future issuance under the Equity Incentive Plan, the DSU Plan, and the Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Common Shares to be issued upon exercise of Options, vesting of RSUs, and redemption of outstanding DSUs	Weighted-average exercise price of outstanding Options	Number of Common Shares remaining available for future issuance under the equity compensation plans
Equity compensation plans approved by shareholders	18,240,645 (Equity Incentive Plan) 1,784,047 (DSU Plan)	–	19,926,304 (Equity Incentive Plan) 4,090,264 (DSU Plan) 1,602,709 (ESPP)
Total[1]	20,024,692	–	25,619,277
1 The foregoing table excludes 9,144,176 Common Shares issued or issuable under the BlackBerry-Cylance Plan, as described below. See “Securities Authorized for Issuance Under Equity Compensation Plans – BlackBerry-Cylance Stock Plan”. The weighted-average exercise price of the options granted under the BlackBerry-Cylance Plan as of their grant date was US$3.93. No additional Common Shares are available for future issuance under the BlackBerry-Cylance Plan.

As of February 28, 2026, no Options were outstanding under the Equity Incentive Plan and the number of Common Shares allocated to RSUs was 18,240,645, representing approximately 3.11% of the Company’s issued and outstanding Common Shares. As of February 28, 2026, 19,926,304 Common Shares, representing approximately 3.39% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the Equity Incentive Plan (assuming full deduction of equivalent Common Shares against the share limit for grants under that plan).

The following table shows the Company’s burn rate with respect to the issuance of TBRSUs, PBRSUs, Options and DSUs over the past three fiscal years, expressed as a percentage of the weighted average number of outstanding Common Shares for the applicable fiscal year. The table shows gross burn rates without deduction for any awards that were forfeited or that expired prior to vesting during any year.

Award Type	Fiscal 2026	Fiscal 2025	Fiscal 2024
TBRSUs	1.12%	0.18%	1.32%
PBRSUs	0.51%	0.58%	0.49%
Options	0.00%	0.00%	0.00%
DSUs	0.09%	0.09%	0.07%

Each grant of PBRSUs specifies a target award, which reflects the number of PBRSUs that will vest if 100% of the applicable target performance is achieved, and a maximum possible award of 150% of the target award. The PBRSU burn rates shown in the table above reflect the target award.

Equity Incentive Plan

The Equity Incentive Plan was originally approved by the shareholders of the Company at the Company’s annual and special meeting on July 9, 2013. Amendments to the Equity Incentive Plan were approved by the shareholders of the Company at the Company’s annual and special meetings held on June 23, 2015, June 21, 2017, June 23, 2020 and June 25, 2024.

Overview
The objectives of the Equity Incentive Plan are to assist the Company and its affiliates to attract, retain and motivate executive officers and employees through equity-based awards.
RSUs are notional securities that rise and fall in value based on the value of the Common Shares and are redeemed for Common Shares issued by the Company or for the cash equivalent on vesting dates established at the time of grant, in the sole discretion of the Company. The Compensation Committee believes that RSU awards promote the mid-term and long-term success of the Company by providing additional flexibility in recruiting, motivating and retaining employees based on their current and potential ability to contribute to the success of the Company.
Each awarded Option provides for the issuance of one Common Share by the Company upon the payment of a pre-determined exercise price. Options are granted subject to specified time-based or other vesting conditions and remain exercisable until a defined expiry date.
Other than RSUs and Options (collectively referred to herein as “Awards”), no forms of equity incentive are contemplated by the Equity Incentive Plan.
Subject to certain adjustments as described below, the total number of Common Shares available for grant under the Equity Incentive Plan is 60,875,000, representing approximately 10.36% of the Company’s issued and outstanding Common Shares as of February 28, 2026.
Three Year Approval of Equity Incentive Plan
The Equity Incentive Plan is considered an “evergreen” plan because: (i) Common Shares that are withheld to satisfy applicable income tax obligations upon the settlement of RSUs are available for subsequent grants under the Equity Incentive Plan, and (ii) Common Shares available for issuance pursuant to awards granted under the Equity Incentive Plan that are forfeited, cancelled or settled for cash are available for subsequent grants under the Equity Incentive Plan. As such, the TSX requires that the Equity Incentive Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after institution and within every three years thereafter. Unallocated entitlements under the Equity Incentive Plan were most recently approved by the shareholders of the Company at the Company’s annual and special meeting on June 25, 2025.
Summary of Key Provisions
The following is a summary of the principal provisions of the Equity Incentive Plan:
Administration: The Equity Incentive Plan is administered by the Board, which delegates its authority to the Compensation Committee, as contemplated by the Equity Incentive Plan and the Company’s policy on granting equity awards.
Participation: Participation in the Equity Incentive Plan is open to employees of the Company and any of its affiliates that are designated by the Board. Participation in the Equity Incentive Plan is voluntary.

Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the Equity Incentive Plan, or when combined with all of the Company’s security-based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the Equity Incentive Plan or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the Equity Incentive Plan or any other security-based compensation arrangement in any one-year period.
Award Agreements: Awards will be documented by written Award agreements, which will reflect the specific terms of a particular grant of Options or RSUs. The Board has the discretion to permit the exercise of Awards on other terms as it may determine, provided that no Award may be extended past the prescribed expiry date.
Shares Available and Share Counting: Subject to certain equitable adjustments as provided in the Equity Incentive Plan and described below, a total of 60,875,000 Common Shares are authorized for Awards granted under the Equity Incentive Plan. As of February 28, 2025, 19,926,304 Common Shares remained available for issuance under the Equity Incentive Plan.
Common Shares subject to Cancellation Additions and Withholding Additions will be added to the Common Shares available for Awards under the Equity Incentive Plan. Any Common Shares that again become available for Awards through a Cancellation Addition or a Withholding Addition will be added as one Common Share for every RSU or Option. Due to Withholding Additions, it is possible that the Equity Incentive Plan may permit the issuance of more than 60,875,000 Common Shares. For greater certainty, the following shares will not be added to the Common Shares available for Awards under the Equity Incentive Plan: (i) shares tendered or withheld in payment of the purchase price of an Option; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to Options; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

Substitute Awards: Substitute Awards (as defined below) will not reduce the shares authorized for grant under the Equity Incentive Plan, nor will shares subject to a Substitute Award be added to the shares available for Awards under the Equity Incentive Plan as provided above. Additionally, in the event that a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or arrangement, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or arrangement to determine the consideration payable to the holders of common shares of the entities party to such acquisition or arrangement) may be used for Awards under the Equity Incentive Plan and will not reduce the shares authorized for grant (and shares subject to such awards will not be added to the shares available for Awards); provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or arrangement, and will only be made to individuals who were not employees or directors of the granting company prior to such acquisition or arrangement.
For purposes of the Equity Incentive Plan, “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company amalgamates.
Pricing: Options must have an exercise price of not less than the closing trading price of the Common Shares on the NYSE on the grant date or, if there is no closing trading price on that date, on the last preceding trading day. RSU Awards may either be expressed as a number of RSUs or be based on an aggregate dollar value of the Award to be granted and divided by the closing trading price of the Common Shares on the NYSE on the grant date.

Shareholder approval is expressly required to:
(a)    reduce the exercise price of an Option after it is granted;
(b)    cancel an Option when the exercise price per share exceeds the then current market value in exchange for cash or another Award (other than in connection with a Change of Control (as defined below)); or
(c)    take any other action that would be treated as a repricing under TSX or NYSE rules.
Restrictions on Dividends: No dividends or dividend equivalents may be granted, and none are payable, in connection with an Option or an RSU.
Restrictions on Transfer: Except as required by law, the rights of a participant under the Equity Incentive Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the participant. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative.
Terms and Expiry: Options may be granted having a term not to exceed five years. The term and vesting of Options is at the discretion of the Compensation Committee and will be reflected in an Award agreement. Except as provided in the applicable Award agreement, RSUs have a term that expires not later than December 31 of the third calendar year after the applicable Award date. The term and specific vesting conditions for an RSU Award is at the discretion of the Compensation Committee and will be reflected in an Award agreement. If an Option would otherwise expire during a trading blackout period, the term of such Option shall automatically be extended until ten (10) business days after the end of the blackout period.
Termination Entitlements: Upon termination of employment for reasons other than death, all unvested Awards are forfeited (subject to the provisions below relating to a Change of Control, and to the provisions of any Award agreement made at the discretion of the Board). Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Upon the death of a participant, all unvested Awards will immediately vest. The vested Options may be exercised by the participant’s estate until the earlier of their stated expiry date and six months after the date of the participant’s death, and the vested RSUs will be settled by a cash payment to the participant’s estate.
If, on or following a Change of Control, (A) a participant’s employment is terminated other than for cause during the Change of Control Period (as defined below), or (B) the Company or a successor issuer in the Change of Control has not assumed or replaced on substantially similar terms the participant’s existing Awards, then (i) all Awards will immediately vest, (ii) all restrictions on such Awards will lapse and (iii) all vested Options may be exercised until the earlier of their stated expiry date and one year after the termination date or the effective date of the Change of Control, as applicable, after which time all Options will expire and all vested RSUs will be settled by a cash payment to the participant.
For purposes of the Equity Incentive Plan, a “Change of Control” is defined as of any of the following events:
(a)    an amalgamation, merger, consolidation, arrangement or other reorganization as a result of which the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the shares after completion of that transaction;
(b)    any individual, entity or group of persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the Company’s Common Shares, or any other transaction of similar effect;
(c)    the Company sells or otherwise transfers all or substantially all of its assets (other than a disposition or transfer of assets to an affiliate of the Company as part of a reorganization), where the holders of the Company’s

Common Shares immediately prior to the completion of that transaction hold less than a majority of the Common Shares of the acquiring person immediately after the completion of such transaction; or
(d)    as a result of or in connection with the contested election of directors, the nominees named for election in the Company’s most recent management information circular do not constitute a majority of the Board.
The “Change of Control Period” is the shorter of (i) 24 months following a Change of Control, and (ii) the period of time following a Change of Control that is specified in a participant’s employment agreement.
Change of Control: In the event of a Change of Control, the Board shall have the authority to take all necessary steps so as to ensure the preservation of the economic interests of the participants in, and to prevent the dilution or enlargement of, any Options or RSUs, which unless otherwise provided in an Award agreement shall include ensuring that the Company or any entity which is or would be the successor to the Company or which may issue securities in exchange for shares upon the Change of Control becoming effective will assume each outstanding Award, or will provide each participant with new or replacement or amended Options or RSUs which will continue to vest following the Change of Control on similar terms and conditions as provided in the Equity Incentive Plan.
Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust outstanding Awards including changes to adjust (i) the number of Common Shares that may be acquired on the exercise of outstanding Options, (ii) the exercise price of outstanding Options, or (iii) the number of RSUs credited to a participant, in order to preserve proportionately the rights and obligations of participants.
The Board also reserves the right to amend, suspend or terminate the Equity Incentive Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the Equity Incentive Plan or outstanding Awards without shareholder approval, except for the following amendments:
•    increasing the number of Common Shares reserved for issuance under the Equity Incentive Plan or other plan limits;
•    changing the definition of those participants who are eligible to participate in the Equity Incentive Plan;
•    reducing the exercise price of an Option (other than in connection with a capital reorganization) or any cancellation and reissuance of an Option;
•    extending the expiry date of an Award other than as contemplated by the Equity Incentive Plan;
•    permitting Awards to be transferred other than upon death;
•    permitting the addition or modification of a cashless exercise feature, payable in cash or shares, unless it provides for a full deduction of the number of underlying shares from the Equity Incentive Plan share reserve;
•    changing the amendment provisions of the Equity Incentive Plan; or
•    other amendments that require shareholder approval under applicable law or stock exchange rules.
Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, (iii) amendments to reduce or restrict participation, and (iv) amendments to accelerate vesting.

On December 19, 2013, the Equity Incentive Plan was amended by the Board to provide for (a) the cashless exercise of Options by the participant making an election for the receipt of either (i) an amount in cash per Option, or (ii) a net number of Common Shares (in each case, net of any applicable withholding taxes or deductions) equal to the difference between the exercise price of the Option and the price at which a securities dealer designated by the Company is able to sell the Common Shares in the capital markets on the trading day that the exercise notice is given by the participant (with a full deduction of the underlying Common Shares from the plan reserve), and (b) the automatic extension of the vesting period of Awards for certain approved leaves. Shareholder approval of such amendments was not required as the amendments were covered under the general amendment provisions of the Equity Incentive Plan.

On May 2, 2018, the Equity Incentive Plan was amended by the Board to change the definition of “Market Value” to refer to the NYSE instead of to the Nasdaq Stock Market. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the Equity Incentive Plan.

On May 7, 2020, the Board unanimously approved an amendment to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased to 45,875,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 23, 2020.

On September 27, 2022, the Board unanimously approved amendments to the Equity Incentive Plan to provide for the designation of a beneficiary in the event of the death of a participant. Shareholder approval of such amendments was not required pursuant to the general amendment provisions of the Equity Incentive Plan.

On May 3, 2024, the Board unanimously approved amendments to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased to 60,875,000 Common Shares and providing that each Option granted would count as one Common Share against the Common Share reserve, together with certain housekeeping amendments. These amendments were subsequently approved by the shareholders of the Company at the annual and special meeting held on June 25, 2024. No subsequent amendments have been made to the Equity Incentive Plan.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and Participants who are citizens or individual residents of the United States relating to awards granted under the Equity Incentive Plan. This summary addresses the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign state and local income taxes and payroll taxes, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and Participants. Accordingly, the Company urges Participants to consult their own tax advisors as to the specific tax consequences of participation in the Equity Incentive Plan under applicable laws.

Options: Options granted under the Equity Incentive Plan are non-qualified stock options, meaning that they are not intended to qualify as incentive stock options that meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). A Participant generally will not recognize taxable income when granted an Option. When the Participant exercises the Option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the Common Shares received on the exercise date over the aggregate exercise price of the Option. The Participant’s tax basis in the Common Shares acquired on exercise of the Option will be increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes. When the Participant sells the Common Shares acquired on exercise, the Participant generally will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Common Shares for more than one year before selling them.

RSUs: A Participant generally will not recognize income at the time an RSU is granted. When the RSU vests and is settled for Common Shares or cash, the Participant generally will recognize as income an amount equal to the fair market value of the Common Shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding federal income tax deduction at that time. When the Participant sells any Common Shares acquired on settlement, the Participant generally will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Common Shares for more than one year before selling them.

DSU Plan

Overview

The DSU Plan was created to align director and shareholder interests, in that the value of DSUs is tied directly to the value of Common Shares. The DSU Plan also facilitates directors’ effective investment in Common Shares pursuant to the Company’s share ownership guidelines, as described under “Director Compensation – Share Ownership Guidelines”.

Under the DSU Plan, each director who is not an officer of the Company is credited with DSUs in satisfaction of 100% of his or her initial and annual retainers. Under the DSU Plan, DSUs are granted and allocated to a notional account on a quarterly basis (with the exception of DSUs granted in respect of the initial Board retainer, which are granted in their entirety on the first award date after the director joins the Board). Additional DSUs would be granted in relation to any dividends paid during the time that DSUs are credited to the director, on a per equivalent Common Share basis. Each DSU has an initial value equal to the market value of a Common Share at the time the DSU is granted. A director cannot redeem DSUs until the director ceases to be a member of the Board or a director of an affiliate of the Company (or if he or she continues to be employed by the Company or an affiliate, following termination of his or her service). The DSUs will be redeemed no later than December 15 of the calendar year commencing immediately after the calendar year in which the director ceases to be a member of the Board or an employee of the Company or an affiliate, applicable. DSUs may, at the option of the Company, be redeemed for cash with the redemption value of each DSU equal to the weighted average trading price of the Common Shares over the five trading days preceding the redemption date. Alternatively, the redemption value may be satisfied by the delivery of Common Shares equal to the number of DSUs credited to the participant, either issued from treasury or purchased on behalf of the participant in the secondary market.

Three Year Approval of DSU Plan
The DSU Plan is considered an “evergreen” plan because the maximum number of Common Shares issuable from treasury upon redemption of DSUs is expressed as a percentage of the number of Common Shares issued and outstanding from time to time. As such, the TSX requires that the DSU Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after the initial approval of the DSU Plan by shareholders, and within every three years thereafter. The Company’s shareholders initially approved the DSU Plan on June 19, 2014 and most recently approved all unallocated entitlements under the DSU Plan at the Company’s annual and special meeting held on June 27, 2023. Shareholders are being asked to approve all unallocated entitlements under the DSU Plan at the Meeting. See “Business to be Transacted at the Meeting – 4. Approval of Unallocated Entitlements Under the DSU Plan” in this Management Proxy Circular.
Summary of Key Provisions

The following is a summary of the principal provisions of the DSU Plan:
Administration: The DSU Plan is administered by the Compensation Committee, which may delegate any administrative responsibilities to an officer of the Company.
Participation: Participation in the DSU Plan is open to non-executive directors of the Company. Participation in the DSU Plan is mandatory in connection with a director’s initial retainer and annual retainer, as described above.
Insider Limits: As under the Company’s other security-based compensation arrangements, no more than 10% of the Company’s outstanding Common Shares may be issued to insiders of the Company in any one-year period pursuant to the DSU Plan or any other security-based compensation arrangements, and no more than 10% of the Company’s outstanding Common Shares may be issuable at any time pursuant to the DSU Plan or any other security-based compensation arrangement in the aggregate.
Plan Maximum: The total number of Common Shares issuable from treasury under the DSU Plan is 1% of the issued and outstanding Common Shares from time to time. There is no restriction on the redemption of DSUs for cash, or in consideration for Common Shares purchased in secondary market transactions.
Participation and Elections: Accounts are maintained for each participating director, to which DSUs granted under the DSU Plan are credited.

Account and Pricing: DSUs granted to a director are credited to his or her account on the first business day of a fiscal quarter (or for a departing director, on the last business day on which he or she serves as a director) (an “Award Date”). DSUs granted in connection with a director’s initial retainer are credited in full on the first Award Date after joining the Board. Subsequent grants in respect of the annual retainer are made in quarterly instalments, prorated for the period of service, as applicable. DSUs are fully vested when granted.
The number of DSUs to be granted from time to time is determined by dividing the amount of the retainer or other fees otherwise payable on the Award Date by the closing trading price of the Common Shares on that date on the TSX.
Dividends: As of any dividend payment date, a participating director’s account will be credited with additional DSUs, determined by dividing (a) the product of the per share dividend and the number of DSUs credited in the account on the dividend record date, by (b) the closing trading price of a Common Share on the applicable date on the TSX (for Canadian participants) or NYSE (for U.S. participants).
Redemption and Payout: DSUs may not be redeemed while a participant continues to serve as a director of the Company or of an affiliate (provided that the redemption may be deferred if the person continues to be employed by the Company or an affiliate).
Following a specified period after the end of the participant’s service (or after the end of a blackout period in effect at that time, or such later date as may be agreed by the participant and the Company, subject to certain limitations), the DSUs credited to the participant will be redeemed. On redemption, the Company may elect to:
•    pay a cash amount equal to the product of the number of DSUs credited to the account and the five-day weighted average trading price of the Common Shares on the TSX (for Canadian participants) or NYSE (for U.S. participants);
•    cause a broker to acquire in the secondary market on behalf of the participant a number of Common Shares equal to the number of whole DSUs credited to the account; or
•    issue from treasury a number of Common Shares equal to the number of whole DSUs credited to the account;
in each case, less applicable withholding taxes, and with a cash payment calculated as described above in respect of any fractional DSUs.
Restrictions on Transfer: DSUs are non-transferable but may be redeemed following the incapacity or death of a director, with the proceeds disbursed to a director’s guardian or legal representative.
Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust DSUs credited to an account including changes to adjust the number of DSUs credited to a participant in order to preserve proportionately the rights and obligations of participants.
The Board also reserves the right to amend, suspend or terminate the DSU Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). However, the DSU Plan may not be amended, suspended or terminated in a way that would result in certain adverse tax consequences under U.S. or Canadian federal income tax laws. The Board may make amendments to the DSU Plan or outstanding DSUs without shareholder approval, including the following types of amendments:
•    amendments of a “housekeeping” or administrative nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the DSU Plan or to correct or supplement any provision of the DSU Plan that is inconsistent with any other provision of the DSU Plan;
•    amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE and certain tax laws);

•    amendments respecting administration of the DSU Plan;
•    any amendment to add or modify the vesting or redemption provisions of the DSU Plan or any DSU;
•    any amendment to the definition of “participant” or otherwise relating to the eligibility of any participant;
•    any amendment to facilitate the participation in the DSU Plan by, and the granting of DSUs to, directors who are subject to the laws of countries other than those of Canada, which grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the DSU Plan for the purpose of complying with foreign laws;
•    amendments necessary to suspend or terminate the DSU Plan; and
•    any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE).
Shareholder approval will be required for the following amendments:
•    amendments to the number of Common Shares issuable from treasury under the DSU Plan, including an increase to a fixed number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;
•    amendments which would permit discretionary grants of DSUs to directors;
•    amendments to remove or exceed the insider participation limits;
•    amendments to the amendment provision; and
•    amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations, and policies of the TSX and NYSE).

On May 2, 2018, the DSU Plan was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the DSU Plan. No subsequent amendments have been made to the DSU Plan.

Employee Share Purchase Plan

The ESPP was introduced in 2015 to enable eligible employees to acquire Common Shares in a convenient and systematic manner through payroll deductions, in order to encourage a proprietary interest in the operation, growth and development of the Company. The ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2015 and an amendment to the ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2020. Shareholders are being asked to approve certain amendments to the ESPP at the Meeting. See “Business to be Transacted at the Meeting – 5. Approval of Amendments to the Employee Share Purchase Plan” in this Management Proxy Circular.

Administration: The ESPP is administered by the Board, which may delegate its authority to the Compensation Committee as contemplated by the ESPP.

Eligibility; Participation: Unless otherwise determined by the Board, participation in the ESPP is open to employees of the Company and any of its affiliates that are designated by the Board who are customarily employed for at least 20 hours per week and more than five months in any calendar year. Participation in the ESPP is voluntary. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount between 1% to 15% of his or her eligible compensation to be contributed to the ESPP, provided that a participant’s payroll deductions may not exceed $30,000 in any calendar year. Such contributions are used to purchase Common Shares at the end of each offering period. Each offering period is six months in duration, commencing on October 1 and April 1 of each year.

Eligible employees may elect to increase or decrease payroll deductions for the current offering period not later than five business days following the first day of such offering period or may elect to withdraw from the ESPP at least 30 business days before the last trading day of an offering period, provided that individuals subject to a trading blackout may not enroll or withdraw from the ESPP or make changes to payroll deductions during a blackout period.

Purchase Price: The purchase price for the Common Shares purchased under the ESPP is determined by the Board and will not be less than 85% of the closing price of the Common Shares on the TSX (for participants paid in Canadian dollars) or NYSE (for participants paid in U.S. dollars) on the last trading day of each offering period. As an alternative to permitting participants to purchase Common Shares at a discount, with the approval of the Board, the Company or any of its designated affiliates may provide a participant with cash contributions to purchase Common Shares in an amount not exceeding 15% of the participant’s accumulated payroll deductions during each offering period.

Participation Limits: The number of Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the ESPP, or when combined with all of the Company’s security-based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the ESPP or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the ESPP or any other security-based compensation arrangement in any one-year period.

Shares Available: The total number of Common Shares available for issuance under the ESPP is 10,000,000, representing approximately 1.70% of the issued and outstanding Common Shares as of February 28, 2026. As of February 28, 2026, the number of Common Shares remaining available for future issuance under the ESPP was 1,202,585, representing approximately 0.20% of the then issued and outstanding Common Shares. Common Shares purchased under the ESPP may be issued from treasury or acquired on the open market.

Restrictions on Transfer: The rights of a participant under the ESPP are not capable of being assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or to a designated beneficiary upon death, as provided in the ESPP).

Termination Entitlements: Upon termination of employment, a participant is no longer an eligible employee under the ESPP and the participant will be withdrawn from the ESPP. Upon withdrawal from the ESPP, all payroll deductions from the ESPP that have not been used to purchase Common Shares will be returned to the participant and all Common Shares held in the participant’s ESPP account must be withdrawn within 90 days of the participant’s withdrawal from the ESPP.

Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to determine appropriate equitable adjustments, if any, to be made under the ESPP, including adjustments to the number of Common Shares which have been authorized for issuance under the ESPP, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP. The Board also reserves the right to amend, suspend or terminate the ESPP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the ESPP without shareholder approval, except for the following amendments:

•    increasing the number of Common Shares reserved for issuance under the ESPP;
•    removing or exceeding the insider participation limits;
•    reducing the purchase price payable for Common Shares under the ESPP;
•    increasing the maximum amount of employer contributions permitted under the ESPP;
•    changing the amendment provisions of the ESPP;
•    extending eligibility to participate in the ESPP to non-employees; or
•    other amendments that require shareholder approval under applicable law or stock exchange rules.

Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) changes of a housekeeping nature, (ii) changes to the offering periods, (iii) changes to enrollment procedures, and (iv) changes to the entitlements upon termination of employment.

On May 2, 2018, the ESPP was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the ESPP.

On May 7, 2020, the Board unanimously approved an amendment to the ESPP under which the maximum number of Common Shares authorized for issuance thereunder was increased to 10,000,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 23, 2020. No subsequent amendments have been made to the ESPP.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and employees who are citizens or individual residents of the United States relating to purchases of Common Shares under ESPP offerings that are intended to comply with Section 423 of the Code. This summary addresses the general tax principles that apply to such purchases and is provided only for general information. Certain kinds of taxes, such as foreign, state and local income taxes and payroll taxes, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and employees. Accordingly, the Company urges employees to consult their own tax advisors as to the specific tax consequences of participation in the ESPP under applicable laws.

An employee’s federal income tax liability will depend on whether the employee makes a qualifying or disqualifying disposition of the Common Shares purchased under the ESPP. A qualifying disposition will occur if the sale or other disposition of the shares is made after the employee has held the shares for both of the following holding period periods: more than two years after the start date of the offering period in which the shares were purchased, and more than one year after the purchase date. A disqualifying disposition is any sale or other disposition that is made before either of these minimum holding periods are met.

In the case of a qualifying disposition, an employee generally will recognize ordinary income in the year of the qualifying disposition equal to the lower of the actual gain and the purchase price discount. The actual gain is equal to the fair market value of the shares on the date of the qualifying disposition, minus the purchase price for the shares. The purchase price discount is equal to the fair market value of the shares on the start date of the offering period, minus the purchase price for the shares. This amount of ordinary income is added to the employee’s basis in the shares, and any additional gain recognized on the qualifying disposition is long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price, there is no ordinary income, and any loss recognized is a long-term capital loss. If shares purchased by an employee under the ESPP are disposed of in a qualifying disposition, the Company does not receive a deduction in connection with the purchase, holding or disposition of the shares by the employee.

In the case of a disqualifying disposition, an employee generally recognizes ordinary income in the year of the disqualifying disposition in an amount equal to the fair market value of the shares on the purchase date, minus the purchase price paid for the shares. The amount of this ordinary income is then added to the employee’s basis in the shares, and any resulting gain or loss recognized on the disposition is a capital gain or loss. The gain or loss will be long-term if the shares are held for more than one year. The Company generally will be entitled to a deduction in the year of the disqualifying disposition equal to the amount of ordinary income that the participant recognized on the disposition.

BlackBerry-Cylance Stock Plan

Overview

On February 21, 2019, the Company completed its acquisition of Cylance. In connection with the acquisition, the Company agreed to assume the unvested Cylance stock options and restricted stock units that were outstanding at closing under Cylance’s Amended and Restated 2012 Stock Plan (the “Cylance Awards”). The Company established the BlackBerry-Cylance Stock Plan (the “BlackBerry-Cylance Plan”) to give effect to the assumption of these incentives. The Company replaced each unvested Cylance stock option and restricted stock unit with a Company stock option (each, a “Replacement Option”) or restricted share unit (each, a “Replacement RSU”), as applicable, granted under the BlackBerry-Cylance Plan having the same material terms and conditions as the former Cylance Awards. The assumed incentives and their exercise price, as applicable, were adjusted in accordance with the per share consideration paid for Cylance by the Company.

The total number of Common Shares that were available for grant under the BlackBerry-Cylance Plan was 9,144,176 (consisting of 8,320,130 Common Shares in respect of Replacement Options and 824,046 Common Shares in respect of Replacement RSUs), representing approximately 1.56% of the Company’s issued and outstanding Common Shares as of February 28, 2026. Under the BlackBerry-Cylance Plan, 13,547 Replacement Options and no Replacement RSUs remained outstanding as of February 28, 2026. No new awards may be granted under the BlackBerry-Cylance Plan.

Summary of Key Provisions

The following is a summary of the principal provisions of the BlackBerry-Cylance Plan:

Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one-year period, and (ii) issuable to insiders of the Company, at any time, under the BlackBerry-Cylance Plan, or when combined with all of the Company’s security based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 10% of the Company’s outstanding Common Shares may be issued under the BlackBerry-Cylance Plan or any other security-based compensation arrangement in any one-year period.

Shareholder approval is required to:

(a)    reduce the exercise price of a Replacement Option after it is granted;

(b)    cancel a Replacement Option when the exercise price per share exceeds the then-current market value in exchange for cash or another award (other than in connection with a change of control of the Company; or

(c)    take any other action that would be treated as a repricing under TSX or NYSE rules.

Restrictions on Transfer: Unless determined otherwise by the Board, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution.

Term and Expiry: Replacement Options have a term not to exceed ten years. The term and vesting conditions of Replacement Options and Replacement RSUs are based on the terms and conditions of the prior Cylance Awards and are reflected in an award agreement. If a Replacement Option would otherwise expire during a trading blackout period, the term of such Replacement Option shall automatically be extended until ten (10) business days after the end of the blackout period.

Termination Entitlements: Upon termination of employment for reasons other than disability, all unvested Replacement Options are forfeited (subject to the provisions of any award agreement made at the discretion of the Board, and subject further to the Board’s discretion in the case of termination of employment due to disability). Replacement Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Replacement Options that are vested at the date of termination of employment due to disability may be exercised until the earlier of their stated expiry date and 12 months after the termination date. Upon the death of a participant, the vested Replacement Options may be exercised by the participant’s estate until the earlier of their stated expiry date and 12 months after the date of the participant’s death.

Change of Control: In the event of a change of control of the Company, the Board may in its discretion (i) provide for the assumption or substitution of, or adjustment to, an outstanding award by the successor corporation, (ii) terminate an outstanding award (whether or not fully vested) for a cash payment determined in accordance with the BlackBerry-Cylance Plan, (iii) provide for termination of an award on such terms and conditions as the Board deems appropriate, or (iv) accelerate the vesting or settlement of an outstanding award in whole or in part.

Amendments: The Board reserves the right to amend, suspend or terminate the BlackBerry-Cylance Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the BlackBerry-Cylance Plan or outstanding awards without shareholder approval, except for the following amendments:

•    increasing the number of Common Shares reserved for issuance under the BlackBerry-Cylance Plan or other plan limits;
•    reducing the exercise price of a Replacement Option (other than in connection with a capital reorganization) or any cancellation and reissuance of a Replacement Option;
•    extending the expiry date of a Replacement Option other than as contemplated by the BlackBerry-Cylance Plan;
•    permitting awards to be transferred other than upon death; or
•    other amendments that require shareholder approval under applicable law or stock exchange rules.

Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, and (iii) amendments to accelerate vesting.

Company’s Policy on Granting Equity Awards

The Board has adopted a policy on granting equity awards (the “Awards Policy”), which is summarized below.

Under the Awards Policy, only the Compensation Committee may grant equity awards pursuant to the authority delegated to it by the Board in accordance with the terms of the Equity Incentive Plan and the Awards Policy. There is no further delegation of the authority of the Compensation Committee to grant equity awards to any other member of the Board or to any other officer or employee of the Company.

Except as provided below, all equity award grants, including periodic grants, promotional grants and new hire grants, are made only on a quarterly basis during the two-week period beginning on the day immediately preceding the date on which the Company publicly releases its quarterly or annual earnings results (the “Grant Window”); provided that a Special Trading Blackout (as defined in the Company’s Insider Trading Policy) is not then in effect (and is not expected to be in effect when the Regular Trading Blackout (as defined in the Company’s Insider Trading Policy) terminates following the public release of the Company’s results). The award shall be made as of the later of (i) the end of the first trading day following the Company’s public release of its results, in order to permit the pricing of the award to reflect one full day of trading in the Common Shares following the release of the results, and (ii) the date during the Grant Window on which the Compensation Committee approves the award grants, in each case unless a Special Trading Blackout is then in effect, in which event the award date shall be made as of the end of the first full trading day following the termination of the Special Trading Blackout. Except as provided below, no grant may be made with any other award date, including for greater certainty, any earlier date. In accordance with the Equity Incentive Plan, the exercise price with respect to an option may not be less than the closing price of the Common Shares on the TSX or NYSE on the award date.

If a Special Trading Blackout is in effect at the time the Compensation Committee would otherwise approve quarterly grants (or is expected to be in effect when the Regular Trading Blackout terminates following the release of the Company’s results), equity award grants may be made by the Compensation Committee during the ten-day period beginning at the end of the first full trading day following the termination of the Special Trading Blackout.

Under exceptional and limited circumstances, equity awards may be granted by the Compensation Committee at any time other than during a trading blackout, so long as the grant is approved by the Compensation Committee at a duly convened meeting of the Compensation Committee held for that purpose. In connection with the hiring of a new employee pursuant to this exception, the award date will be the date the new employee commences employment with the Company, which is the date the individual is placed on the Company’s payroll at his or her full-time salary amount. No grant may be made with an award date prior to the date the Compensation Committee approves the grant of the equity award.

At least annually, the Compensation Committee will approve ranges for the dollar value of equity awards for periodic grants, promotional grants and new hire grants, which ranges will be used as a guideline by management in proposing grants of equity awards. On a quarterly basis (or as appropriate in the case of a proposed equity award grant pursuant to the “exceptional and limited circumstances” exception described above), management of the Company through the Equity Award Administrator will prepare a report of proposed equity award grants by category of award to be considered by the Compensation Committee, which report will include certain specified information.

The report prepared by management through the Equity Award Administrator will be reviewed by the Company’s Chief Financial Officer before approval by the Compensation Committee.

All grants will be made pursuant to a standard form of equity award agreement previously approved by the Compensation Committee unless the Compensation Committee determines otherwise.

Grants of equity awards to employees in France must also comply with additional requirements set forth in the Company’s Guidelines for Issuance of Options to Employees in France, as amended from time to time.

CORPORATE GOVERNANCE
The Company is subject to the requirements of the U.S. Sarbanes-Oxley Act of 2002 and comparable requirements under Canadian provincial securities legislation, and to the requirements of the SEC, NYSE and TSX, including those relating to the certification of financial and other information by the Company’s Chief Executive Officer and Chief Financial Officer; oversight of the Company’s external auditors; enhanced independence criteria for audit committee members; the pre-approval of permissible non-audit services to be performed by the Company’s external auditors; and the establishment of procedures for the anonymous submission of employee’s complaints regarding the Company’s accounting practices (commonly known as whistle-blower procedures).

Set out below is a description of the corporate governance practices of the Company, including a description of the Company’s committees, and disclosure as required pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices.

1.    Board of Directors
Independence
National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators recommends, and NYSE listing standards require, that boards of directors of reporting issuers be composed of a majority of independent directors. A director is considered independent only where the board determines that the director has no material relationship with the Company. Director independence of each of the current directors is determined by the Board with reference to the requirements as set forth by Canadian securities regulators in National Instrument 52-110 – Audit Committees, the rules of the NYSE and SEC rules and regulations (collectively, the “Rules and Regulations”).

All but one of the nominees for election as directors at the Meeting are independent within the meaning of the Rules and Regulations: Messrs. Brace, Lynch, Mainz and Wouters, and Mss. Bahash, Disbrow and O’Neill. Mr. Giamatteo, who is also a nominee for election as a director at the Meeting, does not qualify as an independent director since he is currently the Chief Executive Officer of the Company. The Chair of the Board and the chairs of the standing committees of the Board, namely the Audit and Risk Management Committee, the Compensation Committee, and the Nomination and Governance Committee, are currently independent directors within the meaning of the respective Rules and Regulations applicable to each committee. Prior to April 2025, the responsibilities of the Compensation Committee and the Nomination and Governance Committee were carried out by the CNG Committee, which was also a standing committee of the Board. See “Business to be Transacted at the Meeting – 2. Election of Directors” in this Management Proxy Circular for further information.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The independent directors met regularly without non-independent directors and members of management present during Fiscal 2026 via in-camera sessions at meeting of the Board. The independent directors of the standing committees of the Board also met in-camera at regularly scheduled quarterly meetings of each respective committee during Fiscal 2026.

On an annual basis, the independent Board Chair administers a Board effectiveness questionnaire and a director self-evaluation form through which each director assesses the operation and performance of the Board, its committees and the committee chairs, as well as his or her own contributions as a member of the Board. The completed questionnaires and forms are reviewed by the Board Chair, who subsequently discusses with each director their respective responses and reports to the Board on the results of the evaluation process.

Attendance at Board and Committee Meetings

The attendance record of each director for all Board and standing committee meetings held since the beginning of the Company’s most recently completed financial year is set forth under each director’s biography under “Business to be Transacted at the Meeting – Election of Directors”.

Board members are expected, to the best of their abilities, to attend all Board meetings and meetings of committees on which they serve. In Fiscal 2026, all of the current members of the Board attended 100% of the meetings of the Board and their respective committees held during their tenure.

Attendance at the Annual and Special Meeting of Shareholders

Board members are expected, to the best of their abilities, to attend the Meeting. All current directors serving at that time attended the Company’s 2025 virtual annual meeting of shareholders.

Other Director Commitments

All current directorships with other public entities for each of the Board members, as well as directorships held in the past five years, are set forth under “Business to be Transacted at the Meeting – Election of Directors”.

Mandate
The Board is ultimately responsible for supervising the management of the business and affairs of the Company and, in doing so, is required to act in the best interests of the Company. The Board discharges its responsibility directly and, in part, through its standing committees. The written mandate of the Board, which represents the Company’s corporate governance guidelines for the purposes of NYSE listing standards, is attached as Schedule B to this Management Proxy Circular and is available on the Company’s website at investors.blackberry.com/governance-documents.

The Board meets regularly to review the business operations and financial results of the Company. Meetings of the Board include regular meetings with management to review and discuss specific aspects of the operations of the Company, and the independent directors of the Company meet regularly without management or management directors present.

Specific responsibilities of the Board include:

1)    promoting a culture of integrity throughout the organization;
2)    overseeing and approving the Company’s strategic initiatives and the implementation of such initiatives;

3)    overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework, including without limitation with respect to cybersecurity and the use of artificial intelligence (“AI”) technologies;
4)    overseeing the Company’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board;
5)    reviewing the Company’s organizational structure and succession planning;
6)    at any time that the Board Chair is an officer or employee of the Company, monitoring the executive performance of the Board Chair and approving his or her compensation;
7)    monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Company’s overall compensation policy for executive managers;
8)    adopting and monitoring a disclosure policy for the Company;
9)    monitoring the integrity of internal control and management information systems; and
10)    developing the Company’s approach to corporate governance.

The Board mandate also sets out other responsibilities of an Executive Chair and Lead Director.

Risk Oversight

The Board is ultimately responsible for overseeing the Company’s risk identification, assessment, management, monitoring and reporting activities. The Board receives regular reports from the Chief Risk Officer, sets the Company’s risk appetite and evaluates the risks inherent in significant transactions. The Audit and Risk Management Committee assists the Board with risk assessment and risk management, including the Company’s policies and procedures relating to accounting, financial reporting and tax matters, and considers areas of major financial risk. The Compensation Committee reviews and assesses risk arising from the Company’s compensation programs and corporate governance policies. Other information related to the oversight on risk management provided by the Board can be found under the headings “Cybersecurity” and “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2026 Annual Report on Form 10-K (“10-K”), which can be accessed at www.sec.gov and www.sedarplus.ca.

The Company’s cybersecurity risk management program is an integral part of its overall enterprise risk management efforts. The Company manages cybersecurity risks within its products and services, infrastructure and corporate resources using a framework that is based on applicable regulations, industry standards and recognized best practices. Through this framework, the Company devotes significant resources to identifying, monitoring, assessing and responding to cybersecurity threats and incidents, including those associated with its use of third-party software, applications, services, and cloud infrastructure. The Company’s cyber incident response team conducts periodic table-top exercises and simulated phishing campaigns, and all employees receive annual security and data privacy training to build resilience. In Fiscal 2026, the Board and senior management participated in cybersecurity incident response exercises, including a simulated cyberattack scenario led by external counsel, to test preparedness, escalation and decision-making.

Management’s cybersecurity programs operate under the leadership of the Company’s Chief Information Security Officer (“CISO”), who receives reports from his team of information and product security professionals and monitors the prevention, detection, mitigation and remediation of cybersecurity risks. The CISO provides quarterly updates to the Board on the advancing maturity of the Company’s cybersecurity program, including reports on security controls coverage and effectiveness, vulnerability testing and remediation, and security operations. The updates also include reports on improvements to processes, technology and governance to mitigate residual cybersecurity risk.

In Fiscal 2026, the Board also received reports from management on the Company’s use of AI tools in its operations and on the principles and governance processes established to guide such use. These principles and processes, which have been developed and are iteratively enhanced by a cross-functional team including the CISO, take into account safety, security, and regulatory considerations and are intended to help identify and mitigate risks associated with AI technologies as they evolve.

Succession Planning and Director Term Limits

The Board oversees succession planning activities that are primarily focused on the executive officers of the Company and addresses, among other things, position descriptions, potential internal successors and the state of readiness of such successors. The succession plan also reviews executive turnover and open or pending executive requisitions. The Board, including its Nomination and Governance Committee, periodically reviews the succession plan and requires it to be updated as appropriate.

The Company has not adopted term limits for its directors or other mechanisms of Board renewal, in part because Board renewal has not been a challenge for the Company in recent years. The average tenure of the current directors of the Company who are standing for election at the meeting is approximately 4 years and 11 months. The Board believes that the Company’s director nomination and voting process will only produce directors who are able to make a meaningful contribution.

Orientation and Continuing Education

All new directors of the Company receive a comprehensive orientation. The orientation includes: meeting the Chair of the Nomination and Governance Committee, the Chair of the Board and other independent directors as part of the selection process; receiving briefing materials relating to the Company’s operations and the operations of the Board and its committees, including the Company’s Business Standards and Principles, Board mandate and committee charters; advice from the Company’s legal counsel on their legal duties, corporate and securities obligations and the Company’s corporate governance procedures and policies; and meeting with executive officers as appropriate in order to understand the Company’s products, operations and key functions. The orientation process will be reviewed from time to time in connection with new appointments to the Board.

Orientation also occurs as part of the regular business of the Board and its committees. A Board dinner also typically occurs on the evening preceding each quarterly Board meeting and provides the Board an opportunity to discuss the Company’s business privately (or with management invitees) in a more informal setting.

The Nomination and Governance Committee’s charter formally sets out the role of the committee, including responsibility for the development and review of director orientation and continuing education programs. Education occurs as part of the regular business of the Board and its committees. See “Corporate Governance Practices – 4. Nomination and Governance Committee – Nomination and Assessment of Directors” in this Management Proxy Circular for further information.

In Fiscal 2026, members of the Board or its committees received briefings on various topics, including AI, cybersecurity, tariffs and other new and proposed regulations, corporate governance, in-depth reviews of the industry and markets in which the Company operates, U.S. and Canadian securities law developments, and topics addressed in quarterly materials from PwC, including the Company’s implementation of new accounting standards.

2.    Audit and Risk Management Committee Report
The Audit and Risk Management Committee is comprised of Lisa Disbrow (Chair), Lori O’Neill and Wayne Wouters, all of whom are independent within the meaning of NYSE, SEC and TSX rules and applicable Canadian securities laws. The Board has determined that each of Ms. Disbrow and Ms. O’Neill is an audit committee financial expert within the meaning of applicable SEC rules.

The Audit and Risk Management Committee met four times during Fiscal 2026, including to review the Company’s interim and annual consolidated financial statements, notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) and to make other recommendations to the Board. The Audit and Risk Management Committee has full and unrestricted access to the Company’s internal finance department to review issues as appropriate and meets independently with the external auditors of the Company on a regular basis. In Fiscal 2026, the Company’s internal audit function functionally reported directly to the Audit and Risk Management Committee and administratively to the Chief Financial Officer. The Audit and Risk Management Committee also makes recommendations as to the implementation and operation of internal accounting controls and financial reporting practices and procedures.

The Board-approved charter of the Audit and Risk Management Committee is available on the Company’s website at investors.blackberry.com/governance-documents. The Board has developed a written mandate for the chair of the Audit and Risk Management Committee, as set out in such committee’s charter. Other information related to the composition of the Audit and Risk Management Committee can also be found under the heading “Audit and Risk Management Committee” in the Company’s Fiscal 2026 10-K.

Pursuant to its charter, the Audit and Risk Management Committee provides assistance to the Board with respect to the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the compliance by the Company with legal and regulatory requirements, including tariffs, taxes and trade rules, and (v) enterprise risk management, including risk compliance and the controls, processes and policies used by management to effectively manage the Company’s risks. The Chief Risk Officer provides regular reporting to the Board and the Audit and Risk Management Committee. Other information related to the oversight on risk management provided by the Audit and Risk Management Committee can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2026 10-K.

Management is responsible for the Company’s financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit and Risk Management Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit and Risk Management Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit and Risk Management Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit and Risk Management Committee discussed with PwC, the Company’s independent registered public accounting firm for Fiscal 2026, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit and Risk Management Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC communications with the Audit and Risk Management Committee concerning independence and has discussed with PwC its independence. The Audit and Risk Management Committee reviewed and discussed the audited financial statements of the Company for Fiscal 2026 with management and PwC. Based on the review and discussions noted above, the Audit and Risk Management Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Fiscal 2026 10-K.

Members of the Audit and Risk Management Committee
Lisa Disbrow (Chair), Lori O’Neill and Wayne Wouters

3.    Compensation Committee
The Compensation Committee is comprised of Lisa Bahash (Chair) and Richard Lynch, both of whom are independent within the meaning of NYSE and TSX rules and applicable Canadian securities laws. The charter of the Compensation Committee is approved by the Board and is available on the Company’s website at investors.blackberry.com/governance-documents. The Board has developed a written mandate for the chair of the Compensation Committee, as set out in the committee’s charter. The Compensation Committee meets at least quarterly, with and without management present at its meetings.

Upon the separation of the CNG Committee into the Compensation Committee and the Nomination and Governance Committee in April 2025, Ms. Bahash became the Chair of the Compensation Committee. Philip Brace served as Chair of the CNG Committee from November 2024 until the separation of the CNG Committee. Neither of the members of the Compensation Committee has ever been indebted to the Company or been an officer or employee of the Company or any of its subsidiaries, except that Mr. Lynch served as Interim Chief Executive Officer from November 2023 to December 2023. No executive officer of the Company has served on the board of directors or the compensation committee of any other entity that has had any executive officers of such entity serve as a member the Board or the Compensation Committee.

The Board believes that the members of the Compensation Committee are qualified to fulfill the duties of the Compensation Committee due to their experience and direct involvement in executive compensation decision-making as outlined in the below chart. Each has an understanding of executive compensation decision-making, including the underlying policies and principles and relevant market practices, as a result of their experience as senior executives at significant companies. This understanding has also been garnered through their service on the Board and its committees and on the compensation/pension committees at other public companies.

Member	Experience
Lisa Bahash (Chair)
•    Current Chair of the Remuneration, Nomination and Governance Committee of Syrah Resources Ltd.
•    Former director of Mattr Corp.
•    Former Senior Vice President, Automotive and Transportation of Jabil Inc.

Richard Lynch
•    Former Executive Vice-President and Chief Technology Officer of Verizon Communications
•    Former Chairman of the board and member of the Nominating and Corporate Governance Committee of Ribbon Communications
•    Former Chair of the Nominating and Corporate Governance Committee and Member of the Compensation Committee of Ruckus Wireless Inc.

In relation to its duties and responsibilities concerning compensation matters pursuant to its charter, the Compensation Committee is primarily responsible for administering the Company’s equity-based compensation plans and reviewing, and in certain circumstances, approving and recommending for approval, the compensation packages for the Executive Officers. The Compensation Committee also assists the Board in its oversight of human capital management and in determining Board compensation.

The Compensation Committee meets regularly each year for the purpose of reviewing the overall compensation policy for Executive Officers, as well as relevant competitive compensation data and practices. At least annually, the Compensation Committee shall (i) make recommendations on Chief Executive Officer compensation to the entire Board for its consideration and approval and (ii) review and approve the compensation packages for the direct reports to the Chief Executive Officer. The Compensation Committee also evaluates the performance of the Chief Executive Officer each year using both financial and non-financial measurements. Recommendations made by the Compensation Committee on the Chief Executive Officer’s compensation are reviewed and discussed by the independent members of the Board before final approval.

The Compensation Committee has sole authority to retain independent compensation consultants to provide the committee with advice on the Company’s compensation practices as necessary or desirable. It also has the authority to approve the fees payable to any independent compensation advisor that it retains. Decisions made by the Compensation Committee generally reflect factors and considerations in addition to any information and advice provided to it by any independent compensation consultant. In Fiscal 2026, the Compensation Committee engaged Mercer (US) Inc. See “Executive Compensation – Key Fiscal 2025 Compensation Decisions” in this Management Proxy Circular.

4.    Nomination and Governance Committee
The Nomination and Governance Committee is comprised of Philip Brace (Chair) and Barry Mainz, both of whom are independent within the meaning of NYSE and TSX rules and applicable Canadian securities laws. The charter of the Nomination and Governance Committee is approved by the Board and is available on the Company’s website at investors.blackberry.com/governance-documents. The Board has developed a written mandate for the chair of the Nomination and Governance Committee, as set out in the committee’s charter. The Nomination and Governance Committee meets at least quarterly, with and without management present at its meetings.

Upon the separation of the CNG Committee into the Compensation Committee and the Nomination and Governance Committee in April 2025, Mr. Brace became the Chair of the Nomination and Governance Committee. Mr. Brace served as Chair of the CNG Committee from November 2024 until the separation of the CNG Committee. Neither of the members of the Nomination and Governance Committee has ever been indebted to the Company or been an officer or employee of the Company or any of its subsidiaries.

The Board believes that the members of the Nomination and Governance Committee are qualified to fulfill their duties due to their experience and direct involvement with corporate governance as outlined in the below chart.

Member	Experience
Philip Brace (Chair)
•    Current Chief Executive Officer of Skyworks Solutions Inc.
•    Former Chief Executive Officer of Sierra Wireless Inc.
•    Former Chairman of Compensation Committee and member of the Corporate Governance and Nominating Committee of Lantronix Inc.

Barry Mainz
•    Current Chief Executive Officer of Forescout Technologies, Inc.
•    Former Chief Operating Officer of Malwarebytes Inc.
•    Former President of Wind River Systems, Inc.
•    Former Chief Executive Officer and director of MobileIron, Inc.

The Nomination and Governance Committee is responsible for: (i) the selection and recommendation for appointment to the Board of qualified, effective directors, (ii) the review of individual directors’ qualifications and (iii) orientation and education of new directors. The Nomination and Governance Committee has the responsibility for nominating new directors and identifies potential nominees through independent recruiting firms or by individual referrals. The selection criteria include the specific skill set and experience required on the Board at a given time, taking into account the skill sets of the other Board members, and personal characteristics, including integrity and high ethical standards, among other considerations.

The Nomination and Governance Committee also assists the Board Chair in monitoring the effectiveness of the relationship between management and the Board, the effectiveness of the operation of the Board, Board committees and individual directors, and for recommending improvements to each of the above.

5.    Board Diversity
The Board recognizes the value and importance of the Board being comprised of highly talented and experienced individuals whose diverse backgrounds reflect the Company’s stakeholders, including its customers and employees and the ever-changing communities and markets in which the Corporation operates. In March 2015, the Board adopted a written Board diversity policy (the “Board Diversity Policy”) pursuant to which the Company will strive for a diverse Board and will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board.

The Board Diversity Policy provides that the Nomination and Governance Committee is responsible for implementing the policy and monitoring progress towards the achievement of its objectives. The Nomination and Governance Committee will also review the Board Diversity Policy from time to time and may recommend changes to the policy or additional objectives, as appropriate.

The Company is mindful of the benefits of a diverse Board, which include accessing a broader pool of high-quality candidates, gaining exposure to a greater variety of perspectives and ideas, promoting better corporate governance and maximizing opportunities for innovation in conducting the Company’s business. Consideration of the level of representation of women on the Board is one factor among many that plays a role in the Nomination and Governance Committee’s decision-making process. The Company has not adopted targets regarding women on the Board or in executive officer positions.

Currently, three of the seven director nominees for election at the Meeting, or 43%, are women and one of the Company’s four current executive officers, or 25%, is a woman.

6.    Majority Vote Policy
In March 2011, the Board adopted a Majority Vote Policy and, in December 2014, the Board approved technical amendments to the policy to conform to new provisions of the TSX Company Manual regarding majority voting. The Majority Vote Policy only applies to an “uncontested election” of Board nominees, which for the purposes of the policy means an election where the number of nominees for members of the Board is equal to the number of members to be elected. If, with respect to any Board nominee, the number of votes withheld exceeds the number of votes in favour of the nominee, then such nominee must promptly submit to the Board his or her resignation specifying that the resignation is to take effect at the time of its acceptance by the Board. The Company will disclose voting results as part of its report on voting results for the meeting.

Following the receipt of a resignation pursuant to the policy, the Board must determine as soon as possible, and in any event no later than ninety days following receipt of the resignation, whether to accept or refuse the resignation. Except in special or extenuating circumstances that would warrant the continued service of the applicable director, the Board shall accept the resignation. In considering whether to accept or refuse the resignation, the Board will consider all factors deemed relevant by members of the Board including, without limitation, any reasons stated by shareholders for withholding votes from the election of the nominee. Any nominee who tenders his or her resignation pursuant to the policy may not participate in the deliberations of the Board or any of its committees regarding his or her resignation. The Board will publish its decision regarding the resignation as soon as possible and if it refuses the resignation, it will provide the reasons for its decision.

7.    Ethical Business Conduct and Code of Business Standards and Principles
The Company strives to promote BlackBerry as a trusted brand by acting with integrity, implementing robust compliance programs and continuing to refine its corporate governance practices to promote accountability, transparency, responsible management, and respect for its employees, business partners and local communities.
The Company maintains and follows a written code of business standards and principles (the “Code”) that applies to, and is acknowledged annually by, all of the directors, officers and employees of the Company. The Code is a statement of principles designed to promote a culture of integrity and to help ensure that the Company operates its business in an ethical and legally-compliant manner. The Code incorporates by reference a number of policies and guidelines, including the Company’s Prevention of Improper Payments Policy and Insider Trading Policy, that provide guidance to employees concerning business choices, decisions and behaviours. The Code expressly provides that acknowledgment of the Code is a condition of employment, as is completion of all assigned training related to the Code and related policies and guidelines.
The Board, through the Audit and Risk Management Committee, receives reports on compliance with the Code, including regarding the Company’s annual program to have employees acknowledge that they have read, understand and will comply with the Code. The Company maintains a whistleblower program and makes whistleblower reporting available to employees and external parties via a web and telephone hotline-based system supplied and operated by a third party that specializes in such reporting systems. The system allows individuals to make whistleblower reports, including anonymously, to the Company or directly to the Chair of the Audit and Risk Management Committee via the BlackBerry EthicsLink system and enables the Company or the Chair of the Audit and Risk Management Committee, as appropriate, to follow up directly with the reporter while maintaining his or her anonymity. Employees are advised of the whistleblower program as part of the Company’s annual Code acknowledgement program. Management reports on the status of whistleblower reports to the Audit and Risk Management Committee at its quarterly meetings. The Company has not filed any material change report since the beginning of Fiscal 2026 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code.
In addition to the Code, the Company has formalized a number of other policies to reflect its commitment to responsible business practices, including the Company’s Privacy Policy, Health and Safety Policy, and Environment and Sustainability Policy. These documents, together with the Code and other policies relating to the Company’s corporate responsibility initiatives can be viewed on the Company’s website at investors.blackberry.com/governance-documents.
The Board is responsible for overseeing, directly and through its committees, an appropriate compliance program for the Company. The Company’s Risk Management and Compliance Council (the “RMCC”), a council of internal senior leaders which supports the Company’s enterprise risk management activities, and the Company’s Security Risk and Compliance Committee oversee and assist management in maintaining the Company’s compliance program and policies. The RMCC meets at least quarterly with the Chief Risk Officer serving as the Chair. The Chair of the RMCC also makes a report to the Audit and Risk Management Committee, at least quarterly, on its activities. Phil Kurtz, the Company’s Chief Legal Officer, serves as the Chief Risk Officer of the Company.

8.    Sustainability
The Company maintains a variety of programs to identify, execute and maintain sustainable initiatives and to reduce its direct and indirect environmental impact.

The Company participates in the CDP (formerly known as the Carbon Disclosure Project) and has disclosed information about its greenhouse gas emissions for over a decade. Since 2015, the Company has reduced its direct and indirect emissions by 87%, primarily by rationalizing its office facilities and data center footprint and through the Company’s transformation from being principally a smartphone vendor into a software and services company. Additionally, the Company has reduced emissions by leveraging smart building technologies, moving company and customer computing workloads to the cloud, reducing business travel, and implementing waste management solutions such as recycling stations and employee e-waste collection. The Company has also offset carbon emissions through investments in water sanitation, water access, reforestation and other projects to promote sustainability. The Company’s investments in initiatives designed to reduce or offset emissions have not, individually or in the aggregate, had a material impact on the Company’s business, results of operations or financial condition.

The Nomination and Governance Committee is responsible for the oversight of the Company’s sustainability strategy, including its relevant programs, policies and reporting.

9.    People and Culture
The Company aims to recruit, develop and retain world-class talent and is focused on maintaining a productive, engaged and high-performing workforce.

The Company offers employees an equitable and competitive total rewards program, designed to recognize and reward both individual and company performance. The Company also provides a range of financial and benefit programs such as the ESPP, employee appreciation programs, retirement savings plans, family-friendly leave policies, health and wellness programs, and an employee and family assistance program, as well as corporate discounts, all designed to support the overall wellness of the Company’s employees and their families.

The Company encourages opportunities for its employees to broaden their scope and understanding of the business and to build additional skills to attain their career aspirations. The Company offers career development and growth in many forms such as stretch assignments, enhanced scope or responsibility, networking, lateral movement, promotions, and internal mentoring opportunities. Employees are supported in their growth and development through the Company’s internal and externally-led training programs, including on AI applications, and through educational reimbursement programs, subsidies for professional association memberships, and career planning services.

During Fiscal 2026, the Company conducted a global employee engagement survey to gather feedback on key aspects of the employee experience and identify areas for improvement. Based in part on these insights, the Company increased the cadence of performance check-ins to support more frequent feedback and goal-setting discussions between employees and managers while continuing to enhance company-wide communications to improve transparency and organizational alignment. The Company also invested in a significant modernization of its head office facility in Waterloo, Ontario. These actions are intended to support employee engagement, development, and retention. Management monitors engagement and retention indicators and reports periodically to the Board as part of its oversight of human capital management.

The Company sources talent from a wide range of backgrounds and strives to provide a respectful and inclusive work environment where people are valued and have a sense of belonging. The Company is committed to maintaining a work environment that is free from discrimination and harassment, and supports this through mandatory management training and through the Company’s participation in communities such as the Women in Technology and Women in Automotive networks. The Company does not tolerate, condone, or ignore workplace discrimination or harassment or any unlawful behavior and investigates all complaints regarding such conduct in a thorough and timely manner. See “Corporate Governance – Ethical Business Conduct and Code of Business Standards and Principles” in this Management Proxy Circular.

The Company respects the rights and dignity of all people and maintains a Human Rights Policy that provides employees with consistent principles to help them assure freely chosen employment, prohibit child labour and anti-discrimination, and promote freedom of association and collective bargaining in the operation of the Company’s business. The Company also publishes annual Board-approved statements reporting on its efforts to address modern slavery and combat forced labour, including through employee training, due diligence and third-party risk assessments.

Working with Responsible Partners and Vendors

To reach customers across the globe with a wide range of products and services, the Company relies on a network of distribution partners and third-party vendors. The Company’s criteria for selecting new partners include their commitment to ethical business practices, and the Company evaluates potential partners for compliance and ethics risks, including risks related to corruption, bribery, privacy, cybersecurity and modern slavery.

The Company has developed a Supplier Code of Conduct (the “Supplier Code”) to codify the standards that the Company expects its vendors to comply with in terms of labour, ethics, health and safety and the environment. All vendors must commit to follow the requirements of the Supplier Code when signing new or updated contracts, and the Company expects its vendors to adopt similar standards within their own supply chains with the intent of achieving a consistent approach to the management of social and environmental performance.

In addition, the Company maintains a Supplier Diversity Policy with a view to providing opportunities to diverse suppliers who satisfy the Company’s purchasing and contractual standards. Diverse suppliers include small businesses, businesses owned by veterans, minorities, or women and those in historically underutilized business zones.

The Company supplements the Supplier Code with its Responsible Minerals Policy, which requires suppliers to prohibit use of any minerals or derived metals that are illegally mined, transported or traded, and that may have contributed to armed conflict, extortion, human rights abuses or any other violation of the Supplier Code. In its procurement activities, the Company engages with its suppliers to conduct due diligence into the source of these so-called “conflict minerals” to the extent that they are necessary to the functionality or production of hardware products for the BlackBerry Radar® business.

10.    Cybersecurity and Data Protection

The Company maintains company-wide cybersecurity and data protection programs designed to identify, assess, and manage risks relating to information security, privacy, and the protection of data. Management also conducts periodic assessments and testing of its cybersecurity and incident response capabilities. These programs include technical safeguards, policies and procedures, employee training, and incident response protocols intended to prevent, detect, and respond to cybersecurity and data protection incidents.

The Company integrates data privacy and security into its products, services and systems, and management regularly reviews and updates controls and practices to reflect changes in technology, business operations, and regulatory requirements. The Company is committed to processing personal data responsibly and in compliance with applicable data protection laws in all countries in which it operates. The commitment to privacy is a core value of the Company, measured not only by compliance with both established and evolving regulatory frameworks but also in the Company’s adherence to best practices with respect to the collection, use and disclosure of personal information. The Company’s Privacy Policy is available at www.blackberry.com/us/en/legal/privacy-notice.

11.    Related Party Transactions
Directors, officers and employees are required to report any related party transactions to comply with the Code. Any director who has a material interest in a transaction or an agreement involving the Company must disclose the interest to the Board immediately and does not participate in any discussions or votes on the matter. The Audit and Risk Management Committee reviews and, as appropriate, approves any related party transactions as required by the Code.

In Fiscal 2026, there were no transactions between the Company and a related person as described in Item 404 of Regulation S-K, which defines a “related person” as: (i) a director, nominated director or executive officer of the Company, (ii) an immediate family member of a director, nominated director or executive officer, or (iii) a person who beneficially owns more than 5% of the Common Shares or a member of their immediate family.

12.    Advisory Vote on Executive Compensation
In March 2012 the Board adopted the Say on Pay Policy, a copy of which is available on the Company’s website at investors.blackberry.com/governance-documents. The Say on Pay Policy is consistent with the model say on pay policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non-binding advisory vote by common shareholders.

Consistent with the Say on Pay Policy, the annual vote is an advisory vote only and is not binding on the Board which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for this Meeting. See also “Business to be Transacted at the Meeting – 6. Advisory Vote on Executive Compensation” and “Business to be Transacted at the Meeting – 7. Advisory Vote on Frequency of Say on Pay Votes” in this Management Proxy Circular.

13.    Shareholder Engagement
The Company is committed to active engagement with investors and other interested parties to address shareholder-related concerns and provide public information about the Company. The Chief Financial Officer meets regularly with investment analysts and institutional investors in Canada, the United States and internationally. Shareholders and other interested parties may provide feedback to the Company through a number of avenues, including by e-mail to investorrelations@blackberry.com and at events such as the Meeting and quarterly earnings conference calls. Correspondence may also be directed to members of the Board c/o Corporate Secretary’s Office, BlackBerry Limited, 2200 University Avenue East, Waterloo, Ontario N2K 0A7 or via e-mail to corporatesecretary@blackberry.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company concerning Common Shares beneficially owned as of the Record Date by (i) each director of the Company; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Direct[1]	Indirect[2]	Right to Acquire[3]	Total	Percentage of Class
Lisa Bahash	–	–	134,573	134,573	*
Philip Brace	35,000	–	181,842	216,842	*
Lisa Disbrow	–	–	339,817	339,817	*
John J. Giamatteo	899,146	–	–	899,146	*
Richard Lynch	–	–	495,288	495,288	*
Barry Mainz	–	–	75,289	75,289	*
Lori O’Neill	–	–	159,487	159,487	*
Wayne Wouters	–	–	397,751	397,751	*
Jennifer Armstrong-Owen	98,161	–	–	98,161	*
Tim Foote	81,184	–	–	81,184	*
Phil Kurtz	117,484	–	–	117,484	*
Directors and executive officers as a group	1,230,975	–	1,784,047	3,015,022	0.51%
* Indicates ownership of less than 1% of the outstanding Common Shares. Each of the Company’s directors and executive officers may be contacted at 2200 University Avenue East, Waterloo, Ontario, N2K 0A7.
1 Common Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.
2 Common Shares over which directors, nominees and executive officers may be deemed to have or share voting or investment power, including shares owned by trusts and certain relatives.
3 Common Shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from the Record Date, through the conversion of stock units held under the Company’s equity-based compensation plans.
The following table shows ownership information for any person or company known to the directors and executive officers of the Company to beneficially own, or control or direct, directly or indirectly, 5% or more of the Common Shares as of the Record Date:

Name of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Outstanding
Fairfax Financial Holdings Limited[1]	35,395,320	6.04%
Legal & General Group Plc[2]	33,185,748	5.66%
BlackRock, Inc.[3]	29,597,818	5.05%
1 Represents Common Shares beneficially owned as of September 26, 2025 based on a Schedule 13D filed with the SEC on September 30, 2025. In such filing, Fairfax lists its address as 95 Wellington Street West, Suite 800, Toronto, Ontario, M5J 2N7, and indicates that, together with certain of its affiliates, it has shared voting and dispositive power with respect to 35,395,320 Common Shares.
2 Represents Common Shares beneficially owned as of December 31, 2024 based on a Schedule 13G filed with the SEC as of February 13, 2025. In such filing, Legal & General Group Plc lists its address as One Coleman Street, London, EC2R 5AA, and indicates that it has shared voting and dispositive power with respect to 33,185,748 Common Shares.
3 Represents Common Shares beneficially owned as of March 31, 2026 based on a Schedule 13G filed with the SEC on April 27, 2026. In such filing, BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001 and indicates that it has sole voting and dispositive power with respect to 29,597,818 Common Shares.

ADDITIONAL INFORMATION
Copies of the following documents are available upon written request to the Corporate Secretary of the Company at 2200 University Avenue East, Waterloo, Ontario, N2K 0A7: (i) the Annual Report on Form 10-K containing the audited consolidated financial statements for Fiscal 2026, together with the accompanying Auditor’s Report, and the Fiscal 2026 annual MD&A; and (ii) this Management Proxy Circular.

Additional information relating to the Company can be found on SEDAR+ at http://www.sedarplus.ca and on EDGAR at www.sec.gov. Financial information of the Company is provided in the Company’s audited consolidated financial statements and MD&A for the Company’s most recently completed financial year.

APPROVAL
The undersigned hereby certifies that the contents and the distribution of this Management Proxy Circular have been approved by the Board on May 1, 2026. A copy of this Management Proxy Circular has been sent to each director of the Company, each shareholder entitled to notice of the Meeting and to the auditors of the Company.

DATED at Waterloo, Ontario, the 1st day of May, 2026.

BY ORDER OF THE BOARD

(signed)    Richard Lynch, Chair

Schedule A – Employee Share Purchase Plan
BLACKBERRY LIMITED
2015 EMPLOYEE SHARE PURCHASE PLAN
AMENDED AND RESTATED JUNE 23, 2020

1.    Purpose. This BlackBerry Limited 2015 Employee Share Purchase Plan (the “Plan”) is intended to provide employees of the Corporation and other Participating Entities with an opportunity to acquire a proprietary interest in the Corporation through the purchase of Shares.
2.    Definitions.
“Administrative Agent” means the financial services firm or other agent designated by the Corporation to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.
“affiliate” and “jointly or in concert” have the respective meanings set forth in the Securities Act (Ontario), as amended from time to time.
“Blackout Period” means any period imposed by the Corporation applicable to a Participant, during which specified individuals, including insiders of the Corporation, may not trade in the Corporation’s securities (including for greater certainty any period during which specific individuals are restricted from trading because they possess material non-public information), but does not include any period when a regulator has halted trading in the Corporation’s securities.
“Board or Board of Directors” means the Board of Directors of the Corporation, as constituted from time to time.
“Committee” means the committee of the Board responsible for recommending to the Board the compensation of the executive officers and other employees, which, as at the effective date of the Plan, is the Compensation, Nomination and Governance Committee.
“Compensation” means the base salary or base hourly wages for non-overtime work hours paid to an Eligible Employee by a Participating Entity as compensation for services to the Participating Entity, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan or contributions for any health or welfare benefit programs.
“Corporate Transaction” means a sale or conveyance of all or substantially all of the property and assets of the Corporation or any merger, consolidation, amalgamation, combination or offer to acquire all of the outstanding Shares or other similar transaction.
“Corporation” means BlackBerry Limited, an Ontario corporation, including any successor thereto.
“Eligible Employee” means an Employee who is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of any Participating Entity, Employees who have been employed by any Participating Entity for less than 2 years, “officers” of any Participating Entity and Employees whose principal duties consist of supervising the work of other Employees. The Board may from time to time establish different eligibility standards for Employees.

“Employee” means any person who renders services to a Participating Entity as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by a Participating Entity. Where the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
“Fair Market Value” means, as of any date, (i) the closing price of the Shares on the Toronto Stock Exchange, in relation to Participants whose Compensation is paid in Canadian dollars, or (ii) the closing price of the Shares on the New York Stock Exchange, in relation to Participants whose Compensation is paid in U.S. dollars or any other foreign currency.
“Initial Offering Period” means the first Offering Period of the Plan, beginning July 1, 2015, and ending September 30, 2015.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Board.
“Offering Period” means the period of time Participant payroll deductions are accumulated for the purchase of Shares on the Purchase Date. Pursuant to Section 6, the Board may change the duration of future Offering Periods and/or the start and end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Entity” means the Corporation and any affiliate of the Corporation which is designated by the Board from time to time in its sole discretion.
“Plan” means this BlackBerry Limited 2015 Employee Share Purchase Plan, as set forth herein, and as amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means that price set by the Board for a Participant of a specified Participating Entity to purchase a Share on the Purchase Date, which shall be no less than eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date.
“Share” means a common share of the Corporation.
“Termination Date” means the earlier of: (i) the date specified in the written notice of termination or resignation; and (ii) the last day worked by the Participant, provided such date shall not be prior to the last day of any minimum statutory notice period, if applicable.
“Trading Day” means any day on which each of the Toronto Stock Exchange and the New York Stock Exchange is open for trading.
3.    Administration. This Plan will be administered by the Board and the Board has complete authority, in its discretion, to interpret the provisions of this Plan. In administering and interpreting the Plan, the Board may adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan and make all other determinations and take all other actions necessary or advisable for the implementation and administration of this

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Plan, including without limitation adopting sub-plans applicable to particular Participating Entities or locations, which the Board determines, in its discretion, are necessary or advisable. The Board’s determinations and actions within its authority under this Plan are final, conclusive and binding on the Corporation, its affiliates and all other persons. The Corporation shall pay all expenses incurred in the administration of the Plan except for brokerage fees or expenses associated with the sale or transfer of Shares by a Participant, which fees and expenses shall be borne by the Participants.
4.    Delegation to Committee. To the extent permitted by applicable law, the Board may, from time to time, delegate to the Committee all or any of the powers conferred on the Board under the Plan. In such event, references to the Board mean and include the Committee and the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decisions made or actions taken by the Committee arising out of or in connection with the administration or interpretation of this Plan within its authority under this Plan, are final, conclusive and binding on the Participating Entities and all other persons.
5.    Eligibility. Unless otherwise determined by the Board in a manner that is consistent with this Plan, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Board for a particular Offering Period shall be eligible to participate in such Offering Period.
6.    Offering Periods. The Plan shall be implemented by a series of Offering Periods. The first Offering Period shall be the Initial Offering Period (beginning July 1, 2015 and ending September 30, 2015). Thereafter, each Offering Period shall be six (6) months in duration, with new Offering Periods commencing on October 1 and April 1 of each year (or such other times as determined by the Board). The Board shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
7.    Participation.
7.1    Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan in an Offering Period by properly completing and submitting an Enrollment Form not later than 5 business days following the first day of such Offering Period. Such Enrollment Form shall be submitted in accordance with the enrollment procedures established by the Board. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her Compensation in an amount equal to at least one percent (1%), but not more than fifteen percent (15%) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Board may establish from time to time before an Offering Period begins); provided, however, that in no event shall a Participant’s payroll deductions in any calendar year exceed U.S. $30,000 (or such lower amount as determined from time to time by the Board). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Corporation shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Board, a Participant may not make any separate contributions or payments to the Plan.
7.2    Employer Contributions. With the approval of the Board (and subject to the Purchase Price being set at no less than the Fair Market Value of a Share on the Purchase Date), a Participating Entity may provide a Participant with cash contributions to purchase Shares (“Employer Contribution”). Such Employer Contribution shall be combined with the Participant’s accumulated payroll deductions and shall be used to purchase Shares on the Purchase Date. Such Employer Contribution shall not exceed 15% of the Participant’s accumulated payroll deductions during each Offering Period.
7.3    Election Changes. A Participant may decrease or increase his or her rate of payroll deductions for any current Offering Period by submitting a new Enrollment Form authorizing the new rate of payroll deduction not later than 5 business days following the first day of such Offering Period. (or within such other timeframe as determined from time to time by the Board). Any changes made after such time will not become effective until the next Offering Period. Notwithstanding the foregoing, to the extent necessary to comply with any applicable limits on the amount of payroll deductions, a Participant’s rate of payroll deductions may be decreased by the Corporation to as low as 0% at any time during an Offering Period.

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7.4    Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 7.3, (ii) withdraws from the Plan in accordance with Section 11, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.5    Blackout Periods. Notwithstanding any other provision of the Plan, if a Blackout Period is in effect, (i) an Eligible Employee subject to the Blackout Period may not enroll until after the end of the Blackout Period, and (ii) a Participant subject to the Blackout Period may not make changes to authorized payroll deductions, or voluntarily withdraw from the Plan until after the end of the Blackout Period.
8.    Grant of Right. On each Offering Date, each Participant in the applicable Offering Period shall be granted a right to purchase, on the Purchase Date, a number of Shares determined by dividing the Participant’s accumulated payroll deductions during the Offering Period by the applicable Purchase Price.
9.    Exercise of Right/Purchase of Shares. A Participant’s right to purchase Shares will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions and any applicable Employer Contribution during the Offering Period will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s notional account. No fractional Shares may be purchased. However, the Participant’s ESPP Share Account will be credited with notional fractional Shares which will be aggregated with other notional fractional Shares credited from other Purchase Dates and any resulting whole Shares from such aggregation will be delivered to the Participant, subject to earlier withdrawal by the Participant in accordance with Section 11 or termination of employment in accordance with Section 12.
10.    Transfer of Shares; Dividends.
10.1    As soon as reasonably practicable after each Purchase Date, the Corporation will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her right. Alternatively, other evidence of ownership of the Shares will be sent to the Participant if the Shares are to be held in book-entry form. The Board may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with an Administrative Agent and may require that the Shares be registered in the name of the Administrative Agent, or its nominee, and held on behalf of the respective Participants. Whole Shares allocated to a Participant’s ESPP Share Account shall be voted in accordance with the directions, if any, of the applicable Participant.
10.2    Cash dividends, if any, paid with respect to the Shares held in the ESPP Share Account under the Plan shall be automatically reinvested in Shares. Any share dividend or other distribution made to holders of Shares will be credited to and held in the Participant’s ESPP Share Account. The Board shall have the right at any time or from time to time upon notice to Participants to change the default dividend reinvestment policy.
11.    Withdrawal.
11.1    Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Corporation a revised Enrollment Form indicating his or her election to withdraw at least thirty business days (or within such other timeframe as determined from time to time by the Board) before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase Shares) shall be paid or delivered, as applicable, to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s right shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 7.1 of the Plan.
11.2    Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
12.    Termination of Employment; Change in Employment Status.

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12.1    Upon termination of a Participant’s employment with a Participating Entity for any reason, including death, disability, resignation or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in any case occurs at least five business days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan as of the Termination Date and the payroll deductions in the Participant’s notional account (that have not been used to purchase Shares), shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 20, and the Participant’s right shall be automatically terminated as of the Termination Date. If the Participant’s Termination Date occurs within five business days before a Purchase Date, the accumulated payroll deductions and any applicable Employer Contribution shall be used to purchase Shares on the Purchase Date.
12.2    A Participant whose participation in the Plan has terminated as provided in Subsection 12.1 or his or her executors or administrators, as the case may be, may elect to deal with the Shares in their ESPP Share Account by completing a notice in the form prescribed by the Corporation and filing it with the Administrative Agent within ninety (90) days after termination of the Participant’s participation in the Plan requesting that:
(a)    share certificates for all of the whole Shares in the Participant’s ESPP Share Account be issued in his or her name or as directed, in which case the Administrative Agent shall make the necessary arrangements for the issuance and delivery of the appropriate certificates representing the Shares as soon as practicable following receipt of any such notice, and the Participant or his or her executors or administrators, as the case may be, will be responsible for paying any applicable fees in connection therewith (by deduction from their personal account prior to issuance of the share certificates); or
(b)    all of the whole Shares in the Participant’s ESPP Share Account be sold and the proceeds distributed to him or her or as directed, in which case the Administrative Agent shall sell all such Shares as directed and forward the proceeds (net of any brokerage commissions and sales administration fees) to such Participant or as otherwise directed, or his to or her executors or administrators, as the case may be, as soon as practicable following receipt of any such notice.
12.3    If no notice is filed pursuant to Subsection 12.2 within ninety (90) days after the termination of a Participant’s participation in the Plan, the Participant or his or her executors or administrators, as the case may be, shall be deemed to have elected to request that the whole Shares in the Participant’s ESPP Share Account be sold and the proceeds distributed to him or her or as directed, in which case the Administrative Agent shall sell all such Shares as directed and forward proceeds (net of any brokerage commissions and sales administration fees) to such Participant or as otherwise directed, or his to or her executors or administrators, as the case may be, as soon as practicable following the end of such period.
12.4    The Participant or his or her executors or administrators, as the case may be, shall be responsible for ensuring compliance with the provisions of applicable securities laws and applicable tax laws in respect of the tax consequences resulting from any transfer or sale or Shares pursuant to Subsections 12.2(b) or 12.3.
12.5    In all instances contemplated by this Section 12, the Participant shall receive the cash equivalent of any fractional Share credited to his or her ESPP Share Account.
13.    Leave of Absence. If a Participant ceases to be an Eligible Employee as a result of an approved leave of absence, the Participant’s participation in the Plan shall be suspended until the Participant’s return and such Participant shall not be permitted to remit payments for the purchase of Shares.
14.    Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.
15.    Shares Reserved for Plan.
15.1    Number of Shares. A total of ten million (10,000,000) Shares have been reserved as authorized for issuance under the Plan. The Shares purchased under the Plan may be Shares issued from treasury or Shares acquired on the open market.

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15.2    Over-Subscribed Offerings. The number of Shares which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No right granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering would exceed the total number of Shares remaining available under the Plan. If the Board determines that, on a particular Purchase Date, the number of Shares with respect to which rights are to be exercised exceeds the number of Shares then available under the Plan, the Corporation shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Board determines to be equitable.
16.    Participation Limits.
The grant of rights under the Plan is subject to the following limitations:
16.1    No more than 10% of the Corporation’s outstanding Shares may be issued under the Plan or pursuant to any other security based compensation arrangements of the Corporation in any one (1) year period.
16.2    No more than 5% of the Corporation’s outstanding Shares may be issued under the Plan or pursuant to any other security based compensation arrangements of the Corporation to any one Participant.
16.3    The number of the Corporation’s Shares (i) issued to insiders of the Corporation within any one year period, and (ii) issuable to insiders of the Corporation, at any time, under the Plan, or when combined with all of the Corporation’s security-based compensation arrangements, cannot exceed 10% of the Corporation’s total outstanding Shares, respectively.
16.4    For the purposes of this Plan, “insider” and “security based compensation arrangement” have the meanings set out in the TSX Company Manual.
17.    Transferability. No payroll deductions credited to a Participant, nor any rights to receive Shares hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 20 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
18.    Application of Funds. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose to the extent permitted by applicable law, and the Corporation shall not be required to segregate such payroll deductions or contributions.
19.    Statements. Participants will be provided with statement, electronic or otherwise, at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.
20.    Designation of Beneficiary. A Participant may file, on forms supplied by the Board, a written designation of beneficiary who is to receive any Shares and cash in respect of any fractional Shares, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.
21.    Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
21.1    Adjustments. In the event that any special dividend or other special distribution (whether in the form of cash, securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other change in the Corporation’s structure affecting the Shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board shall conclusively determine the

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appropriate equitable adjustments, if any, to be made under the Plan, including, without limitation, adjustments to the number of Shares which have been authorized for issuance under the Plan.
21.2    Dissolution or Liquidation. Unless otherwise determined by the Board, in the event of a proposed dissolution or liquidation of the Corporation, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Corporation’s proposed dissolution or liquidation. Before the new Purchase Date, the Board will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s right will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 11.
21.3    Corporate Transaction. In the event of a Corporate Transaction, each outstanding right will be assumed or an equivalent right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the right, the Offering Period with respect to which the right relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Board will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s right will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 11.
22.    General Provisions.
22.1    No Right to Continued Service. Neither the Plan nor any rights hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
22.2    Rights As Shareholder. A Participant will become a shareholder with respect to the Shares that are purchased pursuant to rights granted under the Plan when the Shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.
22.3    Indemnification. Each member of the Board is indemnified and held harmless by the Corporation against any cost or expense arising out of any act or omission in connection with this Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a Board member may have as director or otherwise.
22.4    Successors and Assigns. The Plan shall be binding on the Corporation and its successors and assigns. Rights and obligations under this Plan may be assigned by the Corporation to a successor in the business of the Corporation, any corporation resulting from any amalgamation, reorganization, combination, merger or arrangement of the Corporation, or any corporation acquiring all or substantially all of the assets or business of the Corporation.
22.5    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
22.6    Rights of Corporation. The provisions contained in this Plan and any rights available hereunder shall not affect in any way the right of the Corporation or its shareholders or affiliates to take any action, including any change in the Corporation’s capital structure or its business, or any acquisition, disposition, amalgamation, combination, merger or consolidation, or the creation or issuance of any bonds, debentures, shares or other securities of the Corporation or of an affiliate thereof or the determination of the rights and conditions attaching thereto, or the dissolution or liquidation of the Corporation or of any of its affiliates or any sale or transfer of all or any part of their respective assets or businesses, whether or not any such corporate action or proceeding would have an adverse effect on this Plan or any rights hereunder.
22.7    Market Fluctuations. No amount will be paid to, or in respect of, a Participant under this Plan (including any Shares that have not been issued), to compensate for a downward fluctuation in the price of the

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Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and Administrative Agent make no representations or warranties to Participants with respect to this Plan or the Shares whatsoever. In seeking the benefits of participation in this Plan, a Participant agrees to exclusively accept all risks associated with a decline in the market price of the Shares and all other risks associated with the rights hereunder.
22.8    Compliance With Law. The obligations of the Corporation under the Plan are subject to compliance with all applicable laws and regulations. Shares shall not be issued with respect to any right granted under the Plan unless the issuance and delivery of the Shares pursuant thereto shall comply with all applicable laws and the requirements of any stock exchange upon which the Shares may then be listed.
22.9    Effective Date. The Plan shall become effective on June 23, 2015 and, unless terminated earlier pursuant to Section 22.10, shall have a term of ten years.
22.10    Amendment or Termination. Subject to the final sentence of this Section 22.10, the Board may amend, suspend or terminate the Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the applicable rules, regulations and policies of any stock exchange) that require the approval of shareholders or any governmental or regulatory body. The Board may make amendments to the Plan without seeking shareholder approval, except for any amendment which:
(a)    increases the number of Shares reserved for issuance under the Plan or changes that number from a fixed number of Shares to a fixed maximum percentage;
(b)    increases or removes the insider participation limits in Section 16;
(c)    lowers the Purchase Price payable for Shares under the Plan;
(d)    increases the Employer Contribution;
(e)    amends the provisions of this Section 22.10;
(f)    extends eligibility to participate in the Plan to non-Employees; or
(g)    is required to be approved by shareholders under applicable laws, regulations or stock exchange rules.
Except as expressly set forth in the Plan, no action of the Board may adversely alter or impair the rights that have accrued to a Participant on or prior to the date of amendment, suspension or termination without the consent of the affected Participant.
22.11    Governing Law. This Plan shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
22.12    Withholding. To satisfy any applicable income and/or payroll tax withholding requirement, the Corporation may withhold (i) a sufficient number of Shares that would otherwise be delivered to a Participant upon the exercise of a right granted under this Plan or (ii) such income and/or payroll taxes from other sources of a Participant’s Compensation. Each Participating Entity is authorized to deduct or withhold from any amount payable or credited hereunder such taxes and other amounts as it may be required by applicable law to deduct or withhold and to remit the amounts deducted or withheld to the applicable governmental authority as required by applicable law. If the Participating Entity is required under applicable law to deduct or withhold and remit to the applicable government authority an amount on account of tax in respect of any amount paid hereunder and there is insufficient cash paid hereunder from which to make the required deduction or withholding, the Participant shall: (a) pay to the Participating Entity sufficient cash as is reasonably determined by the Participating Entity to be the amount necessary to permit the required remittance; (b) authorize Participating Entity, on behalf of the Participant, to sell in the market on such terms and at such time or times as the Participating Entity determines, a portion of the Shares issued hereunder to realize cash proceeds to be used to satisfy the required tax remittance; or (c) make other

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arrangements acceptable to the Participating Entity to fund the required tax remittance, including authorizing additional tax withholding from other sources of compensation.
22.13    Unfunded and Unsecured Plan. This Plan shall be unfunded and the Corporation will not secure its obligations under this Plan. To the extent any Participant or his or her estate holds any rights under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.
22.14    Non-Exclusivity. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or shareholder approval.
22.15    Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of participating in the Plan will not constitute compensation with respect to which any other employee benefits of that Participant are determined including, without limitation, benefits under any bonus, pension, profit-sharing, insurance or salary continuation plan, except as otherwise specifically determined by the Board in writing.
22.16    Tax Consequences. It is the responsibility of the Participant to complete and file any tax returns and pay all taxes that may be required under Canadian, U.S. or other tax laws within the periods specified in those laws as a result of the Participant’s participation in the Plan. No Participating Entity shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan.
22.17    Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
22.18    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

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ADDENDUM: SUB-PLAN FOR THE UNITED STATES
BLACKBERRY LIMITED
2015 EMPLOYEE SHARE PURCHASE PLAN

Terms and Conditions for Participants Subject to Taxation in the United States
1.    Purpose of Sub Plan. This Sub Plan (the “Sub Plan”) of the BlackBerry 2015 Employee Share Purchase Plan (the “Plan”) was established by the Board for the purpose of granting rights under the Plan, to Participants who are subject to taxation in the United States, which qualify for the favorable income tax and social tax treatment under Section 423 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The terms and conditions detailed in this Sub Plan are to be read in conjunction with the Plan. To the extent that the terms and conditions of this Sub Plan conflict with the terms and conditions set forth in the Plan, the terms and conditions of this Sub Plan shall prevail.
2.     Definitions. In lieu of the definitions provided for the following terms under the Plan, the following definitions shall apply to any rights granted under the Plan to any Participant who is subject to taxation in the United States.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
“Employee” means any person who renders services to a Participating Entity as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Entity that meet the requirements of United States Treasury Regulation (“Treas. Reg.”) Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treas. Reg. Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. Section 1.421-1(h)(2).
“Participating Entity” means the Corporation or any Subsidiary which is designated by the Board from time to time in its sole discretion.
“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Corporation or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Corporation or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
3.     Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.
Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted a right under the Plan if (i) immediately after the grant of the right, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Corporation or hold outstanding rights to purchase stock possessing 5% or more of the total combined voting power of value of all classes of stock of the Corporation or any Subsidiary or (ii) such right would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Corporation and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the right is granted) for each calendar year in which such right is outstanding at any time.

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Schedule B
MANDATE OF THE BOARD OF DIRECTORS OF BLACKBERRY LIMITED

The Board of Directors (the “Board”) of BlackBerry Limited (the “Corporation”) is responsible for supervising the management of the Corporation’s business and affairs. The Board makes major policy decisions, delegates to management the authority and responsibility for the day-to-day affairs of the Corporation and reviews management’s performance and effectiveness on an ongoing basis.

From time to time, the Board may delegate certain duties and responsibilities to committees comprised of its member directors (“Directors”). The Board has formed three standing committees, an Audit and Risk Management Committee, a Compensation Committee and a Nomination and Governance Committee, to perform certain delegated duties and responsibilities in accordance with their respective charters. From time to time, the Board may also establish special committees to review and make recommendations on specific matters. Any delegation to a standing or special committee does not relieve the Board of its overall responsibilities.

The Board may engage the services of independent advisors to assist the Board in fulfilling its duties and responsibilities. Committees of the Board also may engage the services of independent advisors in accordance with their respective charters.

Meetings of the Board will be held at least quarterly and as otherwise required.

1.     RESPONSIBILITIES OF THE BOARD

In its supervision and management of the Corporation’s business and affairs, the Board has the following responsibilities:

1)promoting a culture of integrity throughout the organization;
2)overseeing and approving the Corporation’s strategic initiatives and the implementation of such initiatives;
3)overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework, including without limitation with respect to cybersecurity and the use of artificial intelligence technologies;
4)overseeing the Corporation’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board;
5)reviewing the Corporation’s organizational structure and succession planning;
6)at any time that the Board Chair is an officer or employee of the Corporation, monitoring the executive performance of the Board Chair and approving his or her compensation;
7)monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Corporation’s overall compensation policy for executive managers;
8)adopting and monitoring a disclosure policy for the Corporation;
9)monitoring the integrity of internal control and management information systems; and
10)developing the Corporation’s approach to corporate governance.

2.    BOARD CHAIR AND RESPONSIBILITIES

The Directors will elect one of the Directors to be the Board Chair. The Chair will facilitate the effective functioning of the Board and will provide leadership to the Board. The responsibilities of the Chair will include, among other things, the following:

1)Assume primary responsibility for the effective operation of the Board;
2)Act as liaison between the Board and the Chief Executive Officer and facilitate the proper flow of information to the Board from management;

3)In consultation with the Chief Executive Officer, take appropriate steps to foster an effective relationship between executive management personnel and the Board;
4)Lead the Board in monitoring and influencing strategic management;
5)Ensure that the responsibilities of the Board are well understood by both the Board and management;
6)Together with the other members of the Board, develop and maintain appropriate processes for the evaluation of the Chief Executive Officer and other executive management;
7)Lead and oversee compliance with the governance policies of the Board;
8)Together with the other members of the Board, develop and maintain procedures to regularly assess the effectiveness of the Board, its committees and individual Directors;
9)Consult with the Board, the Lead Director (if any), the Chief Executive Officer and the Corporate Secretary to set Board agendas that are based on the responsibilities of the Board and reflect current priorities and require that materials and any information sent to the Board are appropriate and timely;
10)Convene and chair meetings of the Board in a manner that facilitates debate and encourages Director participation;
11)Attend committee meetings as appropriate;
12)Communicate with Directors between meetings as appropriate;
13)Be available for consultation and direct communication with shareholders and other stakeholders, as considered appropriate;
14)Chair annual and special meetings of the shareholders of the Corporation; and
15)Perform such other duties and responsibilities as may be determined by the Board from time to time.

In the event of a temporary absence of the Chair, the Lead Director or, in the absence of a Lead Director, another Director chosen by the Directors will perform the responsibilities of the Chair.

3.    LEAD DIRECTOR AND RESPONSIBILITIES

At any time that the Corporation has a Chair who is not “independent” within the meaning of applicable securities laws and stock exchange rules, the independent Directors will elect one of the independent Directors to be the Lead Director with the intent that the Lead Director will provide independent leadership to the Board. The responsibilities of the Lead Director will include, among other things, the following:

1)    Assume primary responsibility for the independence of the Board from management, and ensure that the boundaries between the Board and management are clearly understood and respected;
2)    Convene and chair sessions of the Board, including at each quarterly scheduled meeting, consisting exclusively of independent directors in a manner that facilitates debate and encourages Director participation, and consult with the Chair on any matters arising out of such sessions;
3)    Communicate with independent Directors and the Chief Executive Officer between meetings as appropriate, including with respect to Board agendas;
4)    In consultation with the Nomination and Governance Committee and the independent Directors, develop and review the Chair’s position description and the position description of the Chief Executive Officer and lead the Board’s review and discussion of their performance; and
5)    Ensure that the Board has sufficient resources to conduct its business independently in accordance with the principles set out in this Mandate and applicable law.

In the event of a temporary absence of the Lead Director, one of the other independent Directors, as determined by a majority of the independent Directors, will perform the responsibilities of the Lead Director.

4.    INDIVIDUAL MEMBER RESPONSIBILITIES

In order to facilitate the Board fulfilling its role, each Director of the Board will:

1)    Time and Attention: Attend, to the best of their ability, all Board and committee meetings, review materials in advance of those meetings and take an active part in Board discussions.

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2)    Best Practices: Strive to perform his or her duties in keeping with current and emerging corporate governance practices for directors of publicly traded corporations and the policies of the Corporation.
3)    Continuing Education: Seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of a Director. The frequency of Director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education.
4)    Change of Employment Notification: Promptly notify the Board of any change in the Director’s employer or employment status to ensure that the impact on the Board, if any, and its ability to fulfill its role, can be evaluated by the Board.
5)    Limit on Board Service: Without the prior consideration and approval of the Board, refrain from serving concurrently on more than five public company boards of directors or, in the case of any Director who is an executive officer of a public company, more than two public company boards of directors other than the board of the public company of which the Director is an executive officer.
6)    Conflicts of Interest: Advise the Board of any conflicts, or potential conflicts, of interest in accordance with the Corporation’s Code of Business Standards and Principles.

5.    CONTACTING THE BOARD

Members of the Board can be contacted through the Corporate Secretary of the Corporation who may be contacted through the Corporation’s head office at:

2200 University Avenue East
Waterloo, Ontario
Canada N2K 0A7
Tel: (519) 888-7465

6.    ANNUAL REVIEW OF BOARD MANDATE

This Mandate of the Board will be reviewed annually and updated as the Board deems appropriate.

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Schedule C
SHAREHOLDER PROPOSAL
True North Capital Partners Inc., Suite 800, 365 Bay Street, Toronto, ON M5H 2V1 (“True North”) has submitted the following shareholder proposal to amend the Company’s By-Law No. A3 for consideration at the Meeting. The Company is required by applicable law to include the shareholder proposal in the Management Proxy Circular, together with the Board’s response. The proposal represents the view of True North.
The Board’s response, including its recommendation to vote AGAINST the proposal, follows the proposal.
Shareholder Proposal - Amendments to By-Law No. A3
The following is added as the last sentence of Section 10.08:
Notwithstanding the foregoing, in the event that any shareholder is soliciting proxies not relying on Section 112(1.1) of the Act (a “Contesting Shareholder”) in relation to a meeting (a “Contested Meeting”), the chairperson for the Contested Meeting shall be an individual mutually agreed by the Corporation and the Contesting Shareholder.
New Sections 4.22, 5.06, 10.20, 10.21 and 10.22 are added:
4.22 Proper Purpose
The directors must only exercise their powers for the purposes for which they are conferred under applicable law (and not for improper collateral purposes), acting in good faith with reasonable grounds for their belief.
5.06 Mandate, etc.
The board and its committees shall comply with their mandates and charters as they comply with the by-laws.
10.20 Contested Meetings
In the event of a Contested Meeting: (i) the Corporation and the Contesting Shareholder shall agree to a procedure protocol for the Contested Meeting; (ii) a universal proxy will be used for the election of directors; (iii) in person attendance will be permitted; (iv) the Corporation will share all ledgers held by securities intermediaries with the Contesting Shareholder; and (v) proxies will be maintained for inspection for a period of six months after the Contested Meeting.
10.21 No Vote Buying
Subject at all times to the duties of the directors under applicable law, from the time that a shareholder becomes a Contesting Shareholder, the Corporation shall not enter into any agreement with any other shareholder by which an individual(s) identified by that shareholder is appointed or nominated for election as a director in exchange for that shareholder’s voting support, unless that shareholder is also a good faith Contesting Shareholder. The Corporation shall not pay any fees to broker intermediaries for proxies.
10.22 Reimbursement
(a) Subject at all times to the duties of the directors under applicable law, in any of the following events the Corporation will promptly reimburse the Contesting Shareholder for the reasonable costs (evaluated by the directors, acting reasonably) it has incurred (and which may be ongoing) in connection with the event upon delivery by the Contesting Shareholder of evidence of the payment of the expense:
i.     the Corporation engages in any litigation or regulatory proceeding against the Contesting Shareholder;
ii.     the Contesting Shareholder engages in any litigation or regulatory proceeding against the Corporation (including to enforce this by-law);

iii.     in connection with a Contested Meeting, the Corporation nominates for election as a director a nominee originally put forward by the Contesting Shareholder; or
iv.     the Contesting Shareholder is successful in any matter related to a Contested Meeting.
(b) Any payment by the Corporation to a Contesting Shareholder under paragraph 10.22(a)(i) or 10.22(a)(ii) shall be under agreement by the Contesting Shareholder that if it is unsuccessful in the litigation or regulatory proceeding, the Contesting Shareholder will promptly refund the amounts paid to the Contesting Shareholder by the Corporation.
Board Response
The Board believes that the novel and prescriptive provisions set out in the proposal are not necessary to advance the interests of the Company and would, in fact, limit the Board’s ability to take actions it considers appropriate and consistent with its statutory obligations, while introducing significant uncertainty as to the interpretation and application of the proposed provisions. After careful review and consideration of the foregoing proposal by management of the Company and the Board, the Board recommends voting AGAINST the proposal, for the reasons outlined below.
The Board believes that the Company’s approach to corporate governance is consistent with established and recognized governance practices for corporations incorporated under Ontario law that are also subject to additional requirements and guidelines as a consequence of Canadian and U.S. stock exchange listings. The Company adheres to, and is in compliance with, corporate governance requirements under the Business Corporations Act (Ontario), applicable Canadian securities laws, U.S. federal securities legislation and the requirements of the SEC, NYSE and TSX. These requirements are also supplemented by judicial and regulatory interpretations of statutory, charter and by-law provisions from time to time.
The Board’s fundamental obligation is to act in the best interests of the Company. To that end, the Board believes that the Company, like other cross-listed public companies, and its stakeholders are best served by the Board’s adoption of, and adherence to, corporate governance requirements, guidelines and practices that are widely adopted and understood in the marketplace, that are clearly drafted and applicable to the Company’s circumstances, and that can be consistently interpreted and applied by the Company and its peer issuers. Additional commentary on the specific provisions of the proposal follows:
•Proposed New Section 4.22 – Proper Purpose Amendment – Directors’ duties under corporate law are established and well-understood. To the extent the proposed ‘proper purpose’ provision does not purport to expand the scope of directors’ duties under common law and legislative standards, it is unnecessary; to the extent it does, it would result in an inappropriate constraint on the ability of directors to act responsibly in accordance with their duties and creates uncertainty because the standard that is purported to be imposed by the ‘proper purpose’ provision is unclear.
•Proposed New Section 5.06 – Mandate Amendment – The mandate of the Board and the charters of its standing committees are governance tools intended to guide the exercise of oversight and judgment and are intentionally distinct in legal status from the Company’s by-laws. Requiring strict compliance with the mandate and charters would inappropriately elevate internal governance guidelines to binding constitutional instruments and could expose the Company and its directors to unintended legal consequences. The mandate and charters are designed to be reviewed regularly and amended by Board resolution when appropriate, and this flexibility is necessary to enable the Board to adapt its governance practices to respond efficiently to changing risks and other specific circumstances.
•Proposed Addition to Section 10.08 and New Section 10.20 – Contested Meeting Procedure Amendments
•Corporate and securities laws carefully set out the baseline standard for the conduct of a contested meeting and the rights of shareholders, including contesting shareholders. In exercising their duties, the Board and management can agree to additional procedures for a contested meeting (including those outlined in the proposed ‘contested meeting procedure’ amendments) as appropriate to the extent that they are in line with best practices, in the best interests of the company and its stakeholders, and warranted by the particular circumstances of the shareholder meeting.
•As a cross-listed issuer, the Company is subject to (and complies with) U.S. rules regarding universal proxies and therefore including the language included in the proposed new section 10.20 is unnecessary.
•Establishing specific requirements in advance, without reference to the nature of the contested meeting, limits the ability of the Board and management to exercise their respective informed judgments in exercising their fiduciary duties.
•The ‘contested meeting procedure’ amendments grant excessive power to the ‘Contesting Shareholder’, who has no fiduciary duties or other requirement to act reasonably or in the best interests of the Company and its stakeholders.
•Proposed New Section 10.21 – Voting Agreement Limitation Amendment – Limitations on the ability of the Company to enter into voting agreements with other non-contesting shareholders is inconsistent with the exercise of the directors’ fiduciary duties. There could be a number of reasons, consistent with the directors’ fiduciary duties, for the Company to agree to appoint or nominate a director based on an agreement with another shareholder. The directors are presumed by law to be acting in good faith. Reversing the onus on the Board to demonstrate that any such agreement is required by applicable law fetters the discretion of the Board in exercising its duties in a manner which is not in the Company’s best interest.
•Proposed New Section 10.22 – Reimbursement Amendment – Non-discretionary reimbursement requirements are also inconsistent with the unfettered exercise of the directors’ fiduciary duties and may encourage frivolous or speculative shareholder litigation or contested meetings, given the protections afforded to any contesting shareholder, regardless of the nature of their proposal, and whether it is in the Company’s best interest. The loser-pays costs regime is intended to disincentivize unmeritorious disputes and this proposal undermines the purpose of that principle.
•The proposal does not specify in what matters the ‘Contesting Shareholder’ would be acting and would therefore apply to any shareholder proposal, no matter how frivolous or contrary to the best interests of the Company and its stakeholders. If accepted, the proposal would grant powers to ‘Contesting Shareholders’ where no fiduciary or other duties are also imposed while simultaneously restricting the power and discretion of Board, whose actions and decisions are already subject to the requirement to act in accordance with their fiduciary duties.

BlackBerry

Computershare
320 Bay Street, 14th Floor
Toronto, ON M5H 4A6
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General and Special Meeting to be held on June 25, 2026

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder of common shares of the Company ("Common Shares") has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**

2. If the Common Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management of the Company to the holder.

5. **The Common Shares represented by this proxy will be voted or withheld from voting as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted FOR the matters listed in items 1-6 and AGAINST item 7.**

6. The Common Shares represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the Common Shares will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8. This proxy should be read in conjunction with the accompanying Notice of Meeting and Management Proxy Circular of the Company.

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Proxies submitted must be received by 10:00 a.m., Eastern Time, on June 23, 2026.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

To Virtually Attend the Meeting

- You can attend the meeting virtually by visiting the URL provided on the back of this document.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

02673C

Appointment of Proxyholder

I/We being holder(s) of securities of BlackBerry Limited (the "Company") hereby appoint: Richard Lynch, Board Chair, or failing this person, John J. Giamatteo, Chief Executive Officer of the Company (the "Management Nominees")

OR

Print the name of the person you are appointing if this person is someone other than Richard Lynch or John J. Giamatteo.

Note: If completing the appointment box above YOU MUST go to https:// www.computershare.com/blackberry and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with an invite code to gain entry to the online meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, FOR the matters listed in items 1-6 and AGAINST item 7) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders (the "Meeting") of the Company to be held online at https://meetnow.global/MJSLNAS, on June 25, 2026 at 10:00 a.m. (Eastern Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Lisa Bahash	☐	☐	02. Philip Brace	☐	☐	03. Lisa Disbrow	☐	☐
04. John J. Giamatteo	☐	☐	05. Richard Lynch	☐	☐	06. Barry Mainz	☐	☐
07. Lori O'Neill	☐	☐	08. Wayne Wouters	☐	☐			

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	For	Withhold
2. Re-appointment of Auditors – Resolution approving the re-appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the Board of Directors to fix their remuneration.	☐	☐

	For	Against	Abstain
3. Approval of Unallocated Entitlements under the DSU Plan – Resolution approving unallocated entitlements under the Company's Deferred Share Unit Plan for directors as disclosed in the Management Proxy Circular for the Meeting.	☐	☐	☐
4. Approval of Amendments to the ESPP – Resolution approving amendments to the Company's Employee Share Purchase Plan as disclosed in the Management Proxy Circular for the Meeting.	☐	☐	☐
5. Advisory Vote on Executive Compensation – Non-binding advisory resolution that the shareholders accept the Company's approach to executive compensation as disclosed in the Management Proxy Circular for the Meeting.	☐	☐	☐

A FOR vote on this proposal is a vote for a frequency of 1 YEAR:

	1 Year	2 Years	3 Years
6. Advisory Vote on Frequency of Say on Pay Vote – Non-binding advisory resolution on how frequently the Company should hold the non-binding advisory vote on the Company's approach to executive compensation.	☐	☐	☐

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	For	Against	Abstain
7. Shareholder Proposal – Shareholder proposal as disclosed in the Management Proxy Circular for the Meeting.	☐	☐	☐

Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**

If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

Signature(s)

Signing Capacity

Date

DD / MM / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

R I M Q 391654 A R 1

02674C